As filed with the Securities and Exchange Commission on November 30, 2007.

Registration No. 811-5824

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 23

DOMINI SOCIAL TRUST

(Exact Name of Registrant as Specified in Charter)

536 Broadway, 7th Floor, New York, New York 10012

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: 212-217-1100

Amy Domini Thornton

Domini Social Investments LLC

536 Broadway, 7th Floor

New York, New York 10012

(Name and Address of Agent for Service)

Copy To:

Roger P. Joseph, Esq.

Bingham McCutchen LLP

150 Federal Street

Boston, Massachusetts 02110

EXPLANATORY NOTE

Domini Social Trust (the “Master Trust”), formerly known as the Domini Social Index Portfolio, has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Domini Social Equity Trust, the Domini European Social Equity Trust, the Domini European PacAsia Social Equity Trust and the Domini PacAsia Social Equity Trust (the “Portfolios”), each a series of the Master Trust, are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolios.

PART A

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Item 4. Investment Objective, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

INVESTMENT OBJECTIVE

Each of the Domini Social Equity Trust (the “Equity Trust”), the Domini European Social Equity Trust (the “European Equity Trust”), the Domini European PacAsia Social Equity Trust (the “European PacAsia Equity Trust”) (formerly the “Domini EuroPacific Social Equity Trust”), and the Domini PacAsia Social Equity Trust (the “PacAsia Equity Trust”) seeks to provide its investors with long-term total return.

There can be no guarantee that the Equity Trust, the European Equity Trust, the European PacAsia Equity Trust and the PacAsia Equity Trust (each a “Portfolio” and collectively the “Portfolios”) will be able to achieve their investment objective. The investment objective of a Portfolio may be changed without the approval of that Portfolio’s investors, but investors will be given notice at least 30 days before any change is implemented. Management currently has no intention to change any Portfolio’s investment objective.

INVESTMENT STRATEGIES

Primary Investment Strategies

EQUITY TRUST

The Equity Trust primarily invests in stocks of U.S. companies. The Equity Trust’s investment apporach incorporates the social and environmental standards of Domini Social Investments (Domini or the Manager).

Under normal circumstances, at least 80% of the Equity Trust’s assets will be invested in equity securities and related investments with similar economic characteristics. The Equity Trust will provide investors with at least 60 days’ prior written notice if it changes this 80% policy. The Equity Trust may invest in companies of any capitalization, but under normal market conditions will invest primarily in mid-cap to large-cap U.S. companies. Domini defines mid- and large-cap companies to be those companies with a market capitalization at the time of purchase between $2 and $10 billion, or greater than $10 billion, respectively. It is expected that at least 80% of the Equity Trust’s assets will be invested in mid- to large-cap companies under normal market conditions.

While the Portfolio’s submanager expects that most of the securities held by the Portfolio will be traded in U.S. securities markets, some could be traded outside the region (or in equivalent shares such as American Depository Receipts).

Domini evaluates the Portfolio’s potential investments against its social and environmental standards based on the businesses in which they engage, as well as on the quality of their relations with key stakeholders, including communities, customers, ecosystems, employees, investors, and suppliers. For additional information about the standards Domini uses to evaluate potential investments and the securities held by the Portfolio, and certain limitations on investments, please see “Socially Responsible Investing.” Domini reserves the right to alter its social and environmental standards or the application of those standards, or to add new standards, at any time without shareholder approval.

The Portfolio’s submanager uses a proprietary quantitative model to select investments from among those Domini has determined are eligible for investment. The submanager seeks to invest in securities that it believes are undervalued by the market and favorably positioned according to certain market indicators such as earnings growth and price momentum. The submanager seeks to add value through stock selection and manage risk through portfolio construction. Portfolio sector weights are managed relative to the Portfolio’s benchmark; consequently, the Portfolio may invest a significant percentage of its assets in a single sector if that sector represents a large proportion of the benchmark.

Under normal circumstances, the submanager will seek to remove a security from the Portfolio within 90 days if Domini determines that an investment in such security is not consistent with its social and environmental standards. Such determinations may cause the Portfolio to dispose of a security at a time when it may be disadvantageous to do so. At Domini’s discretion, such investments may be retained by the Portfolio to support shareholder advocacy activities.

EUROPEAN EQUITY TRUST

The European Equity Trust primarily invests in stocks of European companies. The European Equity Trust’s investment approach incorporates the social and environmental standards of Domini Social Investments (Domini or the Manager).

Under normal circumstances, at least 80% of the European Equity Trust’s assets will be invested in equity securities and related investments of European companies. For purposes of this policy, European companies include (1) companies organized or principally traded in a European country; (2) companies having at least 50% of their assets in, or deriving 50% or more of their revenues or profits from, a European country; (3) issuers who are European governments and agencies or underlying instrumentalities of European governments; and (4) issuers whose economic fortunes and risks are otherwise linked with a European market (as determined by the Portfolio’s submanager). For purposes of this policy, European countries include those countries represented by companies in the MSCI All Country Europe Index. The European Equity Trust will provide shareholders with at least 60 days’ prior written notice if it changes this 80% policy.

The Portfolio may invest in companies of any capitalization, but under normal market conditions will invest primarily in mid- to large-cap companies. Domini defines mid- and large-cap companies to be those companies with a market capitalization at the time of purchase between $2 and $10 billion, or greater than $10 billion, respectively. It is expected that at least 80% of the Portfolio’s assets will be invested in mid- to large-cap companies under normal market conditions.

The Portfolio may invest in securities of both developed and emerging market countries. While the Portfolio’s submanager expects that most of the securities held by the Portfolio will be traded in European securities markets (or in equivalent shares such as American Depository Receipts, European

Depository Receipts, Global Depository Receipts, or other securities representing underlying shares of foreign companies), some could be traded outside the region.

Domini evaluates the Portfolio’s potential investments against its social and environmental standards based on the businesses in which they engage, as well as on the quality of their relations with key stakeholders, including communities, customers, ecosystems, employees, investors, and suppliers. For additional information about the standards Domini uses to evaluate potential investments and the securities held by the Portfolio, and certain limitations on investments, please see “Socially Responsible Investing.” Domini reserves the right to alter its social and environmental standards or the application of those standards, or to add new standards, at any time without shareholder approval.

The Portfolio’s submanager uses a proprietary quantitative model to select investments from among those Domini has determined are eligible for investment. The submanager seeks to invest in securities that it believes are undervalued by the market and favorably positioned according to certain market indicators such as earnings growth and price momentum. The submanager seeks to add value through stock selection and manage risk through portfolio construction. Portfolio sector weights are managed relative to the Portfolio’s benchmark; consequently, the Portfolio may invest a significant percentage of its assets in a single sector if that sector represents a large proportion of the benchmark.

Under normal circumstances, the submanager will seek to remove a security from the Portfolio within 90 days if Domini determines that an investment in such security is not consistent with its social and environmental standards. Such determinations may cause the Portfolio to dispose of a security at a time when it may be disadvantageous to do so. At Domini’s discretion, such investments may be retained by the Portfolio to support shareholder advocacy activities.

EUROPEAN PACASIA EQUITY TRUST

(FORMERLY THE “DOMINI EUROPACIFIC SOCIAL EQUITY TRUST”)

The European PacAsia Equity Trust primarily invests in stocks of European and Asia-Pacific companies. The European PacAsia Equity Trust’s investment approach incorporates the social and environmental standards of Domini Social Investments (Domini or the Manager).

Under normal circumstances, at least 80% of the Portfolio’s assets will be invested in equity securities and related investments of European and Asia-Pacific companies. For purposes of this policy, these companies may include, but are not limited to, (1) companies organized or principally traded in a European or Asia-Pacific country; (2) companies having at least 50% of their assets in, or deriving 50% or more of their revenues or profits from, a European or Asia-Pacific country; (3) issuers who are European or Asia-Pacific governments and agencies or underlying instrumentalities of European or Asia-Pacific governments; and (4) issuers whose economic fortunes and risks are otherwise linked with a European or Asia-Pacific market (as determined by the Portfolio’s submanager). For purposes of this policy, European and Asian countries include those countries represented by companies in the MSCI All Country Europe Index and MSCI All Country Asia Pacific Index, respectively. The European PacAsia Equity Trust will provide investors with at least 60 days’ prior notice if it changes this 80% policy.

The Portfolio may invest in companies of any capitalization but under normal market conditions will invest primarily in mid- to large-cap companies. Domini defines mid- and large-cap companies to be those companies with a market capitalization at the time of purchase between $2 and $10 billion, or greater than $10 billion, respectively. It is expected that at least 80% of the Portfolio’s assets will be invested in mid- to large-cap companies under normal market conditions.

The Portfolio may invest in securities of both developed and emerging market countries. While the Portfolio’s submanager expects that most of the securities held by the Portfolio will be traded in European or Asia-Pacific securities markets (or in equivalent shares such as American Depository Receipts, European Depository Receipts, Global Depository Receipts, or other securities representing underlying shares of foreign companies), some could be traded outside these regions.

Domini evaluates the Portfolio’s potential investments against its social and environmental standards based on the businesses in which they engage, as well as on the quality of their relations with key stakeholders, including communities, customers, ecosystems, employees, investors, and suppliers. For additional information about the standards Domini uses to evaluate potential investments and the securities held by the Portfoli, and certain limitations on investments, please see “Socially Responsible Investing.” Domini reserves the right to alter its social and environmental standards or the application of those standards, or to add new standards, at any time without shareholder approval.

The Portfolio’s submanager uses a proprietary quantitative model to select investments from among those Domini has determined are eligible for investment. The submanager seeks to invest in securities that it believes are undervalued by the market and favorably positioned according to certain market indicators such as earnings growth and price momentum. The submanager seeks to add value through stock selection and manage risk through portfolio construction. Portfolio sector weights are managed relative to the Portfolio’s benchmark; consequently, the Portfolio may invest a significant percentage of its assets in a single sector if that sector represents a large proportion of the benchmark.

Under normal circumstances, the submanager will seek to remove a security from the Portfolio within 90 days if Domini determines that an investment in such security is not consistent with its social and environmental standards. Such determinations may cause the Portfolio to dispose of a security at a time when it may be disadvantageous to do so. At Domini’s discretion, such investments may be retained by the Portfolio to support shareholder advocacy activities.

Prior to November 30, 2007, the European PacAsia Social Equity Trust was called the “Domini EuroPacific Social Equity Trust”.

PACASIA EQUITY TRUST

The PacAsia Equity Trust primarily invests in stocks of Asia-Pacific companies. The Portfolio’s investment approach incorporates the social and environmental standards of Domini Social Investments (Domini or the Manager).

Under normal circumstances, at least 80% of the Portfolio’s assets will be invested in equity securities and related investments of companies tied economically to the Asia-Pacific region. For purposes of this policy, these companies may include, but are not limited to, (1) companies organized or principally traded in an Asia-Pacific country; (2) companies having at least 50% of their assets in, or deriving 50% or more of their revenues or profits from, an Asia-Pacific country; (3) issuers who are Asia-Pacific governments and agencies or underlying instrumentalities of Asia-Pacific governments; and (4) issuers whose economic fortunes and risks are otherwise linked with an Asia-Pacific market (as determined by the Portfolio’s submanager). For purposes of this policy, Asia-Pacific countries include those countries represented by companies in the MSCI All Country Asia Pacific Index. The PacAsia Equity Trust will provide investors with at least 60 days’ prior notice if it changes this 80% policy.

The Portfolio may invest in companies of any capitalization but under normal market conditions will invest primarily in mid- to large-cap companies. Domini defines mid- and large-cap companies to be those companies with market capitalization at the time of purchase between $2 and

$10 billion, or greater than $10 billion, respectively. It is expected that at least 80% of the Portfolio’s assets will be invested in mid- to large-cap companies under normal market conditions.

The Portfolio may invest in securities of both developed and emerging market countries. While the Portfolio’s submanager expects that most of the securities held by the Portfolio will be traded in Asia-Pacific securities markets (or in equivalent shares such as American Depository Receipts, European Depository Receipts, Global Depository Receipts, or other securities representing underlying shares of foreign companies), some could be traded outside the region.

Domini evaluates the Portfolio’s potential investments against its social and environmental standards based on the businesses in which they engage, as well as on the quality of their relations with key stakeholders, including communities, customers, ecosystems, employees, investors, and suppliers. For additional information about the standards Domini uses to evaluate potential investments and the securities held by the Portfolio, and certain limitations on investments, please see “Socially Responsible Investing.” Domini reserves the right to alter its social and environmental standards or the application of those standards, or to add new standards, at any time without shareholder approval.

The Portfolio’s submanager uses a proprietary quantitative model to select investments from among those Domini has determined are eligible for investment. The submanager seeks to invest in securities that it believes are undervalued by the market and favorably positioned according to certain market indicators such as earnings growth and price momentum. The submanager seeks to add value through stock selection and manage risk through portfolio construction. Portfolio sector weights are managed relative to the Portfolio’s benchmark; consequently, the Portfolio may invest a significant percentage of its assets in a single sector if that sector represents a large proportion of the benchmark.

Under normal circumstances, the submanager will seek to remove a security from the Portfolio within 90 days if Domini determines that an investment in such security is not consistent with its social and environmental standards. Such determinations may cause the Portfolio to dispose of a security at a time when it may be disadvantageous to do so. At Domini’s discretion, such investments may be retained by the Portfolio to support shareholder advocacy activities.

PRIMARY RISKS

Each Portfolio’s total return, like the stock market in general, may fluctuate widely. As with any mutual fund, you could lose money on your investment in a Portfolio. An investment in a Portfolio is not a bank deposit and is not insured or guaranteed. There can be no guarantee that the Portfolio will be able to achieve its investment objective. The Primary Risks of each Portfolio are described below:

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Country Risk. (Primary Risk for European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust). Although the Portfolio expects to diversify its investments primarily among various countries in the European and/or Asia-Pacific regions, as applicable, it may hold a large number of securities in a single country. If the Portfolio concentrates its investments in a particular country, it bears the risk that economic, political, and social conditions in that country will have a significant impact on Portfolio performance.

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Currency Risk. (Primary Risk for European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust). The Portfolio’s share price is denominated in U.S. dollars. Fluctuations between the U.S. dollar and foreign currency exchange rates could negatively affect the value of the Portfolio’s investments. The Portfolio will benefit when foreign currencies strengthen against the dollar and will be hurt when foreign currencies weaken against the dollar.

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Emerging Markets Risk. (Primary Risk for European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust). The Portfolio may hold a significant number of companies that are tied economically to emerging market countries in Central and Eastern Europe and/or in the Asia-Pacific region. The securities markets in these and other emerging countries are less liquid, are subject to greater price volatility, have smaller market capitalizations, have less government regulation, and are not subject to as extensive and frequent accounting, financial, and other reporting requirements as the securities markets of more-developed countries. Further, investment in equity securities of issuers located in emerging countries involves risk of loss resulting from problems in share registration and custody, and substantial economic and political disruptions. These risks are not normally associated with investments in more-developed countries.

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Foreign Investing Risk. (Primary Risk for Equity Trust, European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust). Investing in securities of companies tied economically to the European and/or Asia-Pacific regions may represent a greater degree of risk than investing in U.S. securities due to political, social, and economic developments abroad, such as political upheaval or financial troubles. Additionally, there is risk resulting from the differences between the regulations to which U.S. and foreign issuers and markets are subject, such as accounting, auditing, and financial reporting standards and practices, and the degree of government oversight and supervision. These factors can make foreign investments more volatile and potentially less liquid than U.S. investments. In addition, foreign markets can perform differently from the U.S. market.
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Geographic Concentration Risk. (Primary Risk for European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust). The Portfolio will be largely invested in companies based in European and/or Asia-Pacific regions. Market changes or other factors affecting these regions, including political instability and unpredictable economic conditions, could have a significant impact on the Portfolio due to its regional concentration.

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Information Risk. (Primary Risk for Equity Trust, European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust). To evaluate an issuer’s social and environmental performance and/or certain markets, sectors, or geographic regions, Domini generally relies on information that is provided by third parties or is self-reported by issuers. Therefore, there is a risk in certain circumstances (e.g., Asia-Pacific and emerging market regions) that sufficient information may not be readily available, complete, or accurate, or may be biased. This may affect the way Domini’s standards are applied in a particular situation. In certain circumstances, this may lead Domini to avoid certain issuers, markets, industries, sectors or geographic regions.

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Market Risk. (Primary Risk for Equity Trust, European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust). The value of the securities in which the Portfolio invests may decline significantly in response to adverse issuer, political, regulatory, market, or economic developments in the Unites States or abroad. Different parts of the market can react differently to these developments. To the extent that the Portfolio concentrates more of its investments in a particular sector of a market, the Portfolio will be more susceptible to any economic, social or political factors affecting that sector.

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Mid- to Large-Cap Companies. (Primary Risk for Equity Trust, European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust). Under normal circumstances, the Portfolios will invest primarily in mid-cap to large-cap companies. Mid-cap and large-cap stocks tend to go through cycles when they do better, or worse, than other asset classes or the stock market overall. The performance of each investor’s investment will be affected by these market trends. The Portfolios reserve the right to invest in companies of any capitalization, including small cap companies that are more likely to have more limited product lines, fewer capital resources and less depth of management than larger companies.

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Portfolio Turnover Risk. (Primary Risk for Equity Trust, European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust). The Portfolio will be actively managed and may have a high portfolio turnover rate. Changes to the investments of the Portfolio may be made regardless of the length of time particular investments have been held. A high portfolio turnover rate generally involves greater expenses, including brokerage commissions and other transactional costs, which may have an adverse impact on performance. The portfolio turnover rate of the Portfolio will vary from year to year, as well as within a year.

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Sector Concentration Risk. (Primary Risk for Equity Trust, European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust). The Portfolio’s benchmark index may be concentrated in specific sectors at various times. Because a Portfolio’s portfolio sector concentration may be managed to the benchmark, the Portfolio may hold a large percentage of securities in a single sector (e.g., financials). If the Portfolio holds a large percentage of securities in a single sector, its performance will be tied closely to and affected by the performance of that sector.

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Socially Responsible Investing. (Primary Risk for Equity Trust, European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust). Since the Portfolio seeks to make sustainable investments that are consistent with Domini’s social and environmental standards, it may choose to sell, or not purchase, investments that are otherwise consistent with its investment objective. In general, the alignment of Fund holdings with Domini’s social and environmental standards may affect the Portfolio’s exposure to certain issuers, industries, and sectors that may impact the relative financial performance of the Portfolio — positively or negatively — depending on whether such investments are in or out of favor.

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Style Risk. (Primary Risk for Equity Trust, European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust). The submanager’s quantitative stock selection approach seeks to identify stocks it believes are both undervalued by the market and favorably positioned according to earnings growth and price momentum. There is a risk that this approach may fail to produce the intended results, for example, if stocks remain undervalued during a given period, or because of a failure to anticipate which stocks or industries would benefit from changing market or economic conditions.

SOCIALLY RESPONSIBLE INVESTING

In the course of pursuing their own financial objectives, socially responsible investors seek also to use their investments to create a fairer and more sustainable world. Domini believes that, by factoring sustainability standards into their investment decisions, investors can encourage greater corporate responsibility. The use of social and environmental standards may also help to identify companies that are led by more enlightened management, are focused on the creation of long-term value, and are better able to meet the needs of their stakeholders and of the planet.

Each of the Portfolios incorporates Domini’s social and environmental standards into its investment process. We believe the use of these standards in the investment process helps to more effectively align the financial markets with societal needs, build demand for data on corporate social and environmental performance, and communicate the expectations of socially responsible investors to issuers and the broader investment community. When appropriate, we engage in dialogue with the management of companies held by the Portfolios urging them to address the social and environmental impacts of their operations. In addition, we seek to vote all company proxies in accordance with Domini’s published guidelines, which cover a wide range of social, environmental, and corporate governance matters.

The Social and Environmental Standards Applied to the Portfolios

Two fundamental principles underlie Domini’s social and environmental standards: the promotion of human dignity and the enrichment of our natural environment. Domini views these twin goals as crucial to a healthier, wealthier, and more sustainable world.

Domini believes that its standards can help identify strong long-term investments, as well as highlight companies and other issuers that enrich society and the environment. Domini seeks to understand each company’s response to what Domini determines to be the key social and environmental challenges it faces. In doing so, Domini evaluates potential investments agains its social standards based on the businesses in which they engage, as well as on the quality of the company’s relations with key stakeholders, including, communities, customers, ecosystems, employees, investors, and suppliers. The standards support investment in companies that cultivate the skills and talents of their employees, that earn the trust and respect of their customers, suppliers, and investors, that strengthen their local communities, and that enhance the ecosystems. Domini believes that companies have important opportunities to invest in these partnerships with society and the environment and, in turn, to be rewarded by them. Domini also recognizes that companies can create substantial risks — financial, social, and environmental — when they fail to manage these partnerships appropriately.

Domini believes that the provision of certain goods and services by publicly traded corporations is fundamentally misaligned with its standards. Therefore, Domini will seek to avoid investment in firms that it determines to be sufficiently involved with such offerings to warrant exclusion. These goods and services include, but may not be limited to, alcohol, tobacco, gambling, nuclear power, and military weapons.

Domini will often determine that an investment is consistent with its standards even when the issuer’s profile reflects a mixture of positive and negative social and environmental characteristics. Domini recognizes that relationships with key stakeholders are complicated and that even the best of companies often run into problems day to day. Domini’s approach recognizes that a company with a mixed record may still be effectively grappling with the important issues in its industry. The Portfolios will invest in companies with a combination of controversies and praiseworthy initiatives.

Domini’s standards may also limit a Fund’s investment in certain geographic areas due to prevailing political conditions that Domini believes affect the social and environmental performance of companies in those regions. In addition, Domini’s standards currently prohibit investment by the Portfolios in U.S. Treasuries, the general obligation securities issued by the U.S. government. While Domini recognizes that these securities support many public goods essential for our society, it has adopted this policy to reflect serious concerns about the risks posed by our country’s nuclear weapons arsenal and continuing large military expenditures.

Domini’s interpretation and application of its social and environmental standards are subjective and may evolve over time. In addition, in response to business practices in different regions of the world Domini may determine that it is necessary to reinterpret or customize its social and environmental standards for a particular region.

Domini’s social and environmental standards are designed to reflect many of the standards widely used by socially responsible investors. However, you may find that some Fund holdings do not reflect your social or environmental standards. You may wish to review a list of the holdings in a Fund’s portfolio to decide if they meet your personal standards. To obtain portfolio holdings information, please refer to “Additional Investment Strategies, Risk, and Portfolio Holdings Information.”

Engagement

Each year, the Domini Funds seek to raise issues of social and environmental performance with the management of certain companies through proxy voting, dialogue with mangement, and by filing shareholder resolutions, where appropriate. In European and Asia-Pacific countries, various barriers, including regulatory systems, geography, and language, may impair a Fund’s ability to use its influence effectively. In particular, due to onerous regulatory barriers, the Domini Funds do not generally expect to file shareholder resolutions outside the United States.

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Domini may, at its discretion, choose to change its social or environmental standards, add additional standards, or modify the application of the standards listed above, to a Portfolio, at any time, without investor approval. This will impact investments held by a Portfolio, and may cause certain companies, sectors, industries, or countries to be dropped from or added to a Portfolio’s investment portfolio. In addition, Domini reserves the right to vary the application of these standards to a Portfolio, depending, for example, on such factors as asset class, industry and sector representation, market capitalization, investment style, access to quality data on an issuer’s social or environmental performance, and cultural and political factors that may vary by region or country.

ADDITIONAL INVESTMENT STRATEGIES, RISK, AND PORTFOLIO HOLDINGS INFORMATION

The Equity Trust provides investors with exposure to a core portfolio of companies based in the United States. The Portfolio also may hold up to 15% of its assets in companies organized or principally traded outside of the United States.

The European Equity Trust and PacAsia Equity Trust provide investors with exposure to a core portfolio of companies based in Europe and the Asia-Pacific region, respectively. The European PacAsia Equity Trust provides investors with exposure to a core portfolio of companies based in Europe and the Asia-Pacific region. Each of these Portfolios is expected to invest at least 80% of its assets in equity securities and related investments tied economically to its applicable region(s).

Each Portfolio’s investments are selected from a universe of securities that Domini has identified as eligible for investment based on its evaluation against Domini’s social and environmental standards. In seeking to achieve a Portfolio’s investment objective, the submanager applies a quantitative stock selection approach to potential holdings within a disciplined portfolio construction framework. The disciplined portfolio construction process seeks to manage risk and ensure that the Portfolio’s holdings and characteristics are consistent with a Portfolio’s investment objective. The submanager’s quantitative stock selection process uses multiple factors to determine a security’s attractiveness. The factors can be grouped loosely into “value” and “momentum” categories. Valuation factors compare securities within sectors based on measures such as price ratios and balance sheet strength. Momentum focuses on stocks with favorable earnings and stock price momentum to assess the appropriate time for purchase. The quantitative analysis favors stocks that appear to be both inexpensive according to the value factors and well-positioned according to earnings growth and price momentum factors. The weight of each factor and category varies by industry and region. The submanager will seek to buy the most attractive stocks and sell the least attractive stocks, within reasonable turnover constraints.

At Domini’s discretion and subject to Domini’s social and environmental standards, some of a Portfolio’s assets may be used to maintain positions in certain investments for various reasons, including shareholder advocacy purposes.

Use of Depository Receipts

Securities of foreign issuers may be purchased directly or through depository receipts, such as American Depository Receipts (ADRs), European Depository Receipts (EDRs), and Global Depository Receipts (GDRs), or other securities representing underlying shares of foreign companies. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement. The use of all such instruments is subject to Domini’s social and environmental standards.

Use of Options, Futures, and Other Derivatives

Although it is not a principal investment strategy, each Portfolio may purchase and sell options, enter into futures contracts, and/or utilize other derivative contracts and securities with respect to stocks, bonds, groups of securities (such as financial indexes), foreign currencies, interest rates, or inflation indexes. A Portfolio may also utilize derivative instruments, such as equity-linked securities, to gain exposure to certain emerging markets, but not as a principal investment strategy. These techniques, which are incidental to a Portfolio’s primary strategy, permit the Portfolio to gain exposure to a particular security, group of securities, currency, interest rate, or index, and thereby have the potential for a Portfolio to earn returns that are similar to those that would be earned by direct investments in those securities or instruments. The use of all such instruments is subject to Domini’s social and environmental standards.

These techniques are also used to manage risk by hedging a Portfolio’s portfolio investments. Hedging techniques may not always be available to a Portfolio, and it may not always be feasible for a Portfolio to use hedging techniques even when they are available.

Derivatives have risks, however. If the issuer of the derivative instrument does not pay the amount due, the Portfolio could lose money on the instrument. In addition, the underlying security or investment on which the derivative is based, or the derivative itself, may not perform the way the Portfolio’s submanager expected. As a result, the use of these techniques may result in losses to the Portfolio or increase volatility in the Portfolio’s performance. Some derivatives are sophisticated instruments that typically involve a small investment of cash relative to the magnitude of risks assumed. Derivative securities are subject to market risk, which could be significant for those that have a leveraging effect.

Turnover Rate

The annual portfolio turnover rate for each Portfolio is expected to be within a range of 70% to 110%. The sale of securities may produce capital gains, which may be taxable to a Portfolio’s investors. Active trading may result in increased transaction costs.

Cash Reserves

Although each of the Portfolios seeks to be fully invested at all times, each keeps a small percentage of its assets in cash or cash equivalents. These reserves provide each Portfolio with flexibility to meet redemptions and expenses, and to readjust its portfolio holdings. Each Portfolio may hold these cash reserves uninvested or may invest them in high-quality, short-term debt securities issued by agencies or instrumentalities of the U.S. government, bankers’ acceptances, commercial paper, certificates of deposit, bank deposits, or repurchase agreements. Some of the investments may be with community development banks and financial institutions and may not be insured by the FDIC. All such securities are subject to Domini’s social and environmental standards.

Illiquid Securities

Each Portfolio may not invest more than 15% of its net assets in illiquid securities, which may be difficult to value properly and may involve greater risks than liquid securities. Illiquid securities include those legally restricted as to resale, and may include commercial paper issued pursuant to Section 4(2) of the Securities Act of 1933 and securities eligible for resale pursuant to Rule 144A thereunder. Certain Section 4(2) and Rule 144A securities may be treated as liquid securities if the Manager determines that such treatment is warranted. Even if determined to be liquid, holdings of these securities may increase the level of Portfolio illiquidity if eligible buyers become uninterested in purchasing them.

Temporary Investments

Each Portfolio may temporarily use a different investment strategy for defensive purposes in response to market conditions, economic factors, or other occurrences. This may adversely affect a Portfolio’s performance. You should note, however, that the Portfolios have not used a different investment strategy for defensive purposes in the past and may decide not to do so in the future — even in the event of deteriorating market conditions.

Securities Lending

Consistent with applicable regulatory policies, including those of the Board of Governors of the Federal Reserve System and the SEC, each of the Portfolios may make loans of its securities to member banks of the Federal Reserve System and to broker-dealers. These loans would be required to be secured continuously by collateral consisting of securities, cash, or cash equivalents maintained on a current basis at an amount at least equal to the market value of the securities loaned. A Portfolio would have the right to terminate a loan and obtain the securities loaned at any time on three days’ notice. During the existence of a loan, a Portfolio would continue to collect the equivalent of the dividends paid by the issuer on the securities loaned and would also receive interest on investment of cash collateral. A Portfolio may pay finder’s and other fees in connection with securities loans. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

Portfolio Holdings Information

A description of the Portfolios’ policies and procedures with respect to the disclosure of the Portfolios’ investment portfolio securities is available in Part B of this Registration Statement and at www.domini.com. Currently, disclosure of each Portfolios’ holdings is required to be made quarterly within 60 days of the end of each fiscal quarter (currently, each January 31, April 30, July 31, and October 31) in the Annual and Semi-Annual Reports to Portfolio investors and in the Quarterly Report on Form N-Q. To obtain copies of Annual and Semi-Annual Reports, free of charge, call 1-800-582-6757. Each Annual, Semi-Annual and Quarterly Report is available at www.domini.com and on the EDGAR database on the SEC’s website, www.sec.gov.

In addition, Domini’s website contains information about each Portfolio’s complete portfolio holdings, including, as applicable, the security description, the ticker, the security identification number, price per share, par value, market value, and percentage of total investments updated as of the end of the most recent calendar quarter (i.e., each March 31, June 30, September 30, and December 31). This information is provided on the website with a lag of at least 30 days and will be available until updated for the next calendar quarter. During the first calendar quarter of a Portfolio’s operations and for 30 days thereafter, Domini’s website may also contain portfolio holdings information with respect to a Portfolio as of 5 business days after commencement of operations, or any later date in such calendar quarter with a lag, in each case, of at least 7 business days. Such information is limited to descriptions of the securities held by the Portfolio and the identification numbers and/or ticker symbols for such securities. To find this information, please visit www.domini.com, click on “Domini Funds” at the top of the page, and select the appropriate Portfolio for which you wish to retrieve portfolio holdings information.

The Portfolios are not required to use every investment technique or strategy listed in this Part A or in Part B to this Registration Statement.

For Additional Information about the Portfolios’ investment strategies and risks, see Part B to this Registration Statement.

Item 5. Management, Organization, and Capital Structure.

INVESTMENT MANAGERS

Investment Manager

Domini Social Investments LLC (“Domini” or the “Manager”), 536 Broadway, 7th Floor, New York, New York 10012, has been managing money since November 1997. As of September 30, 2007, Domini managed more than $1.5 billion in assets for individual and institutional investors who are working to create positive change in society by using social and environmental criteria in their investment decisions. Domini provides the Portfolios with investment supervisory services, overall operational support, and administrative services.

For each Portfolio, Domini sets the social and environmental standards and determines which securities are eligible for investment. Domini also has authority to determine from time to time what securities are purchased, sold, or exchanged, and what portion of assets are held uninvested.

The socially responsible investment (“SRI”) research team at Domini comprises Steven Lydenberg, Jeff MacDonagh, Shin Furuya, Kimberly Gladman and Celine Suarez, supported by several research associates.

Steven Lydenberg, CFA, is chief investment officer of Domini and vice president of the Portfolios. His responsibilities as chief investment officer include development and oversight of Domini’s social investment policies and standards and Domini’s community development impact gradient. He has been active in social research since 1975. Mr. Lydenberg was a founder of KLD Research & Analytics, Inc., served as its research director from 1990 to 2001, and served on KLD’s Domini 400 Social IndexSM Committee from 2001 through March 31, 2005. From 1987 to 1989, he was an associate with Franklin Research and Development Corporation (now known as Trillium Asset Management). For 12 years he worked with the Council on Economic Priorities, ultimately as director of corporate accountability research. Mr. Lydenberg holds a B.A. in English from Columbia College and an M.F.A. in theater arts from Cornell University, and holds the Chartered Financial Analyst designation.

Jeffrey MacDonagh, CFA, is the SRI portfolio manager responsible for the application of Domini’s social and environmental standards and is responsible for oversight of the research team and its processes. Mr. MacDonagh was an assistant portfolio manager at Loring, Wolcott & Coolidge Fiduciary Advisors from 2003 through June 2005. His responsibilities included portfolio management, social and environmental portfolio screening, and proxy voting. From 2000 to 2003, he was a social investment researcher at KLD Research & Analytics, Inc. Mr. MacDonagh holds a B.S. in mathematics, physics, and philosophy from the University of Wisconsin-Madison, and an M.S. in technology policy and an M.S. in environmental planning from the Massachusetts Institute of Technology. He holds the Chartered Financial Analyst designation.

Shin Furuya is the lead SRI analyst responsible for the application of Domini’s social and environmental standards to Asia-Pacific equities. Mr. Furuya was previously a research analyst from 2004 to 2006 for the Investor Responsibility Research Center (now a division of Institutional Shareholder Services), where he was a lead researcher for custom Japanese SRI projects. From 1999 to 2002, he was the national coordinator for the Economic Relations and Human Rights Program and the Refugee Program at Amnesty International Japan. He also participated in various consultation processes for the United Nations and the World Bank Group. He holds a B.A. in political science and international studies from the University of Oregon, and an M.A. in international relations from the Maxwell School of Citizenship & Public Affairs, Syracuse University.

Kimberly Gladman, Ph.D., CFA, is the lead SRI analyst responsible for the application of Domini’s social and environmental standards to European equities. Dr. Gladman previously worked in Domini’s Shareholder Advocacy department, where she engaged companies on a range of social and environmental issues through shareholder resolution filings and direct dialogue. Before joining Domini in 2001, she had an academic career, focused on interdisciplinary teaching and research. She holds a B.A. in literature from Yale University and a Ph.D. in comparative literature from New York University.

Celine Suarez is the lead SRI analyst responsible for the application of Domini’s social and environmental standards to North American equities. Ms. Suarez was previously assistant vice president and research analyst from 2004 to 2006 for the Smith Barney Social Awareness Investment Program at Citigroup Asset Management (now a subsidiary of Legg Mason). From 2001 to 2004, she was the environmental analyst at Winslow Management Company, an environmentally screened mutual fund company in Boston, where she headed the company’s environmental research, assisted in equity analysis, and was managing editor of Winslow Environmental News. Celine holds a B.S. in earth system science from the University of Massachusetts at Amherst.

In addition to the social investment research team, the Manager uses investment committees whose responsibilities include periodic review of the social and environmental performance of current and prospective investments and determinations regarding investment eligibility. The investment committees may include members of the investment research team, as well as other Domini employees. A standards committee at Domini has oversight of the interpretation and development of Domini’s social and environmental standards. The standards committee currently includes Amy Domini, chief executive officer, and Steven Lydenberg, chief investment officer, and may include other Domini employees.

Investment Submanager

The Manager, subject to the supervision of the Board of Trustees of the Portfolios (the “Board”), acts as a “manager of managers,” and oversees the Portfolios’ day-to-day operations and manages the investments of each Portfolio. The Manager may delegate to a submanager the responsibility for day-to-day management of the investments of each Portfolio, subject to the Manager’s oversight. The Manager also recommends the appointment of additional or replacement submanagers to the Portfolios’ Trustees. In the future, the Portfolios and the Manager may request exemptive relief from the SEC or otherwise comply with the Investment Company Act of 1940, and the rules thereunder, to permit the Manager and the Portfolio, subject to the supervision of the Board, to add or terminate a submanager without investor approval.

Wellington Management Company, LLP (“Wellington Management” or the “Submanager”), with its principal offices at 75 State Street, Boston, MA 02109, provides investment submanagement services to each of the Portfolios pursuant to Submanagement Agreements with Domini. As of September 30, 2007, Wellington Management had investment management authority with respect to approximately $607 billion in assets.

Wellington Management buys and sells stocks that Domini determines meet each Portfolio’s social and environmental standards using a quantitative stock selection approach within a risk-managed portfolio construction framework. The quantitative stock selection approach incorporates a diverse set of factors based on fundamental and technical inputs. The quantitative stock selection approach incorporates value and momentum as primary investment themes.

Mammen Chally, CFA, a vice president and equity portfolio manager of Wellington Management, has served as the portfolio manager for theEquity Trust since 2006. Mr. Chally joined Wellington Management as a portfolio manager in 1994.

Doris T. Dwyer, a vice president and equity portfolio manager of Wellington Management, has served as the portfolio manager for the European Equity Trust since 2006. Ms. Dwyer has been involved in portfolio management and securities analysis for the European Equity Portfolio since 2005. Ms. Dwyer joined Wellington Management as a portfolio manager in 1998.

Manjit S. Bakshi, CFA, a vice president and equity portfolio manager of Wellington Management, has served as the portfolio manager for the European PacAsia Equity Trust and the PacAsia Equity Trust since 2006. Prior to joining Wellington Management as a portfolio manager in 2004, Mr. Bakshi was a senior managing director at TIAA-CREF (2004), chief operating officer for RISConsulting LLC (2003), and senior vice president for Putnam Investments (1995-2002).

Part B to this Registration Statement contains additional information about the compensation of these investment professionals, other accounts managed by them, and their ownership of the securities of the applicable Portfolio.

For the services Domini and Wellington Management provide to the Domini Social Equity Trust, they receive aggregate fees at the following rates: 0.30% of the first $2 billion of net assets managed, 0.29% of the next $1 billion, and 0.28% of net assets managed in excess of $3 billion. For the period from August 1, 2006 through November 29, 2006, SSgA Funds Management, Inc. (SSgA) served as the investment submanager to the Domini Social Equity Trust. For the services Domini and SSgA provided to the Domini Social Equity Trust during that period, they received aggregate fees of 0.20% of the average daily net assets of the Equity Trust. Under the Sponsorship Agreement between Domini and the Domini Social Equity Trust, Domini’s fee with respect to the Domini Social Equity Fund is 0.45% of the first $2 billion of net assets managed, 0.44% of the next $1 billion, and 0.43% of net assets managed in excess of $3 billion.

For the services Domini, Wellington Management, and SSgA provided during the fiscal year ended July 31, 2007, they received a total of 0.26% of the average daily net assets of the Domini Social Equity Trust, after waivers.

A discussion regarding the basis of the Board of Trustees’ approval of the Equity Trust’s Management and Submanagement Agreements with Domini and Wellington Management, respectively, is available in the Equity Trust’s Annual Report for the fiscal year ended July 31, 2006. A discussion regarding the basis of the Board of Trustees’ approval of the continuance of the Equity Trust’s prior Management and Submanagement Agreements with Domini and SSgA, respectively, is also available in the Equity Trust’s Annual Report for the fiscal year ended July 31, 2006.

For the services Domini and Wellington Management provide to the European Equity Trust, they receive aggregate fees at the following rates: 0.75% of the first $250 million of net assets managed, 0.70% of the next $250 million of net assets managed and 0.65% of net assets managed in excess of $500 million. For the services Domini and Wellington Management provided to the European Equity Trust during the fiscal year ended July 31, 2007, they received a total of 0.68% of the average daily net assets of the European Equity Trust, after waivers.

Discussions regarding the basis of the Board of Trustees’ approval of the continuance of the European Equity Trust’s Management Agreement with Domini and the Submanagement Agreement with Wellington Management are available in the European Equity Trust’s Semi-Annual Report for the fiscal year ended July 31, 2007.

For the services Domini and Wellington Management provide to the European PacAsia Equity Trust, they receive aggregate fees at the following rates: 0.75% of the first $250 million of net assets managed, 0.70% of the next $250 million of net assets managed and 0.65% of net assets managed in excess of $500 million. For the services Domini and Wellington Management provided to the European PacAsia Equity Trust during the fiscal year ended July 31, 2007, they received a total of 0% of the average daily net assets of the European Equity Trust, after waivers.

Discussions regarding the basis of the Board of Trustees’ approval of the European PacAsia Equity Trust’s Management Agreement with Domini and the Submanagement Agreement with Wellington Management are available in the European PacAsia Equity Trust’s Semi-Annual Report for the fiscal period ended January 31, 2007.

For the services Domini and Wellington Management provide to the PacAsia Equity Trust,they receive aggregate fees at the following rates: 0.75% of the first $250 million of net assets managed, 0.70% of the next $250 million of net assets managed and 0.65% of net assets managed in excess of $500 million. For the services Domini and Wellington Management provided to the PacAsia Equity Trust during the fiscal year ended July 31, 2007, they received a total of 0% of the average daily net assets of the PacAsia Equity Trust, after waivers.

Discussions regarding the basis of the Board of Trustees’ approval of the PacAsia Equity Trust’s Management Agreement with Domini and the Submanagement Agreement with Wellington Management are available in the PacAsia Equity Trust’s Semi-Annual Report for the fiscal period ended January 31, 2007.

CAPITAL STOCK

Investments in a Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. Each Portfolio is not required and has no current intention to hold annual meetings of investors, but each Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Each Portfolio is a series of the Master Trust. The Master Trust is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the applicable Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in a Portfolio (e.g., other investment companies, insurance company separate accounts, and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in a Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Item 6. Investor Information.

HOW NET ASSET VALUE IS CALCULATED

The net asset value of each Portfolio is determined each day on which the New York Stock Exchange (the “NYSE”) is open for trading (“Portfolio Business Day”) (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940, as amended (the “1940 Act”)). This determination is made once during each Portfolio Business Day as of the close of regular trading of the NYSE, normally 4 pm, Eastern Time. All the net income of each Portfolio, as described below, is allocated pro rata among the investors in the applicable Portfolio at the time of such determination. For this purpose, the net income of a Portfolio (from the time of the immediately preceding determination thereof) shall consist of (a) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (b) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

Securities listed or traded on national securities exchanges are valued at the last sale price or, if there have been no sales that day, at the mean of the current bid and ask price which represents the current value of the security. Securities listed on the NASDAQ National Market System are valued using the NASDAQ Official Closing Price (the “NOCP”). If an NOCP is not available for a security listed on the NASDAQ National Market System, the security will be valued at the last sale price or, if there have been no sales that day, at the mean of the current bid and ask price. Options and futures contracts are normally valued at the settlement price on the exchange on which they are traded.

Securities that are primarily traded on foreign exchanges generally are valued at the closing price of such securities on their respective exchanges, except that if Domini or Wellington Management, as applicable, is of the opinion that such price would result in an inappropriate value for a security, including as a result of an occurrence subsequent to the time a value was so established, then the fair value of that security may be determined by consideration of other factors by or under the direction of the Board of Trustees of the Master Trust or its delegates. In valuing assets, prices denominated in foreign currencies are converted to U.S. dollar equivalents at the current exchange rate.

Bonds and other fixed-income securities (other than short-term obligations) are valued on the basis of valuations furnished by independent pricing services, use of which has been approved by the Board of Trustees of the Master Trust. In making such valuations, the pricing services utilize both dealer supplied valuations and electronic data processing techniques which take into account appropriate factors such as institutional size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data, without exclusive reliance upon quoted prices or exchange or over the counter prices, since such valuations are believed to reflect more accurately the fair value of such securities.

Short-term obligations with remaining maturities of less than 60 days are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Master Trust. Amortized cost involves valuing an instrument at its original cost to a Portfolio and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations held by a Portfolio is determined on the basis of interest accrued less amortization of premium.

All other securities and other assets of a Portfolio for which market quotations are determined to be not readily available will be valued using fair value procedures established by and under the supervision of the Master Trust’s Board of Trustees. The frequency with which a Portfolio’s investments will be valued using fair value pricing is primarily a function of the types of securities and other assets in which the Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by extreme market conditions; (vii) a security affected by currency controls or restrictions; and (viii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Portfolio’s net asset value is computed and that may materially affect the value of the Portfolio’s investments). Examples of events that may be “significant events” are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.

While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which a Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (a) the fundamental analytical data relating to the investment, (b) the nature and duration of restrictions on disposition of the securities, and (c) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

Because the Equity Trust invests primarily in the stocks of large-cap U.S. companies that are traded on U.S. exchanges, it is expected that there would be limited circumstances in which the Portfolio would use fair value pricing - for example, if the exchange on which a portfolio security is principally traded closed early or if trading in a particular security was halted during the day and did not resume prior to the time the Portfolio calculated its net asset value.

The European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust invest primarily in the stocks of companies based in Europe and/or the Asia-Pacific region. Non-U.S. equity securities are valued on the basis of their most recent closing market prices at 4 pm Eastern Time except under the circumstances described below. Most non-U.S. markets close before 4 pm Eastern Time. If the European Equity Trust, European PacAsia Equity Trust or PacAsia Equity Trust determines that developments between the close of the non-U.S. market and 4 pm Eastern Time will, in its judgment, materially affect the value of some or all of the Portfolio’s securities, the Portfolio will adjust the previous closing prices to reflect what it believes to be the fair value of the securities as of 4 pm Eastern Time. In deciding whether to make these adjustments, the Portfolio reviews a variety of factors, including developments in foreign markets, the performance of U.S. securities markets, and the performance of instruments trading in U.S. markets that represent foreign securities and baskets of foreign securities. A Portfolio may also fair value securities in other situations, for example, when a particular foreign market is closed but the Portfolio is open. The Portfolio uses outside pricing services to provide it with closing market prices and information used for adjusting those prices. The Portfolio cannot predict how often it will use closing prices and how often it will adjust those prices. As a means of evaluating its fair value process, the Portfolio routinely compares closing market prices, the next day’s opening prices in the same markets, and adjusted prices.

Valuing the Portfolios’ investments using fair value pricing will result in using prices for those investments that may differ from current market prices. In addition, fair value pricing could have the benefit of reducing potential arbitrage opportunities presented by a lag between a change in the value of the Portfolio’s investments and the reflection of that change in the Portfolio’s net asset value.

Please note that each of the European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust holds securities that are primarily listed on foreign exchanges that may trade on weekends or other days when the Portfolios do not calculate their respective net asset value. Therefore, the value of the securities held by the European Portfolios may change on days when investors will not be able to invest in, or withdraw an investment from, the Portfolios.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIOS

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in a Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of each Portfolio is determined on each Portfolio Business Day.

Since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account at Investors Bank & Trust Company by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Subject to limitations of the 1940 Act, the Portfolios may accept securities in exchange for a beneficial interest or an increase in a beneficial interest, as the case may be. A Portfolio will not accept such a security unless (a) the security is consistent with the investment objective and policies of the Portfolio and (b) the security is deemed acceptable by the Portfolio’s Manager and Submanager. Securities offered in exchange for purchases will be valued in accordance with the usual valuation procedure for the Portfolio.

An investor in a Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or to the extent otherwise permitted by the 1940 Act, or if an emergency exists.

FREQUENT PURCHASES AND REDEMPTIONS OF BENEFICIAL INTERESTS

The Portfolios are long-term investments. Market timers, who buy and sell rapidly in the hopes of making a short-term profit, drive up costs for all other investors, including long-term investors who do not generate these costs. Market timers can disrupt portfolio investment strategies, for example by causing a portfolio manager to sell securities to meet a redemption request when the manager might otherwise have continued to hold the securities, and may increase a Portfolio’s transaction costs, such as brokerage expenses. The European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust may be more susceptible to market timing by investors seeking to take advantage of time zone arbitrage opportunities when events affecting the value of the European Equity Trust’s, European PacAsia Equity Trust’s or PacAsia Equity Trust’s portfolio occur after the close of the overseas markets but prior to the close of the U.S. market and the calculation of the European Equity Trust’s, European PacAsia Equity Trust’s or PacAsia Equity Trust’s NAV. Do not invest with the Portfolios if you are a market timer.

The Master Trust’s Board of Trustees has approved methods for the fair valuation of securities held in the Portfolios in an effort to deter market timing activities. Please see “How Net Asset Value is Calculated” for more information.

In addition, the Master Trust’s Board of Trustees has adopted policies and procedures that are designed to discourage and detect excessive trading and market timing activities. These policies and procedures provide that Domini reviews transactions in excess of certain thresholds each day in order to monitor trading activity. If Domini suspects a pattern of market timing, we may reject the transaction, close the account, and/or suspend or terminate the broker, if possible, to prevent any future activity. The Portfolios do not maintain any arrangements to permit excessive trading or market timing activities.

In certain circumstances, a financial intermediary, such as a broker, adviser, retirement plan or third party administrator, will hold beneficial interests in a Portfolio on behalf of multiple investors in an omnibus account. The Portfolios do not know the identity of investors who hold beneficial interests through an omnibus account and must rely on the systems of the financial intermediaries for that information. Consequently, the Portfolios’ ability to monitor trading or detect market timing in omnibus accounts may be limited. The Portfolios’ placement agent, in accordance with applicable law, enters into agreements with financial intermediaries that require the intermediaries to provide certain information to the Portfolios to help identify excessive trading activity and to restrict or prohibit future purchases or exchanges of beneficial interests in the Portfolios by investors identified as having violated the Portfolios’ policies.

Financial intermediaries may apply purchase and exchange limitations that are different from the limitations imposed by the Portfolios. If you purchase, exchange or sell beneficial interests in a Portfolio through a financial intermediary, you should check with your intermediary to determine what purchase and exchange limitations are applicable to your transactions.

Because the Portfolios may not be able to detect all instances of market timing, there is no guarantee that the Portfolios will be able to identify, deter or eliminate market timing or excessive trading of beneficial interests in the Portfolios.

TAX MATTERS

Each Portfolio expects to be treated as a partnership, rather than an association taxable as a corporation, for U.S. federal income tax purposes. Accordingly, under the anticipated method of operation of the Portfolios, the Portfolios should not be subject to any federal income tax and distributions from a Portfolio should not generate any taxable gain to an investor except to the extent that distributions of cash exceed the investor’s tax basis in its interest in that Portfolio. However, each investor in a Portfolio will have to take into account its share (as determined in accordance with the applicable Portfolio’s governing instruments) of the Portfolio’s ordinary income, gains, losses, deductions, credits, and other items in determining its income tax liability, without regard to whether it has received any distributions from the Portfolio.

Each Portfolio also expects that investors that seek to qualify as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), will be able to look to their proportionate share of the assets and gross income of the applicable Portfolio for purposes of determining their compliance with the requirements applicable to such companies. It is intended that each Portfolio’s assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio.

The foregoing tax discussion is only for an investor’s general information, and it does not take into account any special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisors regarding the federal tax consequences in its circumstances of an investment in a Portfolio, as well as any state, local, or foreign tax consequence of investing in a Portfolio.

Item 7. Distribution Arrangements.

The exclusive placement agent for the Portfolios is DSIL Investment Services LLC (“DSILD”), 536 Broadway, 7th Floor, New York, New York 10012. DSILD receives no compensation for serving as the exclusive placement agent for the European Equity Trust.

PART B

Item 9. Cover Page and Table of Contents.

This Part B sets forth information with respect to Domini Social Equity Trust (the “Equity Trust”), Domini European Social Equity Trust (the “European Equity Trust”), Domini European PacAsia Social Equity Trust (the “European PacAsia Equity Trust”) and Domini PacAsia Social Equity Trust (the “PacAsia Equity Trust”, and, collectively with the Equity Trust, European Equity Trust and European PacAsia Equity Trust, the “Portfolios”), each a series of Domini Social Trust (the “Master Trust”), an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). This Part B includes information that is not necessarily included in Part A to the Registration Statement for the Master Trust and should be used in conjunction with Part A. An investor may obtain a copy of Part A to the Registration Statement by contacting Domini Social Investments at 800-217-0017. This Part B incorporates by reference the financial statements described under Item 21. These financial statements can be found in the Master Trust’s Annual Report and Semi-Annual Report to Investors. The date of this Part B and Part A to the Registration Statement for the Master Trust is November 30, 2007.

Item 10. Portfolio History.

Domini Social Trust (the “Master Trust”) (formerly known as the Domini Social Index Portfolio) was organized as a trust under the laws of the State of New York on June 7, 1989, and the Domini Social Equity Trust (the “Equity Trust”)(formerly known as the Domini Social Index Trust) was designated as a series of the Trust on that date. The Domini European Social Equity Trust (the “European Equity Trust”) was designated as a series of the Master Trust on August 1, 2005 and commenced operations on October 1, 2005. The Domini European PacAsia Social Equity Trust (the “European PacAsia Equity Trust”) and the Domini PacAsia Social Equity Trust (the “PacAsia Equity Trust”) were each designated as a series of the Master Trust on July 27, 2006 and commenced operations on November 30, 2006. The Master Trust changed its name from Domini Social Index Portfolio on August 1, 2005. The Equity Trust, the European Equity Trust, the European PacAsia Equity Trust and the PacAsia Equity Trust are each referred to herein as a “Portfolio” and collectively as the “Portfolios.”

Item 11. Description of the Portfolios and Their Investments and Risks.

EQUITY TRUST

The investment objective of the Equity Trust is to provide its investors with long-term total return. The Equity Trust seeks to achieve its investment objective by investing primarily in stocks of U.S. companies. The Equity Trust seeks to invest in stocks that are consistent with Domini Social Investments LLC’s (“Domini” or the “Manager”) social and environmental standards. Domini is the Equity Trust’s investment manager and administrative services provider. Domini evaluates the Equity Trust’s potential investments against its social and environmental standards based on the businesses in which they engage, as well as on the quality of their relations with key stakeholders, including communities, customers, ecosystems, employees, investors and suppliers. Wellington Management Company, LLP, is the Equity Trust’s investment submanager (“Wellington Management” or the “Submanager”). Wellington Management manages the investments of the Equity Trust from day to day in accordance with the Equity Trust’s investment objective and policies. Wellington Management uses a proprietary quantitative model to select investments from among those Domini has determined are eligible for investment.

The investment objective of the Equity Trust may be changed without the approval of the investors in the Equity Trust, but not without written notice thereof to the investors in the Equity Trust 30 days prior to implementing the change. There can, of course, be no assurance that the investment objective of the Equity Trust will be achieved.

The Equity Trust may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described below and in Part A to this Registration Statement. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of Domini and Wellington Management, conditions and trends in the economy and financial markets, and investments being available on terms that, in the Manager’s or Wellington Management’s opinion, make economic sense.

EUROPEAN EQUITY TRUST

The investment objective of the European Equity Trust is to provide its investors with long-term total return. The European Equity Trust seeks to achieve its investment objective by investing primarily in stocks of European companies. The European Equity Trust seeks to invest in stocks that are consistent with Domini’s social and environmental standards. Domini is the European Equity Trust’s investment manager and administrative services provider. Domini evaluates the European Equity Trust’s potential investments against its social and environmental standards based on the businesses in which they engage, as well as, on the quality of their relations with key stakeholders, including communities, customers, ecosystems, employees, investors and suppliers. Wellington Management is the European Equity Trust’s investment submanager. Wellington Management manages the investments of the European Equity Trust from day to day in accordance with the European Equity

Trust’s investment objective and policies. Wellington Management uses a proprietary quantitative model to select investments from among those Domini has determined are eligible for investment.

The investment objective of the European Equity Trust may be changed without the approval of the investors in the European Equity Trust, but not without written notice thereof to the investors in the European Equity Trust 30 days prior to implementing the change. There can, of course, be no assurance that the investment objective of the European Equity Trust will be achieved.

The European Equity Trust may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described below and in Part A to this Registration Statement. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of Domini and Wellington Management, conditions and trends in the economy and financial markets, and investments being available on terms that, in the Manager’s or Submanager’s opinion, make economic sense.

EUROPEAN PACASIA EQUITY TRUST

The investment objective of the European PacAsia Equity Trust is to provide its investors with long-term total return. The European PacAsia Equity Trust seeks to achieve its investment objective by investing primarily in stocks of European and Asian-Pacific companies. The European Equity Trust seeks to invest in stocks that are consistent with Domini’s social and environmental standards. Domini is the European PacAsia Equity Trust’s investment manager and administrative services provider. Domini evaluates the European PacAsia Equity Trust’s potential investments against its social and environmental standards based on the businesses in which they engage, as well as on the quality of their relations with key stakeholders, including communities, customers, ecosystems, employees, investors and suppliers. Wellington Management is the European PacAsia Equity Trust’s investment submanager. Wellington Management is the European PacAsia Equity Trust’s investment submanager. Wellington Management manages the investments of the European PacAsia Equity Trust from day to day in accordance with the European PacAsia Equity Trust’s investment objective and policies. Wellington Management uses a proprietary quantitative model to select investments from among those Domini has determined are eligible for investment.

The investment objective of the European PacAsia Equity Trust may be changed without the approval of the investors in the European PacAsia Equity Trust, but not without written notice thereof to the investors in the European PacAsia Equity Trust 30 days prior to implementing the change. There can, of course, be no assurance that the investment objective of the European PacAsia Equity Trust will be achieved.

The European PacAsia Equity Trust may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described below and in Part A to this Registration Statement. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of Domini and Wellington Management, conditions and trends in the economy and financial markets, and investments being available on terms that, in the Manager’s or Submanager’s opinion, make economic sense.

PACASIA EQUITY TRUST

The investment objective of the PacAsia Equity Trust is to provide its investors with long-term total return. The PacAsia Equity Trust seeks to achieve its investment objective by investing primarily in stocks of Asian-Pacific companies. The PacAsia Equity Trust seeks to invest in stocks that are consistent with Domini’s social and environmental standards. Domini is the PacAsia Equity Trust’s investment manager and administrative services provider. Domini evaluates the PacAsia Equity Trust’s potential investments against its social and environmental standards based on the businesses in which they engage, as well as on the quality of their relations with key stakeholders, including communities, customers, ecosystems, employees, investors and suppliers. Wellington Management is the PacAsia Equity Trust’s investment submanager. Wellington Management manages the investments of the PacAsia Equity Trust from day to day in accordance with the PacAsia Equity Trust’s investment objective and policies. Wellington Management uses a proprietary quantitative model to select investments from among those Domini has determined are eligible for investment.

The investment objective of the PacAsia Equity Trust may be changed without the approval of the investors in the PacAsia Equity Trust, but not without written notice thereof to the investors in the PacAsia Equity Trust 30 days prior to implementing the change. There can, of course, be no assurance that the investment objective of the PacAsia Equity Trust will be achieved.

The PacAsia Equity Trust may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described below and in Part A to this Registration Statement. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of Domini and Wellington Management, conditions and trends in the economy and financial markets, and investments being available on terms that, in the Manager’s or Submanager’s opinion, make economic sense.

The following supplements the information concerning the Portfolios’ investment policies contained in Part A to this Registration Statement and should only be read in conjunction therewith.

General (Investment techniques and policies applying to each Portfolio as specified below)

Common Stock

Each Portfolio may invest in common stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits of the corporation, if any, without preference over any other shareholder or class of shareholders, including holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so. Common stocks do not represent an obligation of the issuer, and do not offer the degree of protection of debt securities. The issuance of debt securities or preferred stock by an issuer will create prior claims that could adversely affect the rights of holders of common stock with respect to the assets of the issuer upon liquidation or bankruptcy.

Preferred Stock

Each Portfolio may invest in preferred stocks. Preferred stocks, like common stocks, represent an equity ownership in an issuer, but generally have a priority claim over common stocks, but not over debt, with respect to dividend payments and upon the liquidation or bankruptcy of the issuer. Therefore, preferred stock is subject to the credit risk of the issuer, but because of its subordinate position to debt obligations of the issuer, the deterioration of the credit of an issuer is likely to cause greater decreases in the value of preferred stock than in more senior debt obligations. The market value of preferred stocks with no conversion rights and fixed dividend rates, like fixed-income securities, tends to move inversely with interest rates, with the price determined by the dividend rate. However, because most preferred stocks do not have a fixed maturity date (although they may have call features giving the issuer the right to call the securities under certain circumstances or redemption features giving the holder the right to cause the issuer to repurchase the securities under certain circumstances), these securities generally will fluctuate more in value when interest rates change than, for example, debt issued by the same issuer. Some preferred stocks may pay dividends at an adjustable rate, based on an auction, an index, or other formula. In the absence of credit deterioration, adjustable-rate preferred stocks tend to have less price volatility than fixed-rate preferred stocks.

Unlike common stocks, preferred stocks do not typically have voting rights. Some preferred stocks have convertible features.

Warrants

Each Portfolio may invest in warrants. Warrants are securities that permit, but do not obligate, their holder to subscribe for other securities. Warrants are subject to the same market risks as stocks, but may be more volatile in price. Warrants do not carry the right to dividends or voting rights with respect to their underlying securities, and they do not represent any rights in assets of the issuer. An investment in warrants may be considered speculative. In addition, the value of a warrant does not necessarily change with the value of the underlying securities and a warrant ceases to have value if it is not exercised prior to its expiration date.

Concentration

It is a fundamental policy of each Portfolio that it may not invest more than 25% of the total assets of the Portfolio in any one industry. If the Portfolio were to concentrate its investments in a single industry, the Portfolio would be more susceptible to any single economic, political, or regulatory occurrence than would be another investment company that was not so concentrated.

Smaller Market Capitalization Companies

Investments in companies with smaller market capitalizations, including companies generally considered to be small-cap issuers and medium-sized companies, may involve greater risks and volatility than investments in larger companies. Companies with smaller market capitalizations may be at an earlier stage of development, may be subject to greater business risks, may have limited product lines, limited financial resources, and less depth in management than more established companies. In addition, these companies may have difficulty withstanding competition from larger, more established companies in their industries. The securities of companies with smaller market capitalizations may be thinly traded (and therefore have to be sold at a discount from current market prices or sold in small lots over an extended period of time), may be followed by fewer investment research analysts, and may be subject to wider price swings and thus may create a greater chance of loss than investing in securities of larger-capitalization companies. In addition, transaction costs in smaller-capitalization stocks may be higher than those of larger-capitalization companies.

Derivatives

Each Portfolio may use various investment strategies described below to hedge market risks (such as broad or specific market movements and currency exchange rates), or to seek to increase the Portfolio’s income or gain.

Each Portfolio may purchase and sell single stock, currency, or stock index futures contracts and enter into currency transactions; purchase and sell (or write) exchange listed and over-the-counter (“OTC”) put and call options on securities, currencies, futures contracts, indexes, and other financial instruments; enter into equity swaps and related transactions; and invest in indexed securities and other similar transactions that may be developed in the future to the extent that the Portfolios’ Submanager determines that they are consistent with the applicable Portfolio’s investment objective and policies and applicable regulatory requirements (collectively, these transactions are referred to as “Derivatives”). A Portfolio’s currency transactions may take the form of currency forward contracts, currency futures contracts and options thereof, currency swaps, and options on currencies.

The Portfolios are operated by persons who have claimed exclusion, granted to operators of registered investment companies like the Portfolios, from registration as a “commodity pool operator” with respect to the Portfolios under the Commodity Exchange Act, and therefore are not subject to registration or regulation with respect to the Portfolios under the Commodity Exchange Act. The use of certain Derivatives in certain circumstances will require that the Portfolios segregate cash or other liquid assets to the extent the Portfolios’ obligations are not otherwise “covered” through ownership of the underlying security, financial instrument or currency. See “Use of Segregated and Other Special Accounts” below.

Derivatives involve special risks, including possible default by the other party to the transaction, illiquidity, and to the extent the Submanager’s view as to certain market movements is incorrect, the risk that the use of Derivatives could result in significantly greater losses than if it had not been used. See “Risk Factors Associated with Derivatives” below. The degree of a Portfolio’s use of Derivatives may be limited by certain provisions of the Code. See “Effects of Certain Investments and Transactions” below.

Currency Transactions. Each Portfolio may engage in currency transactions with counterparties to hedge the value of portfolio securities denominated in particular currencies against fluctuations in relative value or to generate income or gain. Currency transactions include currency forward contracts, exchange-listed currency futures contracts and options thereon, exchange-listed and OTC options on currencies, and currency swaps. A currency forward contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A currency swap is an agreement to exchange cash flows based on the notional difference between two or more currencies and operates similarly to an equity swap, which is described below under “Equity Swaps and Related Transactions.” The Portfolios may enter into currency transactions only with counterparties that the Portfolios’ Submanager deems to be creditworthy.

Each Portfolio may enter into currency forward contracts when the Submanager believes that the currency of a particular country may suffer a substantial decline against the U.S. dollar. In those circumstances, each Portfolio may enter into a currency forward contract to sell, for a fixed amount of U.S. dollars, the amount of that currency approximating the value of some or all of the Portfolio’s securities denominated in such currency. Currency forward contracts may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies.

Transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of a Portfolio, which will generally arise in connection with the purchase or sale of the Portfolio’s portfolio securities or the receipt of income from them. Position hedging is entering into a currency transaction with respect to portfolio securities positions denominated or generally quoted in that currency. No Portfolio will enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held by the Portfolio that are denominated or generally quoted in or currently convertible into the currency, other than with respect to proxy hedging as described below.

Each Portfolio may cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to increase or decline in value relative to other currencies to which the Portfolio has or in which the Portfolio expects to have exposure. To reduce the effect of currency fluctuations on the value of existing or anticipated holdings of its securities, the each Portfolio may also engage in proxy hedging. Proxy hedging is often used when the currency to which the Portfolio’s holdings are exposed is difficult to hedge generally or difficult to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency, the changes in the value of which are generally considered to be linked to a currency or currencies in which some or all of the Portfolio’s securities are or are expected to be denominated, and to buy dollars. The amount of the contract would not exceed the market value of the Portfolio’s securities denominated in linked currencies.

Currency transactions are subject to risks different from other portfolio transactions, as discussed below under “Risk Factors Associated with Derivatives.” If a Portfolio enters into a currency hedging transaction, the Portfolio will comply with the asset segregation requirements described below under “Use of Segregated and Other Special Accounts.”

Futures Contracts. Each Portfolio may trade futures contracts: (1) on domestic and foreign exchanges on currencies; and (2) on domestic and foreign exchanges on single stocks and stock indexes. Futures contracts are generally bought and sold on the commodities exchanges on which they are listed with payment of initial and variation margin as described below. The sale of a futures contract creates a firm obligation by the Portfolio, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or with respect to certain instruments, the net cash amount). A Portfolio’s use of financial futures contracts and options thereon will in all cases be consistent with applicable regulatory requirements and in particular the rules and regulations of the Commodity Futures Trading Commission (CFTC). Maintaining a futures contract or selling an option on a futures contract will typically require a Portfolio to deposit with a financial intermediary, as security for its obligations, an amount of cash or other specified assets (“initial margin”) that initially is from 1% to 10% of the face amount of the contract (but may be higher in some circumstances particularly in the case of single stock futures). Additional cash or assets (“variation margin”) may be required to be deposited thereafter daily as the mark-to-market value of the futures contract fluctuates. The value of all futures contracts sold by a Portfolio (adjusted for the historical volatility relationship between the Portfolio and the contracts) will not exceed the total market value of the Portfolio’s securities. In addition, the value of the Portfolio’s long futures and options positions (futures contracts on single stocks, stock indexes, or foreign currencies and call options on such futures contracts) will not exceed the sum of: (a) liquid assets segregated for this purpose; (b) cash proceeds on existing investments due within thirty days; and (c) accrued profits on the particular futures or options positions. The segregation requirements with respect to futures contracts and options thereon are described below under “Use of Segregated and Other Special Accounts.”

Single Stock Futures. Recent legislation permits the trading on U.S. exchanges of standardized futures contacts on individual equity securities, such as common stocks, exchange traded funds and American Depository Receipts, as well as narrow-based securities indexes, generally called security futures contracts or “SFCs.” As with other futures contracts, a SFC involves an agreement to purchase or sell in the future a specific quantity of shares of a security or the component securities of the index. The initial margin requirements (typically 20%) are generally higher than with other futures contracts. Trading SFCs involves many of the same risks as trading other futures contracts, including the risks involved with leverage, and losses are potentially unlimited. Under certain market conditions, for example if trading is halted due to unusual trading activity in either the SFC or the underlying security due to recent new events involving the issuer of the security, it may be difficult or impossible for a fund to liquidate its position or manage risk by entering into an offsetting position. In addition, the prices of the SFCs may not correlate as anticipated with the prices of the underlying security. And unlike options on securities in which a fund may invest, where the fund had a position in a SFC, the fund has both the right and the obligation to buy or sell the security at a future date, or otherwise offset its position.

Options. In order to hedge against adverse market shifts or to increase income or gain, each Portfolio may purchase put and call options or write “covered” put and call options on futures contracts on stock indexes, and currencies. In addition, in order to hedge against adverse market shifts or to increase its income, each Portfolio may purchase put and call options and write “covered” put and call options on securities, indexes, currencies, and other financial instruments. Each Portfolio may utilize options on currencies in order to hedge against currency exchange rate risks. A call option is “covered” if, so long as the Portfolio is obligated as the writer of the option, it will: (i) own the underlying investment subject to the option, (ii) own securities convertible or exchangeable without the payment of any consideration into the securities subject to the option, (iii) own a call option on the relevant security or currency with an exercise price no higher than the exercise price on the call option written, or (iv) deposit with its custodian in a segregated account liquid assets having a value equal to the excess of the value of the security or index that is the subject of the call over the exercise price. A put option is “covered” if, to support its obligation to purchase the underlying investment when a put option that a Portfolio writes is exercised, the Portfolio will either (a) deposit with its custodian in a segregated account liquid assets having a value at least equal to the exercise price of the underlying investment or (b) continue to own an equivalent number of puts of the same “series” (that is, puts on the same underlying investment having the same exercise prices and expiration dates as those written by the Portfolio), or an equivalent number of puts of the same “class” (that is, puts on the same underlying investment) with exercise prices greater than those that it has written (or, if the exercise prices of the puts it holds are less than the exercise prices of those it has written, it will deposit the difference with its custodian in a segregated account). Parties to options transactions must make certain payments and/or set aside certain amounts of assets in connection with each transaction, as described below.

In all cases, by writing a call, a Portfolio will limit its opportunity to profit from an increase in the market value of the underlying investment above the exercise price of the option for as long as the Portfolio’s obligation as writer of the option continues. By writing a put, a Portfolio bears the risk of a decrease in the market value of the underlying investment below the exercise price of the option for as long as the Portfolio’s obligation as writer of the option continues. Upon the exercise of a put option written by a Portfolio, the Portfolio may suffer an economic loss equal to the difference between the price at which the Portfolio is required to purchase the underlying investment and its market value at the time of the option exercise, less the premium received for writing the option. Upon the exercise of a call option written by a Portfolio, the Portfolio may suffer an economic loss equal to an amount not less than the excess of the investment’s market value at the time of the option exercise over the Portfolio’s acquisition cost of the investment, less the sum of the premium received for writing the option and the positive difference, if any, between the call price paid to the Portfolio and the Portfolio’s acquisition cost of the investment.

In all cases, in purchasing a put option, each Portfolio will seek to benefit from, or protect against, a decline in the market price of the underlying investment, while in purchasing a call option, each Portfolio will seek to benefit from an increase in the market price of the underlying investment. If an option purchased is not sold or exercised when it has remaining value, or if the market price of the underlying investment remains equal to or greater than the exercise price, in the case of a put, or remains equal to or below the exercise price, in the case of a call, during the life of the option, the Portfolio will lose its investment in the option. For the purchase of an option to be profitable, the market price of the underlying investment must decline sufficiently below the exercise price, in the case of a put, and must increase sufficiently above the exercise price, in the case of a call, to cover the premium and transaction costs.

Each Portfolio may choose to exercise the options it holds, permit them to expire or terminate them prior to their expiration by entering into closing transactions. Each Portfolio may enter into a closing purchase transaction in which the Portfolio purchases an option having the same terms as the option it had written or a closing sale transaction in which the Portfolio sells an option having the same terms as the option it had purchased. A covered option writer unable to effect a closing purchase transaction will not be able to sell the underlying security until the option expires or the underlying security is delivered upon exercise, with the result that the writer will be subject to the risk of market decline in the underlying security during such period. Should a Portfolio choose to exercise an option, the Portfolio will receive, in the case of a call option, or sell in the case of a put option, the securities, commodities or commodity futures contracts underlying the exercised option.

Exchange-listed options on securities and currencies, with certain exceptions, generally settle by physical delivery of the underlying security or currency, although in the future, cash settlement may become available. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option. Index options are cash settled for the net amount, if any, by which the option is “in-the-money” (that is, the amount by which the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised.

Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Derivatives involving options require segregation of Portfolio assets in special accounts, as described below under “Use of Segregated and Other Special Accounts.”

A put option gives the purchaser of the option, upon payment of a premium, the right to sell, and the writer of the obligation to buy, the underlying security, index, currency, or other instrument at the exercise price. Each Portfolio’s purchase of a put option on a security, for example, might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value of such instrument by giving the Portfolio the right to sell the instrument at the option exercise price. A call option, upon payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell, the underlying instrument at the exercise price. A Portfolio’s purchase of a call option on a security, financial futures contract, index, currency, or other instrument might be intended to protect the Portfolio against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase the instrument. An “American” style put or call option may be exercised at any time during the option period, whereas a “European” style put or call option may be exercised only upon expiration or during a fixed period prior to expiration. Exchange-listed options are issued by a regulated intermediary such as the Options Clearing Corporation (“OCC”), which guarantees the performance of the obligations of the parties to the options. The discussion below uses the OCC as an example, but may also be applicable to other similar financial intermediaries.

OCC-issued and exchange-listed options, including options on securities, currencies, and financial instruments, generally settle for cash, although physical settlement may be required in some cases. Index options are cash settled for the net amount, if any, by which the option is “in-the-money” (that is, the amount by which the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

A Portfolio’s ability to close out its position as a purchaser or seller of an OCC-issued or exchange-listed put or call option is dependent, in part, upon the liquidity of the particular option market. Among the possible reasons for the absence of a liquid option market on an exchange are: (1) insufficient trading interest in certain options, (2) restrictions on transactions imposed by an exchange, (3) trading halts, suspensions, or other restrictions imposed with respect to particular classes or series of options or underlying securities, including reaching daily price limits, (4) interruption of the normal operations of the OCC or an exchange, (5) inadequacy of the facilities of an exchange or the OCC to handle current trading volume, or (6) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the relevant market for that option on that exchange would cease to exist, although any such outstanding options on that exchange would continue to be exercisable in accordance with their terms.

The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that would not be reflected in the corresponding option markets.

OTC options are purchased from or sold to securities dealers, financial institutions, or other parties (collectively referred to as “Counterparties” and individually referred to as a “Counterparty”) through a direct bilateral agreement with the Counterparty. In contrast to exchange-listed options, which generally have standardized terms and performance mechanics, all of the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guaranties, and security, are determined by negotiation of the parties. It is anticipated that each Portfolio will generally only enter into OTC options that have cash settlement provisions, although it will not be required to do so.

Unless the parties provide for it, no central clearing or guaranty function is involved in an OTC option. As a result, if a Counterparty fails to make or take delivery of the security, currency, or other instrument underlying an OTC option it has entered into with a Portfolio or fails to make a cash settlement payment due in accordance with the terms of that option, the Portfolio will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Thus, the Submanager must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the counterparty’s credit to determine the likelihood that the terms of the OTC option will be met. A Portfolio will enter into OTC option transactions only with U.S. government securities dealers recognized by the Federal Reserve Bank of New York as “primary dealers,” or broker-dealers, domestic or foreign banks, or other financial institutions that the Submanager deems to be creditworthy. In the absence of a change in the current position of the staff of the SEC, OTC options purchased by a Portfolio and the amount of the Portfolio’s obligation pursuant to an OTC option sold by the Portfolio (the cost of the sell-back plus the in-the-money amount, if any) or the value of the assets held to cover such options will be deemed illiquid.

If a Portfolio sells a call option, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against a decrease in the value of the underlying securities or instruments held by the Portfolio or will increase the Portfolio’s income. Similarly, the sale of put options can also provide gains for a Portfolio.

Each Portfolio may purchase and sell call options on securities that are traded on U.S. and foreign securities exchanges and in the OTC markets, and on securities indexes, currencies, and futures contracts. All calls sold by a Portfolio must be “covered” (that is, the Portfolio must own the securities or futures contract subject to the call), or must otherwise meet the asset segregation requirements described below for so long as the call is outstanding. Even though a Portfolio will receive the option premium to help protect it against loss, a call sold by the Portfolio will expose the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the Portfolio to hold a security or instrument that it might otherwise have sold.

Each Portfolio reserves the right to purchase or sell options on instruments and indexes that may be developed in the future to the extent consistent with applicable law, the Portfolio’s investment objective, and the restrictions set forth herein.

Each Portfolio may purchase and sell put options on securities (whether or not it holds the securities in its portfolio) and on securities indexes, currencies, and futures contracts. In selling put options, a Portfolio faces the risk that it may be required to buy the underlying security at a disadvantageous price above the market price.

(a) Options on Stocks and Stock Indexes. Each Portfolio may purchase put and call options and write covered put and call options on stocks and stock indexes listed on domestic and foreign securities exchanges in order to hedge against movements in the equity markets or to increase income or gain to the Portfolio. In addition, each Portfolio may purchase options on stocks that are traded over-the-counter. Options on stock indexes are similar to options on specific securities. However, because options on stock indexes do not involve the delivery of an underlying security, the option represents the holder’s right to obtain from the writer cash in an amount equal to a fixed multiple of the amount by which the exercise price exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying stock index on the exercise date. Options traded may include the Standard & Poor’s 100 Index of Composite Stocks, Standard & Poor’s 500 Index of Composite Stocks (the “S&P 500 Index”), the New York Stock Exchange (“NYSE”) Composite Index, the American Stock Exchange (“AMEX”) Market Value Index, the National Over-the-Counter Index, and other standard broadly based stock market indexes. Options are also traded in certain industry or market segment indexes such as the Computer Technology Index and the Transportation Index. Stock index options are subject to position and exercise limits and other regulations imposed by the exchange on which they are traded.

If the Submanager expects general stock market prices to rise, a Portfolio might purchase a call option on a stock index or a futures contract on that index as a hedge against an increase in prices of particular equity securities it wants ultimately to buy. If the stock index does rise, the price of the particular equity securities intended to be purchased may also increase, but that increase would be offset in part by the increase in the value of the Portfolio’s index option or futures contract resulting from the increase in the index. If, on the other hand, the Submanager expects general stock market prices to decline, it might purchase a put option or sell a futures contract on the index. If that index does decline, the value of some or all of the equity securities in the Portfolio’s portfolio may also be expected to decline, but that decrease would be offset in part by the increase in the value of the Portfolio’s position in such put option or futures contract.

(b) Options on Currencies. Each Portfolio may invest in options on currencies traded on domestic and foreign securities exchanges in order to hedge against currency exchange rate risks or to increase income or gain, as described above in “Currency Transactions.”

(c) Options on Futures Contracts. Each Portfolio may purchase put and call options and write covered put and call options on futures contracts on stock indexes, and currencies traded on domestic and, to the extent permitted by the CFTC, foreign exchanges, in order to hedge all or a portion of its investments or to increase income or gain and may enter into closing transactions in order to terminate existing positions. There is no guarantee that such closing transactions can be effected. An option on a stock index futures contract or currency futures contract, as contrasted with the direct investment in such a contract, gives the purchaser the right, in return for the premium paid, to assume a position in the underlying contract at a specified exercise price at any time on or before the expiration date of the option. Upon exercise of an option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account. The potential loss related to the purchase of an option on a futures contract is limited to the premium paid for the option (plus transaction costs). While the price of the option is fixed at the point of sale, the value of the option does change daily and the change would be reflected in the net asset value of the Portfolio.

The purchase of an option on a financial futures contract involves payment of a premium for the option without any further obligation on the part of a Portfolio. If a Portfolio exercises an option on a futures contract it will be obligated to post initial margin (and potentially variation margin) for the resulting futures position just as it would for any futures position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction, but no assurance can be given that a position can be offset prior to settlement or that delivery will occur.

Exchange-traded Funds. Each Portfolio may purchase shares of exchange-traded funds (ETFs). Typically, a Portfolio would purchase ETF shares for the same reason it would purchase (and as an alternative to purchasing) futures contracts: to obtain exposure to all or a portion of the stock or bond market. ETF shares enjoy several advantages over futures. Depending on the market, the holding period, and other factors, ETF shares can be less costly and more tax-efficient than futures. In addition, ETF shares can be purchased for smaller sums, offer exposure to market sectors and styles for which there is no suitable or liquid futures contract, and do not involve leverage.

Most ETFs are investment companies. Therefore, a Portfolio’s purchases of ETF shares generally are subject to the limitations on, and the risks of, a fund’s investments in other investment companies, which are described below under the heading “Investment Company Securities.”

An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange traded) that has the same investment objective, strategies, and policies. The price of an ETF can fluctuate within a wide range, and a fund could lose money investing in an ETF if the prices of the securities owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (1) the market price of the ETF’s shares may trade at a discount to their net asset value; (2) an active trading market for an ETF’s shares may not develop or be maintained; or (3) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are de-listed from the exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.

Domini applies its social and environmental standards to an ETF when determining if the ETF is eligible for investment by a Portfolio.

Equity Swaps and Related Transactions. Each Portfolio may enter into equity swaps and may purchase or sell (i.e., write) equity caps, floors, and collars. Each Portfolio expects to enter into these transactions in order to hedge against either a decline in the value of the securities included in the Portfolio’s portfolio or against an increase in the price of the securities which it plans to purchase, in order to preserve or maintain a return or spread on a particular investment or portion of its portfolio or to achieve a particular return on cash balances, or in order to increase income or gain. Equity swaps involve the exchange by a Portfolio with another party of their respective commitments to make or receive payments based on a notional principal amount. The purchase of an equity cap entitles the purchaser, to the extent that a specified index exceeds a predetermined level, to receive payments on a contractually based principal amount from the party selling the equity cap. The purchase of an equity floor entitles the purchaser, to the extent that a specified index falls below a predetermined rate, to receive payments on a contractually based principal amount from the party selling the equity floor. A collar is a combination of a cap and a floor, which preserves a certain return within a predetermined range of values.

Each Portfolio may enter into equity swaps, caps, floors, and collars on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities, and will usually enter into equity swaps on a net basis (i.e., the two payment streams are netted out), with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. The net amount of the excess, if any, of the Portfolio’s obligations over its entitlements with respect to each equity swap will be accrued on a daily basis, and an amount of liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Portfolio’s custodian in accordance with procedures established by the Board. If a Portfolio enters into an equity swap on other than a net basis, the Portfolio will maintain a segregated account in the full amount accrued on a daily basis of the Portfolio’s obligations with respect to the swap. A Portfolio will only enter into equity swap, cap, floor, or collar transactions with counterparties the Submanager deems to be creditworthy. The Submanager will monitor the creditworthiness of counterparties to its equity swap, cap, floor, and collar transactions on an ongoing basis. If there is a default by the other party to such a transaction, the Portfolio will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and agents utilizing standardized swap documentation. The Submanager has determined that, as a result, the swap market is liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps. To the extent a Portfolio sells caps, floors, and collars it will maintain in a segregated account cash and/or cash equivalents or other liquid high-grade debt securities having an aggregate net asset value at least equal to the full amount, accrued on a daily basis, of the Portfolio’s obligations with respect to the caps, floors, or collars. The use of equity swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Submanager is incorrect in its forecasts of market values, interest rates, and other applicable factors, the investment performance of a Portfolio would diminish compared with what it would have been if these investment techniques were not utilized. Moreover, even if the Submanager is correct in its forecasts, there is a risk that the swap position may correlate imperfectly with the price of the asset or liability being hedged.

The liquidity of swap agreements will be determined by the Submanager based on various factors, including (1) the frequency of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, (4) the nature of the security (including any demand or tender features), and (5) the nature of the marketplace for trades (including the ability to assign or offset a Portfolio’s rights and obligations relating to the investment). Such determination will govern whether a swap will be deemed within the percentage restriction on investments in securities that are not readily marketable.

Each Portfolio will maintain liquid assets in a segregated custodial account to cover its current obligations under swap agreements. If a Portfolio enters into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of the Portfolio’s accrued obligations under the swap agreement over the accrued amount the Portfolio is entitled to receive under the agreement. If a Portfolio enters into a swap agreement on other than a net basis, it will segregate assets with a value equal to the full amount of the Portfolio’s accrued obligations under the agreement. See “Use of Segregated and Other Special Accounts” below.

There is no limit on the amount of equity swap transactions that may be entered into by a Portfolio. These transactions do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to equity swaps is limited to the net amount of payments that a Portfolio is contractually obligated to make, if any. The effective use of swaps and related transactions by a Portfolio may depend, among other things, on the Portfolio’s ability to terminate the transactions at times when the Submanager deems it desirable to do so. Because swaps and related transactions are bilateral contractual arrangements between a Portfolio and counterparties to the transactions, the Portfolio’s ability to terminate such an arrangement may be considerably more limited than in the case of an exchange traded instrument. To the extent a Portfolio does not, or cannot, terminate such a transaction in a timely manner, the Portfolio may suffer a loss in excess of any amounts that it may have received, or expected to receive, as a result of entering into the transaction. If the other party to a swap defaults, the Portfolio’s risk of loss is the net amount of payments that the Portfolio contractually is entitled to receive, if any. A Portfolio may purchase and sell caps, floors and collars without limitation, subject to the segregated account requirement described above.

Indexed Securities. Each Portfolio may purchase securities whose prices are indexed to the prices of other securities, securities indexes, currencies, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign currency-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

Combined Transactions. Each Portfolio may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions (including forward currency contracts), and any combination of futures, options, and currency transactions, instead of a single Derivative, as part of a single or combined strategy when, in the judgment of the Submanager, it is in the best interests of the Portfolio to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions will normally be entered into by a Portfolio based on the Submanager’s judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase the risks or hinder achievement of the Portfolio’s objective.

Risk Factors Associated with Derivatives. Derivatives have special risks associated with them, including possible default by the counterparty to the transaction, illiquidity, and, to the extent the Submanager’s view as to certain market movements is incorrect, the risk that the use of the Derivatives could result in losses greater than if they had not been used. Use of put and call options could result in losses to a Portfolio, force the sale or purchase of portfolio securities at inopportune times or for prices higher than (in the case of put options) or lower than (in the case of call options) current market values, or cause the Portfolio to hold a security it might otherwise sell.

The use of futures and options transactions entails certain special risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related securities position of a Portfolio could create the possibility that losses on the hedging instrument are greater than gains in the value of the Portfolio’s position. In addition, futures and options markets could be illiquid in some circumstances and certain OTC options could have no markets. As a result, in certain markets, a Portfolio might not be able to close out a transaction without incurring substantial losses. Although a Portfolio’s use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time it will tend to limit any potential gain to the Portfolio that might result from an increase in value of the position. There is also the risk of loss by a Portfolio of margin deposits in the event of bankruptcy of a broker with whom the Portfolio has an open position in a futures contract or option thereon. Finally, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of options, in which case the exposure is limited to the cost of the initial premium. However, because option premiums paid by a Portfolio are small in relation to the market value of the investments underlying the options, buying options can result in large amounts of leverage. The leverage offered by trading in options could cause the Portfolio’s net asset value to be subject to more frequent and wider fluctuation than would be the case if the Portfolio did not invest in options.

As is the case with futures and options strategies, the effective use of swaps and related transactions by a Portfolio may depend, among other things, on the Portfolio’s ability to terminate the transactions at times when the Submanager deems it desirable to do so. To the extent a Portfolio does not, or cannot, terminate such a transaction in a timely manner, the Portfolio may suffer a loss in excess of any amounts that it may have received, or expected to receive, as a result of entering into the transaction.

Currency hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to a Portfolio if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, the risk exists that the perceived linkage between various currencies may not be present or may not be present during the particular time that a Portfolio is engaging in proxy hedging. Currency transactions are also subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be adversely affected by government exchange controls, limitations or restrictions on repatriation of currency, and manipulations or exchange restrictions imposed by governments. These forms of governmental actions can result in losses to a Portfolio if it is unable to deliver or receive currency or monies in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures contracts are subject to the same risks that apply to the use of futures contracts generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures contracts is relatively new, and the ability to establish and close out positions on these options is subject to the maintenance of a liquid market that may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country’s economy.

Because the amount of interest and/or principal payments that the issuer of indexed securities is obligated to make is linked to the prices of other securities, securities indexes, currencies, or other financial indicators, such payments may be significantly greater or less than payment obligations in respect of other types of debt securities. As a result, an investment in indexed securities may be considered speculative. Moreover, the performance of indexed securities depends to a great extent on the performance of and may be more volatile than the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer’s creditworthiness deteriorates.

Losses resulting from the use of Derivatives will reduce a Portfolio’s net asset value, and possibly income, and the losses can be greater than if Derivatives had not been used.

Use of Segregated and Other Special Accounts. Use of many Derivatives by a Portfolio will require, among other things, that the Portfolio segregate liquid assets with its custodian, or a designated subcustodian, to the extent the Portfolio’s obligations are not otherwise “covered” through ownership of the underlying security, financial instrument, or currency. In general, either the full amount of any obligation by a Portfolio to pay or deliver securities or assets must be covered at all times by the securities, instruments, or currency required to be delivered, or, subject to any regulatory restrictions, an amount of liquid assets at least equal to the current amount of the obligation must be segregated with the custodian or subcustodian in accordance with procedures established by the Board. The segregated assets cannot be sold or transferred unless equivalent assets are substituted in their place or it is no longer necessary to segregate them. A call option on securities written by a Portfolio, for example, will require the Portfolio to hold the securities subject to the call (or securities convertible into the needed securities without additional consideration) or to segregate liquid high-grade debt obligations sufficient to purchase and deliver the securities if the call is exercised. A call option sold by a Portfolio on an index will require the Portfolio to own portfolio securities that correlate with the index or to segregate liquid high-grade debt obligations equal to the excess of the index value over the exercise price on a current basis. A put option on securities written by a Portfolio will require the Portfolio to segregate liquid high-grade debt obligations equal to the exercise price. Except when a Portfolio enters into a forward contract in connection with the purchase or sale of a security denominated in a foreign currency or for other nonspeculative purposes, which requires no segregation, a currency contract that obligates a Portfolio to buy or sell a foreign currency will generally require the Portfolio to hold an amount of that currency or liquid securities denominated in that currency equal to the Portfolio’s obligations or to segregate liquid high-grade debt obligations equal to the amount of the Portfolio’s obligations.

OTC options entered into by a Portfolio, including those on securities, currency, financial instruments, or indexes, and OCC-issued and exchange-listed index options will generally provide for cash settlement, although the Portfolio will not be required to do so. As a result, when the Portfolio sells these instruments it will segregate an amount of assets equal to its obligations under the options. OCC-issued and exchange-listed options sold by a Portfolio other than those described above generally settle with physical delivery, and the Portfolio will segregate an amount of assets equal to the full value of the option. OTC options settling with physical delivery or with an election of either physical delivery or cash settlement will be treated the same as other options settling with physical delivery. If a Portfolio enters into OTC option transactions, it will be subject to counterparty risk.

In the case of a futures contract or an option on a futures contract, a Portfolio must deposit initial margin and, in some instances, daily variation margin in addition to segregating liquid assets sufficient to meet its obligations to purchase or provide securities or currencies, or to pay the amount owed at the expiration of an index-based futures contract. A Portfolio will accrue the net amount of the excess, if any, of its obligations relating to swaps over its entitlements with respect to each swap on a daily basis and will segregate with its custodian, or designated subcustodian, an amount of liquid assets having an aggregate value equal to at least the accrued excess. Caps, floors, and collars require segregation of liquid assets with a value equal to the Portfolio’s net obligation, if any.

Derivatives may be covered by means other than those described above when consistent with applicable regulatory policies. A Portfolio may also enter into offsetting transactions so that its combined position, coupled with any segregated assets, equals its net outstanding obligation in related Derivatives. A Portfolio could purchase a put option, for example, if the strike price of that option is the same or higher than the strike price of a put option sold by the Portfolio. Moreover, instead of segregating assets if it holds a futures contract or forward contract, a Portfolio could purchase a put option on the same futures contract or forward contract with a strike price as high as or higher than the price of the contract held. Other Derivatives may also be offset in combinations. If the offsetting transaction terminates at the time of or after the primary transaction, no segregation is required, but if it terminates prior to that time, assets equal to any remaining obligation would need to be segregated.

Non-Regional Securities. To gain broader exposure to certain sectors or industries, each Portfolio may invest in securities of issuers based outside of the region in which the Portfolio primarily invests. See “Foreign Securities and Foreign Issuers” for a discussion of risks associated with these types of investments.

Investors should note that a Portfolio’s ability to pursue certain of these strategies may be limited by applicable regulations of the Securities and Exchange Commission (“SEC”), the Commodity Futures Trading Commission (“CFTC”), and the federal income tax requirements applicable to regulated investment companies.

Investment Company Securities

Securities of other investment companies may be acquired by each of the Portfolios to the extent permitted under the 1940 Act and consistent with its investment objective and strategies. These limits generally require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of a Portfolio’s total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by a Portfolio, provided however, that a Portfolio may invest all of its investable assets in an open-end investment company that has the same investment objective as the Portfolio. As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company’s expenses, including advisory fees. These expenses would be in addition to the advisory and other fees that a Portfolio bears directly in connection with its own operations. The main risk of investing in other investment companies is the risk that the value of the underlying securities might decrease.

Convertible Securities

Each Portfolio may invest in convertible securities. Convertible securities are typically preferred stock or bonds that are convertible into common stock at a specified price or conversion ratio. Because they have the characteristics of both fixed-income securities and common stock, convertible securities are sometimes called “hybrid” securities. Convertible bonds, debentures, and notes are debt obligations offering a stated interest rate; convertible preferred stocks are senior securities of a company offering a stated dividend rate. Convertible bonds are subject to the market risk of stocks, and, like other bonds, are also subject to interest rate risk, prepayment and extension risk, and the credit risk of their issuers. Convertible securities will at times be priced in the market like other fixed-income securities — that is, their prices will tend to rise when interest rates decline and will tend to fall when interest rates rise. However, because a convertible security provides an option to the holder to exchange the security for either a specified number of the issuer’s common shares at a stated price per share or the cash value of such common shares, the security market price will tend to fluctuate in relationship to the price of the common shares into which it is convertible. Thus, convertible securities will ordinarily provide opportunities for producing both current income and longer-term capital appreciation. Convertible bonds tend to offer lower rates of interest than nonconvertible bonds because the stock conversion feature represents increased potential for capital gains. Because convertible securities are usually viewed by the issuer as future common stock, they are generally subordinated to other senior securities and therefore are rated one category lower than the issuer’s nonconvertible debt obligations or preferred stock. Call provisions on convertible bonds may allow the issuer to repay the debt before it matures. This may hurt the Portfolio’s performance because it may have to reinvest the money repaid at a lower rate.

Borrowing

Each Portfolio may borrow in certain limited circumstances. See “Investment Restrictions.” Borrowing creates an opportunity for increased return, but, at the same time, creates special risks. For example, borrowing may exaggerate changes in the net asset value of a Portfolio’s interests and in the return on the Portfolio’s portfolio. A Portfolio may be required to liquidate portfolio securities at a time when it would be disadvantageous to do so in order to make payments with respect to any borrowing, which could affect the strategy of the Manager and Submanager. Interest on any borrowings will be a Portfolio expense and will reduce the value of the Portfolio’s interests.

Illiquid Investments

Each of the Portfolios may invest up to 15% of its net assets in illiquid securities, or securities for which there is no readily available market.

Rule 144A Securities

Each Portfolio may invest in certain restricted securities (“Rule 144A securities”) for which there is a secondary market of qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”). Rule 144A provides an exemption from the registration requirements of the 1933 Act for the resale of certain restricted securities to qualified institutional buyers. The Portfolios have no current intention to invest in these securities.

One effect of Rule 144A is that certain restricted securities may now be liquid, though there is no assurance that a liquid market for Rule 144A securities will develop or be maintained. In promulgating Rule 144A, the SEC stated that the ultimate responsibility for liquidity determinations is that of an investment company’s board of directors. However, the SEC stated that the board may delegate the day-to-day function of determining liquidity to the fund’s investment advisor, provided that the board retains sufficient oversight.

To the extent that liquid Rule 144A securities that a Portfolio holds become illiquid, due to the lack of sufficient qualified institutional buyers or market or other conditions, the percentage of that Portfolio’s assets invested in illiquid assets would increase. The Manager and the applicable Submanager will monitor a Portfolio’s investments in Rule 144A securities and will consider appropriate measures to enable the Portfolio to maintain sufficient liquidity for operating purposes and to meet redemption requests.

Reverse Repurchase Agreements

Each of the Portfolios may enter into reverse repurchase agreements. A reverse repurchase agreement involves the sale of portfolio securities by a Portfolio to a broker-dealer or other financial institution, with an agreement by the Portfolio to repurchase the securities at an agreed upon price, date, and interest payment, and are considered borrowings by the Portfolio and are subject to any borrowing limitations set forth under “Investment Restrictions” in Part B to this Registration Statement. A Portfolio may have an opportunity to earn a great rate of interest on the investment of the cash proceeds of the sale. However, opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid by the Portfolio under the reverse repurchase agreement may not always be available. The use of reverse repurchase agreements involves the speculative factor known as “leverage” and may exaggerate any interim increase or decrease in the value of the Portfolio’s assets. If a Portfolio enters into a reverse repurchase agreement, the Portfolio will maintain assets with its custodian having a value equal to or greater than the value of its commitments under the agreement. The Portfolio will segregate such assets subject to the repurchase agreement. The Portfolio cannot use these segregated assets to meet its current obligations. The Portfolio’s liquidity and ability to manage its assets may be adversely affected when it sets aside cash or securities to cover its commitments. Reverse repurchase agreements are considered to be a form of borrowing. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities, that the assets purchased with the proceeds of the agreement decline in value, or that the buyer under a reverse repurchase agreement files for bankruptcy or becomes insolvent.

Repurchase Agreements

Each Portfolio may invest in repurchase agreements that are fully collateralized by securities in which the Portfolio may otherwise invest. A repurchase agreement involves the purchase of a security that must later be sold back to the seller (which is usually a member bank of the U.S. Federal Reserve System or a member firm of the NYSE or a subsidiary thereof) at an agreed time (usually not more than seven days from the date of purchase) and price. The resale price reflects the purchase price plus an agreed-upon market rate of interest. Under the Investment Company Act of 1940, as amended (the “1940 Act”), repurchase agreements may be considered to be loans by the buyer. If the seller defaults, the underlying security constitutes collateral for the seller’s obligation to pay, although a Portfolio may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. In the event of the bankruptcy of the other party to a repurchase agreement, a Portfolio could experience delays in recovering either the securities or cash. To the extent that, in the meantime, the value of the securities purchased has decreased, a Portfolio could experience a loss.

Non-U.S. Investments

Each of the Portfolios may invest in securities of foreign issuers. Investments in foreign securities involve risks relating to political, social, and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuers and markets are subject. In the event unforeseen exchange controls or foreign withholding taxes are imposed with respect to any Portfolio’s investments, the effect may be to reduce the income received by the Portfolio on such investments.

The European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust may invest in foreign securities and foreign issuers as discussed below in “Foreign Securities and Foreign Issuers”. In addition to the International Portfolios, the Equity Trust also may hold securities of non-U.S. issuers in the form of American Depository Receipts (“ADRs”). Generally, ADRs in registered form are designed for use in U.S. securities markets. ADRs are denominated in U.S. dollars and represent an interest in the right to receive securities of non-U.S. issuers deposited in a U.S. bank or correspondent bank. ADRs do not eliminate all the risk inherent in investing in the securities of non-U.S. issuers. However, by investing in ADRs rather than directly in equity securities of non-U.S. issuers, the Portfolio will avoid currency risks during the settlement period for either purchases or sales. For purposes of the Portfolio’s investment policies, investments in ADRs and similar instruments will be deemed to be investments in the underlying equity securities of non-U.S. issuers. The Equity Trust may acquire depository receipts from banks that do not have a contractual relationship with the issuer of the security underlying the depository receipt to issue and secure such depository receipt. To the extent the Portfolio invests in such unsponsored depository receipts there may be an increased possibility that the Portfolio may not become aware of events affecting the underlying security and thus the value of the related depository receipt. In addition, certain benefits (i.e., rights offerings) that may be associated with the security underlying the depository receipt may not inure to the benefit of the holder of such depository receipt.

Loans of Securities

Consistent with applicable regulatory policies, including those of the Board of Governors of the Federal Reserve System and the SEC, each Portfolio may make loans of its securities to brokers, dealers, or other financial institutions, provided that (a) the loan is secured continuously by collateral, consisting of securities, cash, or cash equivalents, which is marked to market daily to ensure that each loan is fully collateralized, at all times, (b) the applicable Portfolio may at any time call the loan and obtain the return of the securities loaned within three business days, (c) the applicable Portfolio will receive any interest or dividends paid on the securities loaned, and (d) the aggregate market value of securities loaned will not at any time exceed 30% of the total assets of the applicable Portfolio.

A Portfolio will earn income for lending its securities either in the form of fees received from the borrower of the securities or in connection with the investment of cash collateral in short-term money market instruments. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

In connection with lending securities, a Portfolio may pay reasonable finders, administrative, and custodial fees. No such fees will be paid to any person if it or any of its affiliates is affiliated with the applicable Fund, Domini, or the Submanager.

Options on Securities and Indexes

Each Portfolio may enter into certain options transactions involving securities in which the Portfolio may otherwise invest and options on indexes based on securities in which the Portfolio may otherwise invest for the purpose of hedging against possible increases in the value of securities that are expected to be purchased by the respective Portfolio or possible declines in the value of securities that are expected to be sold by that Portfolio. The Portfolios may also enter into options transactions as described above.

The purchase of an option on a security provides the holder with the right, but not the obligation, to purchase the underlying security, in the case of a call option, or to sell the underlying security, in the case of a put option, for a fixed price at any time up to a stated expiration date. The holder is required to pay a non-refundable premium, which represents the purchase price of the option. The holder of an option can lose the entire amount of the premium, plus related transaction costs, but not more. Upon exercise of the option, the holder is required to pay the purchase price of the underlying security in the case of a call option, or deliver the security in return for the purchase price in the case of a put option.

Prior to exercise or expiration, an option position may be terminated only by entering into a closing purchase or sale transaction. This requires a secondary market on the exchange on which the position was originally established. While a Portfolio would establish an option position only if there appears to be a liquid secondary market therefore, there can be no assurance that such a market will exist for any particular option contract at any specific time. In that event, it may not be possible to close out a position held by a Portfolio, and that Portfolio could be required to purchase or sell the instrument underlying an option, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out option positions also could have an adverse impact on a Portfolio’s ability effectively to hedge its portfolio.

Options on securities indexes are similar to options on securities, except that the exercise of securities index options requires cash payments, and does not involve the actual purchase or sale of securities. In addition, securities index options are designed to reflect price fluctuations in a group of securities or segments of the securities market rather than price fluctuations in a single security.

Transactions by a Portfolio in options on securities will be subject to limitations established by each of the exchanges, boards of trade, or other trading facilities governing the maximum number of options in each class that may be written or purchased by a single investor or group of investors acting in concert. Thus, the number of options that a Portfolio may write or purchase may be affected by options written or purchased by other investment advisory clients of Domini or a Submanager. An exchange, board of trade, or other trading facility may order the liquidations of positions found to be in excess of these limits, and it may impose certain other sanctions.

Short Sales

Short sales of securities are transactions in which a Portfolio sells a security it does not own in anticipation of a decline in the market value of the security. To complete such a transaction, the Portfolio must borrow the security to make delivery to the buyer. The Portfolio then is obligated to replace the security borrowed by purchasing it at the market price at or prior to the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Portfolio. Until the security is replaced, the Portfolio is required to repay the lender any dividends or interest paid during the period of the loan. To borrow the security, the Portfolio also may be required to pay a premium, which would increase the cost of the security sold short. A portion of the net proceeds of the short sale may be retained by the broker (or by the Portfolio’s custodian in a special custody account) to the extent necessary to meet margin sales. The Portfolio will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Portfolio replaces the borrowed security. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of premiums, dividends, interest, or expenses the Portfolio may be required to pay in connection with a short sale. An increase in the value of a security sold short by the Portfolio over the price which it was sold short will result in a loss to the Portfolio, and there can be no assurance that the Portfolio will be able to close out the position at any particular time or at an acceptable price. Where short sales are not against the box, losses may be unlimited.

Although they have no current intention to do so, each Portfolio may enter into a short sale if it is “against the box.” If a Portfolio enters into a short sale against the box, it will be required to set aside securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into such securities at no additional cost to the Portfolio) and will be required to hold such securities while the short sale is outstanding. A Portfolio will incur transaction costs, including interest expense, in connection with opening, maintaining, and closing short sales against the box. If a Portfolio engages in any short sales against the box, it will incur the risk that the security sold short will appreciate in value after the sale, with the result that the Portfolio will lose the benefit of any such appreciation. A Portfolio may make short sales both as a form of hedging to offset potential declines in long positions in similar securities and in order to maintain portfolio flexibility. Short sales may be subject to special tax rules, one of the effects of which may be to accelerate income to a Portfolio.

Cash Reserves

Each Portfolio may invest cash reserves in short-term debt securities (i.e., securities having a remaining maturity of one year or less) issued by agencies or instrumentalities of the United States government, bankers’ acceptances, commercial paper, certificates of deposit, bank deposits, or repurchase agreements, provided that the issuer satisfies certain social criteria. Some of the investments will be with community development banks and financial institutions and may not be insured by the FDIC. The Portfolios do not currently intend to invest in direct obligations of the United States government. Short-term debt instruments purchased by a Portfolio will be rated at least P-1 by Moody’s or A-1+ or A-1 by S&P or, if not rated, determined to be of comparable quality by the Board of Trustees. The Equity Trust’s policy is to hold its assets in such securities pending readjustment of its portfolio holdings of stocks composing the Index and in order to meet anticipated redemption requests.

European Equity Trust, European PacAsia Equity Trust, and PacAsia Trust (each an “International Portfolio” and collectively the “International Portfolios”)

Foreign Securities and Foreign Issuers

Investing in the securities of foreign issuers involves special considerations that are not typically associated with investing in the securities of U.S. issuers. Investments in securities of foreign issuers may involve risks arising from differences between U.S. and foreign securities markets, including less volume, much greater price volatility in and illiquidity of certain foreign securities markets, greater difficulty in determining the fair value of securities, different trading and settlement practices, and less governmental supervision and regulation, from changes in currency exchange rates, from high and volatile rates of inflation, from economic, social and political conditions such as wars, terrorism, civil unrest and uprisings, and from fluctuating interest rates.

There may be less publicly available information about a foreign issuer than about a U.S. issuer, and foreign issuers may not be subject to the same accounting, auditing, and financial record keeping standards and requirements as U.S. issuers. In particular, the assets and profits appearing on the financial statements of a foreign issuer may not reflect its financial position or results of operations in the way they would be reflected had the financial statements been prepared in accordance with U.S. generally accepted accounting principles. In addition, for an issuer that keeps accounting records in local currency, inflation accounting rules may require, for both tax and accounting purposes, that certain assets and liabilities be restated on the issuer’s balance sheet in order to express items in terms of currency of constant purchasing power. Inflation accounting may indirectly generate losses or profits. Consequently, financial data may be materially affected by restatements for inflation and may not accurately reflect the real condition of those issuers and securities markets. Finally, in the event of a default in any such foreign obligations, it may be more difficult for an International Portfolio to obtain or enforce a judgment against the issuers of such obligations.

Other investment risks include the possible imposition of foreign withholding taxes on certain amounts of an International Portfolio’s income, the possible seizure or nationalization of foreign assets and the possible establishment of exchange controls, expropriation, confiscatory taxation, other foreign governmental laws or restrictions that might affect adversely payments due on securities held by an International Portfolio, the lack of extensive operating experience of eligible foreign subcustodians, and legal limitations on the ability of an International Portfolio to recover assets held in custody by a foreign subcustodian in the event of the subcustodian’s bankruptcy.

In some countries, banks or other financial institutions may constitute a substantial number of the leading companies or companies with the most actively traded securities. The 1940 Act limits a fund’s ability to invest in any equity security of an issuer that, in its most recent fiscal year, derived more than 15% of its revenues from “securities related activities,” as defined by the rules thereunder. These provisions may also restrict an International Portfolio’s investments in certain foreign banks and other financial institutions.

There generally is less governmental supervision and regulation of exchanges, brokers, and issuers in foreign countries than there is in the United States. For example, there may be no comparable provisions under certain foreign laws to insider trading and similar investor protection securities laws that apply with respect to securities transactions consummated in the United States. Further, brokerage commissions and other transaction costs on foreign securities exchanges generally are higher than in the United States.

Foreign markets have different clearance and settlement procedures, and in certain markets there have been times when settlements have failed to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Further, satisfactory custodial services for investment securities may not be available in some countries having smaller, emerging capital markets, which may result in an International Portfolio incurring additional costs and delays in transporting such securities outside such countries. Delays in settlement or other problems could result in periods when assets of an International Portfolio are uninvested and no return is earned thereon. The inability of an International Portfolio to make intended security purchases due to settlement problems or the risk of intermediary counterparty failures could cause the International Portfolio to forego attractive investment opportunities. The inability to dispose of a portfolio security due to settlement problems could result either in losses to an International Portfolio due to subsequent declines in the value of such portfolio security or, if the International Portfolio has entered into a contract to sell the security, could result in possible liability to the purchaser.

Rules adopted under the 1940 Act permit an International Portfolio to maintain its foreign securities and cash in the custody of certain eligible non-U.S. banks and securities depositories. Certain banks in foreign countries may not be “eligible subcustodians,” as defined in the 1940 Act, for the International Portfolios, in which event the International Portfolios may be precluded from purchasing securities in certain foreign countries in which it otherwise would invest or where such purchase may result in the International Portfolios’ incurring additional costs and delays in providing transportation and custody services for such securities outside such countries. An International Portfolio may encounter difficulties in effecting on a timely basis portfolio transactions with respect to any securities of issuers held outside their countries. Other banks that are eligible foreign subcustodians may be recently organized or otherwise lack extensive operating experience. In addition, in certain countries there may be legal restrictions or limitations on the ability of an International Portfolio to recover assets held in custody by foreign subcustodians in the event of the bankruptcy of the subcustodian.

Certain of the risks associated with international investments and investing in smaller capital markets are heightened for investments in emerging market countries. For example, some of the currencies of emerging market countries have experienced devaluation relative to the U.S. dollar, and major adjustments have been made periodically in certain of such currencies. Certain of such countries face serious exchange constraints. In addition, governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In certain cases, the government owns or controls many companies. Accordingly, government actions in the future could have a significant effect on economic conditions in developing countries that could affect private sector companies and consequently the value of certain securities held in an International Portfolio’s portfolio.

Investment in certain emerging market securities is restricted or controlled to varying degrees that may at times limit or preclude investment in certain emerging market securities and increase the costs and expenses of an International Portfolio. Certain emerging market countries require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than other classes, restrict investment opportunities in issuers in industries deemed important to national interests, and/or impose additional taxes on foreign investors.

The manner in which foreign investors may invest in companies in certain emerging market countries, as well as limitations on such investments, also may have an adverse impact on the operations of an International Portfolio. For example, an International Portfolio may be required in some countries to invest initially through a local broker or other entity and then have the shares purchased re-registered in the name of the International Portfolio. Re-registration may in some instances not occur on a timely basis, resulting in a delay during which an International Portfolio may be denied certain of its rights as an investor.

Certain emerging market countries may require governmental approval for the repatriation of investment income, capital, or the proceeds of sales of securities by foreign investors that could adversely affect an International Portfolio. In addition, if deterioration occurs in the country’s balance of payments, it could impose temporary restrictions on foreign capital remittances. Investing in local markets in emerging market countries may require an International Portfolio to adopt special procedures, seek local government approvals, or take other actions, each of which may involve additional costs to the International Portfolio.

With respect to investments in certain emerging market countries, different legal standards may have an adverse impact on an International Portfolio. For example, while the potential liability of a shareholder in a U.S. corporation with respect to acts of the corporation is generally limited to the amount of the shareholder’s investment, the notion of limited liability is less clear in certain emerging market countries. Similarly, the rights of investors in emerging market companies may be more limited than those of shareholders of U.S. corporations.

Certain markets are in only the earliest stages of development. There is also a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries. Many of such markets also may be affected by developments with respect to more established markets in the region. Brokers in emerging market countries typically are fewer in number and less capitalized than brokers in the United States. These factors, combined with the U.S. regulatory requirements for open-end investment companies and the restrictions on foreign investment, result in potentially fewer investment opportunities for an International Portfolio and may have an adverse impact on the investment performance of an International Portfolio.

Supranational Obligations

Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the World Bank, the European Investment Bank, the European Bank for Reconstruction and Development, the Asian Development Bank, and the Inter-American Development Bank. Supranational issued instruments may be denominated in multinational currency units. Obligations of the World Bank and certain other supranational organizations are supported by subscribed but unpaid commitments of member countries. There is no assurance that these commitments will be undertaken or complied with in the future.

Depository Receipts

Securities of foreign issuers may be purchased directly or through depository receipts, such as American Depository Receipts (“ADRs”), European Depository Receipts (“EDRs”), and Global Depository Receipts (“GDRs”), or other securities representing underlying shares of foreign companies. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement.

ADRs, EDRs, and GDRs are issued through “sponsored” or “unsponsored” arrangements. In a sponsored arrangement, the foreign issuer assumes the obligation to pay some or all of the depository’s transaction fees, whereas under an unsponsored arrangement, the foreign issuer assumes no obligation and the depository’s transaction fees are paid by the holders. In addition, less information is generally available in the United States about the issuer of an unsponsored depository receipt as it is for the issuer of a sponsored depository receipt.

Risks of Derivatives Outside the United States. When conducted outside the United States, Derivatives transactions may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and will be subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies, and other instruments. In addition, the price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time an order is placed and the time it is liquidated, offset, or exercised. The value of positions taken as part of non-U.S. Derivatives also could be adversely affected by: (1) other complex foreign political, legal, and economic factors, (2) lesser availability of data on which to make trading decisions than in the United States, (3) delays in the International Portfolio’s ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States, (4) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (5) lower trading volume and liquidity.

The approval of the investors in the Portfolios is not required to change the investment objective or any of the non-fundamental investment policies discussed above (other than the policy regarding concentration by the Portfolios), including those concerning security transactions.

INVESTMENT RESTRICTIONS

Fundamental Restrictions

Each of the Portfolios has adopted the following policies which may not be changed without approval by holders of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the applicable Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the voting power of the interests in a Portfolio, present at a meeting, if the holders of more than 50% of the voting power of the interests in the Portfolio are present or represented by proxy, or (ii) more than 50% of the voting power of the interests in the Portfolio.

None of the Portfolios may:

(1) Borrow money if such borrowing is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

(2) Make loans to other persons if such loans are prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

(3) Purchase or sell real estate or interests in oil, gas or mineral leases in the ordinary course of business (each Portfolio reserves the freedom of action to hold and to sell real estate acquired as the result of the ownership of securities by the Portfolio).

(4) Purchase or sell commodities or commodities contracts in the ordinary course of business (the foregoing shall not preclude a Portfolio from purchasing or selling futures contracts or options thereon).

(5) Underwrite securities issued by other persons, except that all or any portion of the assets of a Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act, and except insofar as a Portfolio may technically be deemed an underwriter under the 1933 Act, in selling a security.

(6) Issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

In addition, the Equity Trust may not:

(7) Invest more than 25% of its assets in any one industry except that (a) all or any portion of the assets of the Equity Trust may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act and (b) if an investment objective or strategy of the Equity Trust is to match the performance of an index and the stocks in a single industry comprise more than 25% of such index, the Equity Trust may invest more than 25% of its assets in that industry.

In addition, the European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust may not:

(8) Invest more than 25% of its assets in any one industry except that all or any portion of the assets of the European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

For purposes of restriction (1) above, covered mortgage dollar rolls and arrangements with respect to securities lending are not treated as borrowing.

In addition, as a matter of fundamental policy, the Equity Trust will invest all of its investable assets in (a) securities and instruments that meet social criteria, (b) one or more investment companies that apply social criteria in selecting securities and instruments, (c) cash, and (d) any combination of the foregoing.

Nonfundamental Restrictions

The following policies are not fundamental and may be changed with respect to a Portfolio by that Portfolio without the approval of the investors in the Portfolio.

None of the Portfolios will, as a matter of operating policy:

(1) As to 75% of its total assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 5% of the Portfolio’s total assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by (a) the United States, (b) any state or political subdivision thereof, (c) any political subdivision of any such state, or (d) any agency or instrumentality of the United States, any state or political subdivision thereof, or any political subdivision of any such state), provided that, for purposes of this restriction, (i) the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract and (ii) each Portfolio may invest all or any portion of its assets in one or more investment companies to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

(2) As to 75% of its total assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Portfolio, provided that, for purposes of this restriction, (a) the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract and (b) each Portfolio may invest all or any portion of its assets in one or more investment companies to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

No Portfolio will as a matter of operating policy invest more than 15% of its net assets, in illiquid securities, except that each such Portfolio may invest all or any portion of its assets in one or more investment companies, to the extent not prohibited by the 1940 Act or the rules and regulations thereunder.

The Equity Trust will not as a matter of operating policy purchase puts, calls, straddles, spreads, and any combination thereof if the value of its aggregate investment in such securities will exceed 5% of the Equity Trust’s total assets at the time of such purchase.

The Equity Trust has a non-fundamental policy to invest, under normal circumstances and as a matter of operating policy, at least 80% of its assets in equity securities and related investments with similar economic characteristics. Holders of beneficial interests in the Equity Trust will be provided with at least 60 days’ prior notice of any change in the non-fundamental policy set forth in this paragraph.

The European Equity Trust has a non-fundamental policy to invest, under normal circumstances and as a matter of operating policy, at least 80% of its assets in equity securities and related investments of European companies. For purposes of this policy, European companies include (1) companies organized or principally traded within a European country; (2) companies having at least 50% of their assets in, or deriving 50% or more of their revenues or profits from, a European country; (3) issuers who are European governments and agencies or underlying instrumentalities of European governments; and (4) issuers whose economic fortunes and risks are otherwise linked with a European market (as determined by Wellington Management). Holders of beneficial interests in the European Equity Trust will be provided with at least 60 days’ prior notice of any change in the non-fundamental policy set forth in this paragraph.

The European PacAsia Equity Trust has a non-fundamental policy to invest, under normal circumstances, at least 80% of its assets in equity securities and related investments of European and Asia-Pacific companies. For purposes of this policy, these companies may include, but are not limited to, (1) companies organized or principally traded within a European or Asia-Pacific country; (2) companies having at least 50% of their assets in, or deriving 50% or more of their revenues or profits from, a European or Asia-Pacific country; (3) issuers who are European or Asia-Pacific governments and agencies or underlying instrumentalities of European or Asia-Pacific governments; and (4) issuers whose economic fortunes and risks are otherwise linked with a European or Asia-Pacific market (as determined by the Portfolio’s Submanager). Holders of beneficial interests in the European PacAsia Equity Trust will be provided with at least 60 days’ prior notice of any change in the nonfundamental policy set forth in this paragraph.

The PacAsia Equity Trust has a nonfundamental policy to invest, under normal circumstances, at least 80% of its assets in equity securities and related investments of companies tied economically to the Asia-Pacific region. For purposes of this policy, these companies may include, but are not limited to, (1) companies organized or principally traded within an Asia-Pacific country; (2) companies having at least 50% of their assets in, or deriving 50% or more of their revenues or profits from, an Asia-Pacific country; (3) issuers who are Asia-Pacific governments and agencies or underlying instrumentalities of Asia-Pacific governments; and (4) issuers whose economic fortunes and risks are otherwise linked with an Asia-Pacific market (as determined by the Portfolio’s Submanager). Holders of beneficial interests in the PacAsia Equity Trust will be provided with at least 60 days’ prior notice of any change in the nonfundamental policy set forth in this paragraph.

Percentage and Rating Restrictions

If a percentage restriction or rating restriction on investment or utilization of assets set forth above or referred to in the Prospectus is adhered to at the time an investment is made or assets are so utilized, a subsequent change in circumstances will not be considered a violation of policy; provided that if at any time the ratio of borrowings of a Portfolio to the net asset value of that Portfolio exceeds the ratio permitted by Section 18(f) of the 1940 Act, the Portfolio will take the corrective action required by Section 18(f).

TEMPORARY DEFENSIVE POSITION

Each Portfolio may temporarily use a different investment strategy for defensive purposes in response to extraordinary market conditions, economic factors, or other occurrences. This may adversely affect the Portfolio’s performance.

PORTFOLIO TURNOVER

The annual portfolio turnover rates of the Equity Trust for the fiscal years ended July 31, 2006 and 2007 were 12% and 126%, respectively. The portfolio turnover rate of the Equity Trust increased as a result of the change from an index strategy to an active investment strategy for the Equity Trust.

The annual portfolio turnover rate for the European Equity Trust for the fiscal years ended July 31, 2006 and 2007, respectively, was 69% and 88%.

The annual portfolio turnover rate for the European PacAsia Equity Trust for the fiscal year ended July 31, 2007, was 46%.

The annual portfolio turnover rate for the PacAsia Equity Trust for the fiscal year ended July 31, 2007, was 41%.

The sale of securities may produce capital gains, which may be taxable to each Portfolio’s investors. Active trading may result in increased transaction costs.

PORTFOLIO HOLDINGS INFORMATION

The Portfolios have implemented portfolio holdings disclosure policies and procedures that govern the timing and circumstances of disclosure to investors and third parties of information regarding the portfolio investments held by the Portfolios. These portfolio holdings disclosure policies and procedures have been approved by the Board of Trustees of the Portfolios and are subject to periodic review by the Board of Trustees.

Disclosure of each Portfolio’s portfolio holdings is required to be made quarterly within 60 days of the end of each fiscal quarter (currently, each January 31, April 30, July 31, and October 31) in the Annual Report

and the Semi-Annual Report to Portfolio investors and in the Quarterly Report on Form N-Q. These reports are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov.

In addition, Domini’s website (www.domini.com) contains information about each Portfolio’s complete portfolio holdings, including, as applicable, the security description, the ticker symbol, the security identification number, price per share, par value, interest rate, maturity date, market value, and percentage of total investments, in each case updated as of the end of the most recent calendar quarter (i.e., each March 31, June 30, September 30, and December 31). This information is provided on the website with a lag of at least 30 days and will be available until updated for the next calendar quarter. All information described in this paragraph is publicly available to all categories of persons.

During the first calendar quarter of a Portfolio’s operations and for 30 days thereafter, Domini’s website (www.domini.com) may also contain portfolio holdings information with respect to the Portfolio as of 5 business days after the commencement of operations of the Portfolio, or any later date in such calendar quarter with a lag, in each case, of at least 7 business days. Such information is limited to descriptions of the securities held by the Portfolio and the identification numbers and/or ticker symbols for such securities. All information described in this paragraph is publicly available to all categories of persons.

From time to time rating and ranking organizations such as, Standard and Poor’s, may request complete portfolio holdings information in connection with rating a Portfolio. Similarly, pension plan sponsors and/or their consultants may request a complete list of portfolio holdings in order to assess the risks of a Portfolio’s portfolio along with related performance attribution statistics. The Portfolios believe that these third parties have legitimate objectives in requesting such portfolio holdings information. To prevent such parties from potentially misusing portfolio holdings information, the Portfolios will generally only disclose such information as of the end of the most recent calendar quarter, with a lag of at least 30 days, as described above, or, during a Portfolio’s first calendar quarter of operations, as of 5 business days after the commencement of operations of the Portfolio, or any later date during such calendar quarter with a lag of at least 7 business days, as described above.

In addition, the Portfolios’ Chief Compliance Officer, or his or her designee, may grant exceptions to permit additional disclosure of the Portfolios’ portfolio holdings information at differing times and with different lag times to rating agencies and to pension plan sponsors and/or their consultants, provided that (1) the recipient is subject to a confidentiality agreement, (2) the recipient will utilize the information to reach certain conclusions about the investment management characteristics of the Portfolios and will not use the information to facilitate or assist in any investment program, (3) the recipient will not provide access to third parties to this information, and (4) the recipient will receive this information no earlier than seven business days after the end of the calendar quarter (or, during a Portfolio’s first calendar quarter of operations, the recipient will receive this information as of 5 business days after the commencement of operations of the Portfolio or a later date in such calendar quarter with at least, in each case, a lag of 7 business days). In approving a request for an exception, the Chief Compliance Officer will consider a recipient’s need for the relevant holdings information, whether the disclosure will be in the best interest of the Portfolio and its investors, and whether conflicts of interest from such disclosures are appropriately resolved. Currently, the Equity Trust and the European Equity Trust have obtained confidentiality agreements and have arrangements to provide additional disclosure of portfolio holdings information to the following rating and ranking organizations and pension plan consultants: Bidart & Ross, Inc.; Cambridge Associates LLC; Jeffrey Slocum & Associates, Inc.; Marquette Associates, Inc.; Mercer Inc.; New England Pension Consultants; R.V. Kuhns & Associates; and Standard and Poor’s. As of the date of this Part B, the European PacAsia Equity Trust and the PacAsia Equity Trust have not entered into any arrangements to provide additional disclosure of portfolio holdings information to any rating and ranking organizations or pension plan consultants. The Board of Trustees receives periodic reports regarding entities that receive disclosure regarding the Portfolio’s portfolio holdings as described in this paragraph.

In addition, the service providers of the Portfolios, such as the Submanager, custodian, and transfer agent may receive portfolio holdings information in connection with their services to the Portfolios. The Submanager may also provide information regarding a Portfolio’s portfolio holdings to certain of its service providers in connection with the services provided to the Submanager by such service providers (such as performance attribution analysis, portfolio management systems and clearing). As of the date of this Part B, the Submanager’s service providers who receive portfolio holdings information include Brown Brothers Harriman & Co., FactSet Research Systems, Inc., Investment Technology Group, Automatic Data Processing, and State Street Bank and Trust Company.

In no event shall Domini, Domini’s affiliates or employees, any Submanager, any Submanager’s affiliates or employees or the Portfolios receive any direct or indirect compensation in connection with the disclosure of information about a Portfolio’s portfolio holdings.

Item 12. Management of the Portfolio.

TRUSTEES AND OFFICERS OF THE PORTFOLIOS

The management and affairs of the Portfolios are supervised by the Board of Trustees of the Master Trust under the laws of the State of New York.

The Trustees and officers of the Master Trust, their ages, their principal occupations during the past five years (including other directorships), and the number of investment companies in the Domini family of funds that the Trustees oversee are set forth below. Their titles may have varied during that period. Each Trustee holds office until his or her successor is elected or until he or she retires, resigns, dies, or is removed from office.

Asterisks indicate that those Trustees and officers are “interested persons” (as defined in the 1940 Act) of the Master Trust. Each Trustee and officer of the Master Trust noted as an “interested person” is interested by virtue of his or her position with Domini as described in the table below. Unless otherwise indicated below, the address of each Trustee and officer is 536 Broadway, 7th Floor, New York, New York 10012.

Name and Age	Position(s) Held with the Master Trust and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds and Portfolios in Domini Family of Funds Overseen by Trustee	Other Directorships Held by Trustee(1)
Interested Trustee and Officer:
Amy L. Domini* Age: 57	Chair, Trustee, and President of the Master Trust since 1990

CEO (since 2002), President (2002-June 2005), and Manager (since 1997), Domini Social Investments LLC; Manager, DSIL Investment Services LLC (since 1998); Manager, Domini Holdings LLC (holding company) (since 2002); Director, Tom’s of Maine, Inc. (natural care products) (2004); Board Member, Progressive Government Institute (nonprofit education on executive branch of the federal government) (2003-2005); Board Member, Financial Markets Center (nonprofit financial markets research and education resources provider) (2002-2004); Trustee, New England Quarterly (periodical) (since 1998); Trustee, Episcopal Church Pension Fund (1994-2006); Private Trustee, Loring, Wolcott & Coolidge Office (fiduciary) (since 1987); Partners for the Common Good (community development nonprofit)(since 2005).

			14	None
Independent Trustees:
Julia Elizabeth Harris Age: 59	Trustee of the Master Trust since 1999	Director and President, Alpha Global Solutions, LLC (agribusiness) (since 2004); Trustee, Fiduciary Trust Company (financial institution) (2001-2005); Vice President, UNC Partners, Inc. (financial management) (since 1990).	14	None
Kirsten S. Moy Age: 60	Trustee of the Master Trust since 1999	Board Member, Community Reinvestment Fund (since 2003); Director, Economic Opportunities Program, The Aspen Institute (research and education) (since 2001);	14	None

Name and Age	Position(s) Held with the Master Trust and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds and Portfolios in Domini Family of Funds Overseen by Trustee	Other Directorships Held by Trustee(1)
		Director, NCB CI (National Coop Bank Capital Impact) (since 2006).
William C. Osborn Age: 63	Trustee of the Master Trust since 1997	Manager, Massachusetts Green Energy Fund Management 1, LLC (venture capital) (since 2004); Manager, Commons Capital Management LLC (venture capital) (since 2000); Special Partner/Consultant, Arete Corporation (venture capital) (since 1999); Director, CTP Hydrogen, Inc. (hydrogen generation technology (since 2005); Director, World Power Technologies, Inc. (power equipment production) (1999-2004); Director, Investors’ Circle (socially responsible investor network) (1999-2004).	8	None
Karen Paul Age: 63	Trustee of the Master Trust since 1997	Professor of Management and International Business, Florida International University (since 1990); Visiting Professor, Escuela Graduado Administración Dirección Empresas, Instituto Tecnológico y de Estudios Superiores de Monterrey (2004); Professor, Catholic University of Bolivia (2003); Fulbright Fellow, U.S. Department of State (2003); Partner, Trinity Industrial Technology (1997-2002); Executive Director, Center for Management in the Americas (1997-2002).	14	None
Gregory A. Ratliff Age: 47	Trustee of the Master Trust since 1999	Senior Program Officer, Bill and Melinda Gates Foundation (since 2007); Community Investment Consultant (self-employment) (since 2002); Senior Fellow, The Aspen Institute (research and education) (2002); Director, Economic Opportunity, John D. and Catherine T. MacArthur Foundation (private philanthropy) (1997-2002).	14	None

Name and Age	Position(s) Held with the Master Trust and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds and Portfolios in Domini Family of Funds Overseen by Trustee	Other Directorships Held by Trustee(1)
John L. Shields Age: 54	Trustee of the Master Trust since 2004

Principal, MainStay Consulting Group, LLC (Management Consulting Firm) (since 2006); CEO, Open Investing, Inc. (investment advisor) (2006-2007); CEO, Harris Insight Funds Trust (mutual funds) (2005-2006); Managing Director, Navigant Consulting, Inc. (management consulting firm) (2004-2006); Advisory Board Member, Vestmark, Inc. (software company) (since 2003); Managing Principal, Shields Smith & Webber LLC (management consulting firm) (2002-2004); President and CEO, Citizens Advisers, Inc. (1998-2002); President and CEO, Citizens Securities, Inc. (1998-2002); President and Trustee, Citizens Funds (1998-2002).

			14	None

Name and Age	Position(s) Held with the Master Trust and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds and Portfolios in Domini Family of Funds Overseen by Trustee	Other Directorships Held by Trustee(1)
Officers:
Megan L. Dunphy* Age: 38	Secretary of the Master Trust since 2005	Mutual Fund Counsel, Domini Social Investments LLC (since 2005); Secretary, Domini Funds (since 2005); Counsel ING (formerly Aetna Financial Services) (financial services) (1999-2004).	N/A	N/A
Adam M. Kanzer* Age: 41	Chief Legal Officer of the Master Trust since 2003, Vice President of the Master Trust since 2007

Managing Director (since January 2007), General Counsel and Director of Shareholder Advocacy (since 1998) and Chief Compliance Officer (April 2005-May 2005), Domini Social Investments LLC; Chief Legal Officer (since 2003), Chief Compliance Officer (April 2005-July 2005), Vice President (since April 2007), Domini Funds.

			N/A	N/A
Carole M. Laible* Age: 44	Treasurer of the Master Trust since 1997 and Vice President of the Trust and Master Trust since 2007

President (since July 2005), Member (since 2006), Chief Operating Officer (since 2002) and Financial/ Compliance Officer (1997-2003), Domini Social Investments LLC; President and CEO (since 2002), Chief Compliance Officer (since 2001), Chief Financial Officer, Secretary, and Treasurer (since 1998), DSIL Investment Services LLC; Treasurer (since 1997), Vice President (since April 2007), Domini Funds.

			N/A	N/A
Douglas Lowe* (51)	Assistant Secretary of the Trust and the Master Trust since 2007	Senior Compliance Manager and Counsel, Domini Social Investments LLC (since 2006); Assistant Secretary, Domini Funds (since April 2007); Executive Director, Morgan Stanley (2002-2005)	N/A	N/A
Steven D. Lydenberg* Age: 62	Vice President of the Master Trust since 1990	Chief Investment Officer (since 2003) and Member (since 1997), Domini Social Investments LLC; Vice President, Domini Funds (since 1990).	N/A	N/A

Name and Age	Position(s) Held with the Master Trust and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds and Portfolios in Domini Family of Funds Overseen by Trustee	Other Directorships Held by Trustee(1)
Meaghan T. O’Rourke* (28)	Assistant Secretary of the Trust and the Master Trust since 2007

Compliance Associate (since 2005), Institutional Client Relationships Associate (2004 to 2005), Administrative Assistant (2002 to 2004), Domini Social Investments LLC; Assistant Secretary, Domini Funds (since April 2007)

			N/A	N/A
Christina Povall* (38)	Assistant Treasurer of the Trust and the Master Trust since 2007

Director of Finance, Domini Social Investments LLC (since 2004); Assistant Treasurer, Domini Funds (since April 2007); Senior Manager, PricewaterhouseCoopers LLP (independent registered public accounting firm) (1999-2004).

			N/A	N/A
Maurizio Tallini* Age: 34	Chief Compliance Officer of the Master Trust since 2005 Vice President of the Master Trust since 2007

Managing Director (since January 2007), Chief Compliance Officer (since 2005), Domini Social Investments LLC; Vice President (since April 2007). Chief Compliance Officer (since 2005), Domini Funds; Venture Capital Controller, Rho Capital Partners (venture capital) (2001-2005).

			N/A	N/A

(1) This includes all directorships (other than those of the Domini Funds) that are held by each Trustee as a director of a public company or a registered investment company.

COMMITTEES

The Board of Trustees has a standing Audit Committee composed of all of the Trustees who are not “interested persons” of the Master Trust within the meaning of the 1940 Act. The Audit Committee met three times during the Portfolios’ last fiscal year to review the internal and external accounting procedures of the Portfolios and, among other things, to consider the selection of independent registered public accountants for the Portfolios, to approve all significant services proposed to be performed by the accountants and to consider the possible effect of such services on their independence.

The Board of Trustees also has a standing Nominating Committee. All of the Trustees who are not “interested persons” of the Master Trust within the meaning of the 1940 Act are members of the Nominating Committee. The Nominating Committee did not meet during the Portfolios’ last fiscal year. The Nominating Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board of Trustees. The Nominating Committee will consider nominees recommended by investors. If an investor would like to recommend a nominee to the Master Trust’s Nominating Committee, it should deliver its recommendation in writing to the Secretary of the Master Trust, 536 Broadway, 7th Floor, New York, New York 10012.

OWNERSHIP OF BENEFICIAL INTERESTS IN THE PORTFOLIOS AND IN OTHER ENTITIES

Because only investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are “accredited investors” under Regulation D of the 1933 Act may make investments in the Portfolios, no Trustee owns any interest in the Portfolios. The following table shows the amount of equity securities beneficially owned by the Trustees in the Domini Social Equity Fund (an investment company that invests all of its assets in the Equity Trust), the Domini European Social Equity Fund (an investment company that invests all of its assets in the European Equity Trust), the Domini European PacAsia Social Equity Fund, the Domini PacAsia Social Equity Fund and in all investment companies in the Domini family of funds supervised by the Trustees as of December 31, 2006.

Name of Trustee	Range of Investment in the Equity Fund	Range of Investment in the European Fund	Range of Investment in the European PacAsia Fund	Range of Investment in the PacAsia Fund	Range of Investment in the Bond Fund	Aggregate Range of Investment in Domini Family of Funds
Interested Trustee:
Amy L. Domini	over $100,00	$10,001-$50,000	$0	$0	$50,001-$100,000	over $100,000
Independent Trustees:
Julia E. Harris	under $10,000	$0	$0	$0	$0	under $10,000
Kirsten S. Moy	$10,001-$50,000	under $10,000	$0	$0	$0	$10,001-$50,000
William C. Osborn	over $100,000	$50,001-$100,000	$0	$0	$0	over $100,000
Karen Paul	$10,001-$50,000	under $10,000	under $10,000	under $10,000	$0	$50,001-$100,000
Gregory A. Ratliff	$10,001-$50,000	$0	$0	$0	$0	$10,001-$50,000
John L. Shields	$10,001-$50,000	$0	$0	$0	$0	$10,001-$50,000

COMPENSATION AND INDEMNITY OF TRUSTEES

Each of the Independent Trustees receives an annual retainer for serving as a Trustee of the Master Trust, the Domini Advisor Trust, the Domini Social Investment Trust, and the Domini Institutional Trust of $14,000, and the Chair of the Audit Committee receives an additional $5,000. Each Independent Trustee also receives $1,500 for attendance at each joint meeting of the Boards of the Master Trust, the Domini Advisor Trust, the Domini Social Investment Trust, and the Domini Institutional Trust (reduced to $625 in the event that a Trustee participates at an in-person meeting by telephone). In addition, each Trustee receives reimbursement for reasonable expenses incurred in attending meetings.

Information regarding compensation paid to the Trustees by the Master Trust for the fiscal year ended July 31, 2007, is set forth below. Ms. Domini is not compensated by the Master Trust for her service as a Trustee because of her affiliation with Domini.

Name of Trustee	Aggregate Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of Trust Expenses	Estimated Benefits Upon Retirement	Total Compensation from Trust and Fund Complex Paid to Trustees(1)
Interested Trustee:
Amy L. Domini	None	None	None	None
Independent Trustee:
Julia E. Harris	$8,174	None	None	$16,625
Kirsten S. Moy	$8,174	None	None	$16,625
William C. Osborn	$7,868	None	None	$16,000
Karen Paul	$8,174	None	None	$16,625
Gregory A. Ratliff	$8,174	None	None	$16,625
John L. Shields	$8,174	None	None	$16,625
(1)	As of July 31, 2007, there were fourteen funds in the Domini family of funds.

The Master Trust’s Declaration of Trust provides that it will indemnify its Trustees and officers (the “Indemnified Parties”) against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Master Trust, unless, as to liability to the Equity Trust, the European Equity Trust, the European PacAsia Trust or the PacAsia Equity Trust or their respective investors, it is finally adjudicated that the Indemnified Parties engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that the Indemnified Parties did not act in good faith in the reasonable belief that their actions were in the best interests of the Master Trust, the Equity Trust, the European Equity Trust, the European PacAsia Trust or the PacAsia Equity Trust. In case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees, or in a written opinion of independent counsel, that such Indemnified Parties have not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties.

CODES OF ETHICS

The Master Trust, Domini, DSILD, and Wellington Management have each adopted a Code of Ethics (collectively, the “Codes of Ethics”) under Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by the European Equity Trust. The Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and copies of the Codes of Ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

PROXY VOTING POLICIES

Each Portfolio (and each of the other funds in the Domini family of funds) has adopted proxy voting policies and procedures to ensure that all proxies for securities held by that Portfolio are cast in the best interests of the Portfolio’s beneficial owners. Because each Portfolio has a fiduciary duty to vote all shares in the best interests of its beneficial owners, each Portfolio votes proxies after considering its beneficial owners’ financial interests and social objectives. The proxy voting policies and procedures are designed to ensure that all proxies are voted in the best interests of a Portfolio’s beneficial owners by isolating the proxy voting function from any potential conflicts of interest. In most instances, votes are cast according to predetermined policies, and potential conflicts of interest cannot influence the outcome of voting decisions. There are, however, several voting guidelines that require a case-by-case determination, and other instances where votes may vary from predetermined policies. Certain procedures have been adopted to ensure that conflicts of interest in such circumstances are identified and appropriately addressed. The Board of Trustees of the Master Trust has delegated the responsibility to vote proxies for the Portfolios to Domini. More details about the Domini Portfolios’ proxy voting guidelines and Domini’s proxy voting policies and procedures, including procedures adopted by Domini to address any potential conflicts of interest, are provided in the complete Proxy Voting Policies and Procedures in Appendix A.

All proxy votes cast for the Portfolios are posted to Domini’s website on an ongoing basis over the course of the year. An annual record of all proxy votes cast for the Portfolios during the most recent 12-month period ended June 30 are available, free of charge, at www.domini.com, and on the EDGAR database on the SEC’s website at www.sec.gov.

Item 13. Control Persons and Principal Holders of Securities.

As of October 31, 2007, all Trustees and officers of the Master Trust as a group owned less than 1% of any Portfolio’s outstanding beneficial interests.

As of October 31, 2007, the following investors of record owned 5% or more of the beneficial interests in the Equity Trust: Domini Social Equity Fund (86.4%) and Domini Institutional Social Equity Fund (13.1%). The Equity Trust has no knowledge of any other owners of record or beneficial owners of 5% or more of the beneficial interests in the Equity Trust.

As of October 31, ,2007 , the following investors of record owned 5% or more of the beneficial interests in the European Equity Trust: Domini European Social Equity Fund (95.7%). The European Equity Trust has no knowledge of any other owners of record or beneficial owners of 5% or more of the beneficial interests in the Portfolio.

As of October 31, 2007, the following investors of record owned 5% or more of the beneficial interests in the European PacAsia Equity Trust: Domini European PacAsia Social Equity Fund (94.7%) and Domini European PacAsia Social Equity Portfolio (5.3%). The European PacAsia Equity Trust has no knowledge of any other owners of record or beneficial owners of 5% or more of the beneficial interests in the Portfolio.

As of October 31, 2007, the following investors of record owned 5% or more of the beneficial interests in the PacAsia Equity Trust: Domini PacAsia Social Equity Fund (96.1%). The PacAsia Social Equity Trust has no knowledge of any other owners of record or beneficial owners of 5% or more of the beneficial interests in the Portfolio.

The address of each of the Domini Social Equity Fund, the Domini Institutional Social Equity Fund, the Domini European Social Equity Fund, the Domini European Social Equity Portfolio, the Domini European PacAsia Social Equity Fund, and Domini PacAsia Social Equity Fund is 536 Broadway, 7th Floor, New York, New York 10012.

Items 14. and 15. Investment Advisory and Other Services and Portfolio Managers.

Domini is a Massachusetts limited liability company with offices at 536 Broadway, 7th Floor, New York, NY 10012, and is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The names of the persons who control the adviser and the basis of the person’s control are as follows: Amy L. Domini (aka Amy L. Thornton or Amy Domini Thornton), Chair of the Board and President of the Master Trust and the Manager and Chief Executive Officer of Domini; Steven D. Lydenberg, Vice President of the Master Trust and Chief Investment Officer of Domini; Carole Laible, Treasurer and Vice President of the Trust and the Master Trust, and the President and Chief Operating Officer of Domini; Adam M. Kanzer, Chief Legal Officer and Vice President of the Trust and the Master Trust and Managing Director, General Counsel and Director of Shareholder Advocacy of Domini; Maurizio Tallini, Chief Compliance Officer and Vice President of the Trust and the Master Trust and Managing Director and Chief Compliance Officer of Domini.

Domini manages the assets of the Equity Trust, the European Equity Trust, the European PacAsia Equity Trust and the PacAsia Equity Trust and provides certain administrative services to the Portfolios pursuant to separate Management Agreements. The services provided by Domini include furnishing an investment program for each Portfolio. Domini will have authority to determine from time to time what securities are purchased, sold, or exchanged, and what portion of assets of each Portfolio is held uninvested. Domini will also perform such administrative and management tasks for the Portfolios as may from time to time be reasonably requested, including: (a) maintaining office facilities and furnishing clerical services necessary for maintaining the organization of the Portfolios, and for performing administrative and management functions, (b) supervising the overall administration of the Portfolios, including negotiation of contracts and fees with, and monitoring of performance and billings of, the transfer agent, shareholder servicing agents, custodian, and other independent contractors or agents of the Portfolios, as applicable, (c) overseeing (with the advice of the counsel to the Portfolios, the preparation of and, if applicable, the filing of all documents required for compliance by the Portfolios with applicable laws and regulations, including registration statements, prospectuses, and statements of additional information, Semi-Annual and Annual Reports to investors, proxy statements, and tax returns, (d) preparing agendas and supporting documents for, and minutes of meetings of, the Trustees, committees of the Trustees, and investors, (e) arranging for maintenance of the books and records of the Portfolios, (f) maintaining telephone coverage to respond to investor and shareholder inquiries; and (g) answering questions from the general public, the media, and investors in the Portfolios regarding the Portfolios’ securities holdings, limits on investment, and the Portfolios’ proxy voting philosophy and shareholder activism philosophy. Domini provides persons satisfactory to the Board of Trustees of the Master Trust to serve as officers of the Master Trust. Such officers, as well as certain other employees and Trustees of the Master Trust may be directors, officers, or employees of Domini or its affiliates. Domini furnishes at its own expense all facilities and personnel necessary in connection with providing these services.

Unless otherwise terminated, the Management Agreement for the Equity Trust will continue in effect if such continuance is specifically approved by August 15, 2008, and at least annually by the Board of Trustees or by a majority of the outstanding voting securities of the Equity Trust at a meeting called for the purpose of voting on the Management Agreement (with the vote of each investor in the Equity Trust being in proportion to the amount of its investment), and, in either case, by a majority of the Trustees who are not parties to the Management Agreement or interested persons of any such party at a meeting called for the purpose of voting on the Management Agreement.

Unless otherwise terminated, the Management Agreement for the European Equity Trust, the European PacAsia Equity Trust and the PacAsia Equity Trust will continue in effect if such continuance is specifically approved with respect to the European Equity Trust by April 27, 2008, and with respect to each of the European PacAsia Equity Trust, and the PacAsia Equity Trust by July 28, 2008, and at least annually thereafter by the

Board of Trustees or by a majority of the outstanding voting securities of the applicable Portfolio at a meeting called for the purpose of voting on such Management Agreement (with the vote of each investor in the applicable Portfolio being in proportion to the amount of its investment), and, in either case, by a majority of the Trustees who are not parties to such Management Agreement or interested persons of any such party at a meeting called for the purpose of voting on such Management Agreement.

Each Management Agreement provides that Domini may render services to others. Domini may employ, at its own expense, or may request that the Portfolios, as applicable, employ (subject to the requirements of the 1940 Act) one or more subadvisors or submanagers, subject to Domini’s supervision. Each Management Agreement is terminable without penalty on not more than 60 days’ nor less than 30 days’ written notice by the Portfolios, as applicable, when authorized either by majority vote of the outstanding voting securities of the Portfolios (with the vote of each investor in each Portfolio being in proportion to the amount of its investment), or by a vote of a majority of the Board of Trustees of the Master Trust, or by Domini, and will automatically terminate in the event of its assignment. Each Management Agreement provides that neither Domini nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Portfolios, as applicable, except for willful misfeasance, bad faith, or gross negligence or reckless disregard of its or their obligations and duties under such Management Agreement.

Equity Trust

Under the Management Agreement between the Equity Trust and Domini, Domini receives aggregate fees for advisory services to the Equity Trust at the following rates: 0.30% of the first $2 billion of net assets managed, 0.29% of the next $1 billion of net assets managed and 0.28% of net assets managed in excess of $3 billion. Domini also provides administrative services to the Equity Trust under the Management Agreement.

Prior to November 30, 2006, Domini received aggregate fees for advisory services to the Equity Trust under a prior investment management agreement with Domini at the following rates: 0.20% of first $2 billion of net assets managed, 0.19% of the next $500 million of net assets managed and 0.18% of net assets managed in excess of $2.5 billion.

For the fiscal years ended July 31, 2007, July 31, 2006, and July 31, 2005, the Equity Trust incurred approximately $3, 607,711, $3,024,139, and $3,165,651, respectively, pursuant to the Management Agreement or prior management agreement with Domini, after waivers.

European Equity Trust

Under the Management Agreement between the European Equity Trust and Domini, Domini receives aggregate fees for advisory services to the European Equity Trust at the following rates: 0.75% of the first $250 million of net assets managed, 0.70% of the next $250 million of met assets managed and 0.65% of net assets managed in excess of $500 million. Domini also provides administrative services to the European Equity Trust under the Management Agreement.

For the fiscal period ended July 31, 2007 and July 31, 2006, the European Equity Trust incurred approximately $717,602 and $68,431, respectively, in management fees pursuant to its Management Agreement with Domini, after waivers.

The European Equity Trust did not pay any fees to Domini under the Management Agreement as of July 31, 2005 because the European Equity Trust had not commenced operations.

European PacAsia Equity Trust

Under the Management Agreement between the European PacAsia Equity Trust and Domini, Domini receives aggregate fees for advisory services to the European PacAsia Equity Trust at the following rates: 0.75% of the first $250 million of net assets managed, 0.70% of the next $250 million of net assets managed and 0.65% of net assets managed in excess of $500 million. Domini also provides administrative services to the European PacAsia Equity Trust under the Management Agreement.

For the fiscal period ended July 31, 2007, the European PacAsia Equity Trust incurred approximately $0 in management fees pursuant to its Management Agreement with Domini, after waivers. The European PacAsia Equity Trust did not pay any fees to Domini under the management agreement as of July 31, 2006 because the European PacAsia Equity Trust had not commenced operations.

PacAsia Equity Trust

Under the Management Agreement between the PacAsia Equity Trust and Domini, Domini receives aggregate fees for advisory services to the PacAsia Equity Trust at the following rates: 0.75% of the first $250 million of net assets managed, 0.70% of the next $250 million of net assets managed and 0.65% of net assets managed in excess of $500 million. Domini also provides administrative services to the PacAsia Equity Trust under the Management Agreement. For the fiscal period ended July 31, 2007, the PacAsia Equity Trust incurred approximately $0 in management fees pursuant to its Management Agreement with Domini, after waivers. The PacAsia Equity Trust did not pay any fees to Domini under the management agreement as of July 31, 2006 because the PacAsia Equity Trust had not commenced operations.

SUBMANAGER

Wellington Management Company, LLP (“Wellington Management”) submanages the assets of each Portfolio pursuant to separate investment submanagement agreements with Domini (the “Equity Trust Submanagement Agreement”, “European Equity Trust Submanagement Agreement”, “European PacAsia Equity Trust Submanagement Agreement”, and the “PacAsia Equity Trust Submanagement Agreement”, respectively). Wellington Management furnishes at its own expense all services, facilities, and personnel necessary in connection with managing each of the Portfolio’s investments and effecting securities transactions for each Portfolio. Each Submanagement Agreement with Wellington Management will continue in effect if such continuance is specifically approved at least annually by the Board of Trustees or by a majority vote of the outstanding voting securities of the applicable Portfolio at a meeting called for the purpose of voting on such Portfolio’s Submanagement Agreement (with the vote of each being in proportion to the amount of its investment), and, in either case, by a majority of the Trustees who are not parties to such Submanagement Agreement or interested persons of any such party at a meeting called for the purpose of voting on the such Submanagement Agreement.

Wellington Management is a Massachusetts limited liability partnership with principal offices at 75 State Street, Boston, Massachusetts 02109. Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 70 years. As of July 31, 2007, Wellington Management had investment management authority with respect to approximately $587 billion in assets. Wellington Management is owned by its 98 partners, all of whom are active in the firm.

The following information regarding each investment professional’s compensation, other accounts, and ownership of Portfolio shares has been provided by Wellington Management.

Mr. Mammen Chally, CFA, vice president and equity portfolio manager of Wellington Management has been the portfolio manager primarily responsible for the day-to-day management of the Equity Trust since 2006.

Mr. Chally joined Wellington Management as a portfolio manager in 1994. In addition to his responsibilities regarding the Equity Trust, as of July 31, 2007, Mr. Chally has day-to-day management responsibilities for the assets of: (i) five registered investment companies with approximately $3,150,216,400 in assets under management, (ii) nine other pooled investment vehicle with approximately $897.940,000 in assets under management, and (iii) nineteen other accounts with a total of approximately $7,118,069,900 in assets under management. Two of these funds or accounts(with $813,768,950 in aggregate assets) pay performance-based fees to Wellington Management.

Ms. Doris T. Dwyer, vice president and equity portfolio manager of Wellington Management, has provided portfolio management and securities analysis services to the European Equity Trust since 2005 and became the portfolio manager primarily responsible for the day-to-day management of the European Equity Trust in 2006. Ms. Dwyer joined Wellington Management as a portfolio manager in 1998. In addition to her responsibilities regarding the European Equity Trust, as of July 31, 2007, Ms. Dwyer has day-to-day management responsibilities for the assets of: (i) seven registered investment companies with approximately $2,117,482,100 in assets under management, (ii) seven other pooled investment vehicles with approximately $376,565,000 in assets under management, and (iii) ten other accounts with a total of approximately $2,496,394,900 in assets under management. Two of these funds or accounts (with $317,855,300 in aggregate assets) pay performance-based fees to Wellington Management.

Mr. Manjit S. Bakshi, CFA, vice president and equity portfolio manager has served as the portfolio manager primarily responsible for the day-to-day management of the Domini European PacAsia Equity Trust and PacAsia Equity Trust since 2006. In addition to his responsibilities regarding the European PacAsia Trust and the PacAsia Trust, as of July 31, 2007, Mr. Bakshi has day-to-day management responsibilities for the assets of: (i) no other registered investment companies, (ii) two other pooled investment vehicle with approximately $9,896,200 in assets under management, and (iii) four other accounts with a total of approximately $866,176,100 in assets under management. One of these funds or accounts (with $361,775,581 in aggregate assets) pays performance-based fees to Wellington Management.

Conflicts of Interest Between the Portfolios and Other Accounts Subadvised by Wellington Management

Individual investment professionals at Wellington Management manage multiple portfolios for multiple clients. These accounts may include mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, insurance companies, foundations, or separately managed account programs sponsored by financial intermediaries), bank common trust accounts, and hedge funds. The Wellington Management portfolio managers listed above who are primarily responsible for the day-to-day management of the Portfolios (the “Portfolio Managers”) generally manage portfolios in several different investment styles. These portfolios may have investment objectives, strategies, time horizons, tax considerations, and risk profiles that differ from those of the Portfolios. The Portfolio Managers make investment decisions for each portfolio, including the Portfolios, based on the investment objectives, policies, practices, benchmarks, cash flows, tax, and other relevant investment considerations applicable to that portfolio. Consequently, the Portfolio Managers may purchase or sell securities, including IPOs, for one portfolio and not another portfolio, and the performance of securities purchased for one portfolio may vary from the performance of securities purchased for other portfolios. Alternatively, these portfolios may be managed in a similar fashion to the relevant Master Funds and thus the portfolios may have similar, and in some cases nearly identical, objectives, strategies and/or holdings to that of the relevant Master Funds. The Portfolio Managers or other investment professionals at Wellington Management may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of the Portfolios, or make investment decisions that are similar to those made for the Portfolios, both of which have the potential to adversely impact the Portfolios depending on market conditions. For example, a Portfolio Manager may purchase a security in one portfolio while appropriately selling that same security in another portfolio. Similarly, a Portfolio Manager may purchase the same security for a Portfolio one or more of the other Portfolios at or about the same time, and in those instances the other Portfolios will have access to their respective holdings prior to the public disclosure of the Portfolio’s holdings. In addition, some of these portfolios have fee structures, including performance fees that are or have the potential to be higher, in some cases significantly higher, than the fees paid by Domini to Wellington Management with respect to the Portfolios. Because incentive payments paid by Wellington Management to the Portfolio Managers are tied to revenues earned by Wellington Management, and where noted, to the performance achieved by the manager in each account, the incentives associated with any given fund may be significantly higher or lower than those associated with other accounts managed by a given Portfolio Manager. Finally, the Portfolio Managers may hold shares or investments in the other pooled investment vehicles and/or other accounts identified above.

Wellington Management’s goal is to meet its fiduciary obligation to treat all clients fairly and provide high-quality investment services to all of its clients. Wellington Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures that it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, Wellington Management monitors a variety of areas, including compliance with primary fund guidelines, the allocation of IPOs, and compliance with the firm’s Code of Ethics, and places additional investment restrictions on investment professionals who manage hedge funds and certain other accounts. Furthermore, senior investment and business personnel at Wellington Management periodically review the performance of Wellington Management’s investment professionals. Although Wellington Management does not track the time an investment professional spends on a single portfolio, Wellington Management does periodically assess whether an investment professional has adequate time and resources to effectively manage the investment professional’s various client mandates.

Compensation of Wellington Management Investment Professionals

Domini pays Wellington Management fees based on the assets under management of each Portfolio as set forth in the applicable Submanagement Agreement between Wellington Management and Domini with respect to each Portfolio. Wellington Management pays its Investment Professionals out of its total revenues and other resources, including the advisory fees earned with respect to each Portfolio. The following information relates to the fiscal year ended July 31, 2007.

Wellington Management’s compensation structure is designed to attract and retain high-caliber Investment Professionals necessary to deliver high-quality investment management services to its clients. Wellington Management’s compensation of its Portfolio Managers includes a base salary and incentive components. The base salary for each Portfolio Manager is determined by the Portfolio Manager’s experience and performance in their role as a Portfolio Manager. Base salaries for employees are reviewed annually and may be adjusted based on the recommendation of the Portfolio Manager’s business manager, using guidelines established by Wellington Management’s Compensation Committee, which has final oversight responsibility for base salaries for employees of the firm. Each Portfolio Manager is eligible to receive incentive payments based on the revenues earned by Wellington Management from the applicable Portfolio and generally each other portfolio managed by the Portfolio Manager. The Portfolio Managers’ incentive payments relating to the Portfolio will be linked to the gross pre-tax performance of the applicable Portfolio compared to the Portfolio’s benchmark index (for the Equity Trust, the S&P 500 Index; for the European Equity Trust, the MSCI Europe Index; for the European PacAsia Equity Trust, the MSCI EAFE Index; and for the PacAsia Equity Trust, the MSCI All Country Pacific Index) as modified by the application of Domini’s social and environmental standards over one- and three-year periods, with an emphasis on three-year results once a Portfolio has been submanaged by Wellington Management for three years or longer. Wellington Management applies similar incentive compensation structures (although the benchmarks or peer groups, time periods, and rates may differ) to other portfolios managed by the Portfolio Managers, including portfolios with performance fees. Portfolio-based incentives across all portfolios managed by a Portfolio Manager can, and typically do, represent a significant portion of a Portfolio Manager’s overall compensation; performance-based incentive compensation varies significantly by individual and can vary significantly from year to year. Some Portfolio Managers are also eligible for bonus payments based on their overall contribution to Wellington Management’s business operations. Senior management at Wellington Management may reward individuals as it deems appropriate based on factors other than portfolio performance.

As of July 31, 2007, Mr. Chally, Ms. Dwyer and Mr. Bakshi did not own any equity securities of the Equity Trust, European Equity Trust, European PacAsia Equity Trust or PacAsia Equity Trust.

Each Submanagement Agreement provides that the applicable submanager may render services to others. Each Submanagement Agreement is terminable without penalty upon not more than 60 days’ nor less than 30 days’ written notice by the applicable Portfolio, as the case may be, when authorized either by majority vote of the outstanding voting securities in the Portfolio (with the vote of each being in proportion to the amount of their investment), as applicable, or by a vote of the majority of the appropriate Board of Trustees, or by Domini with the consent of the Trustees, and may be terminated by the applicable Submanager on not less than 90 days’ written notice to Domini and the Trustees, and will automatically terminate in the event of its assignment. Each Submanagement Agreement provides that the applicable Submanager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Portfolios, as the case may be, except for willful misfeasance, bad faith, or gross negligence or reckless disregard for its or their obligations and duties under the Submanagement Agreement.

Equity Trust

Under the Equity Trust Submanagement Agreement, Domini pays Wellington Management an annual investment submanagement fee equal to:

0.30% of the first $250 million of net assets managed;

0.25% of the next $750 million of net assets managed; and

0.225% of net assets managed in excess of $1 billion.

Wellington Management became the submanager of the Equity Trust effective November 30, 2006.

Prior to November 30, 2006, SSgA Funds Management, Inc. (“SSgA”) served as the Equity Trust’s investment submanager. Under an investment submanagement agreement with SSgA, Domini paid an investment submanagement fee equal to the greater of $300,000 or the fee based on the following schedule:

0.02% of the first $1 billion of net assets managed;

0.01% of the next $1 billion of net assets managed; and

0.0075% of net assets managed in excess of $2 billion.

For the fiscal period from November 30, 2006 to July 31, 2007, the Equity Trust paid a total of $2,314,786 to Wellington Management for submanagement services. For the period from August 1, 2006 to November 29 2006, and for the fiscal years ended July 31, 2006 and July 31, 2005, the Equity Trust paid a total of $100,274, $300,000, and $300,000 to SSgA for submanagement services.

European Equity Trust

Under the European Equity Trust Submanagement Agreement, Domini pays Wellington Management an annual investment submanagement fee equal to the fee based on the following schedule:

0.75% of the first $25 million of net assets managed;

0.65% of the next $25 million of net assets managed;

0.50% of the next $250 million of net assets managed; and

0.45% of net assets managed in excess of $300 million.

There was no minimum annual fee for the first eighteen months after the date of initial funding of the European Equity Trust (until April 1, 2007). The minimum fee payable by Domini to Wellington Management pursuant to the Submanagement Agreement for the 12-month period from April 1, 2007, and each 12-month period thereafter is $350,000.

For the fiscal year ended July 31, 2007, and the fiscal period ended July 31, 2006, the European Equity Trust paid a total of $630,479 and $178,204, respectively, to Wellington Management for submanagement services.

Domini did not pay Wellington Management any fees under the Submanagement Agreement as of July 31, 2005 because the European Equity Trust had not commenced operations.

European PacAsia Equity Trust

Under the European PacAsia Equity Trust Submanagement Agreement, Domini pays Wellington Management an annual investment submanagement fee equal to the fee based on the following schedule:

0.75% of the first $25 million of net assets managed;

0.65% of the next $25 million of net assets managed;

0.50% of the next $250 million of net assets managed; and

0.45% of net assets managed in excess of $300 million.

For the fiscal period ended July 31, 2007, the European PacAsia Equity Trust paid a total of $36,269 to Wellington Management for submanagement services. Domini did not pay Wellington Management any fees under the Submanagement Agreement as of July 31, 2006 because the European PacAsia Equity Trust had not commenced operations.

PacAsia Equity Trust

Under the PacAsia Equity Trust Submanagement Agreement, Domini pays Wellington Management an annual investment submanagement fee equal to the fee based on the following schedule:

0.75% of the first $25 million of net assets managed;

0.65% of the next $25 million of net assets managed;

0.50% of the next $250 million of net assets managed; and

0.45% of net assets managed in excess of $300 million.

For the fiscal period ended July 31, 2007, the PacAsia Equity Trust paid a total of $85,000 to Wellington Management for submanagement services. Domini did not pay Wellington Management any fees under the Submanagement Agreement as of July 31, 2006 because the PacAsia Equity Trust had not commenced operations.

TRANSFER AGENT AND CUSTODIAN

The Master Trust has entered into a Transfer Agency Agreement with State Street Bank and Trust Company (“State Street”), State Street Financial Center, One Lincoln Street, Boston, MA 02116, pursuant to which State Street acts as transfer agent for the Portfolios. The Master Trust also has entered into a Custodian Agreement with State Street pursuant to which State Street acts as custodian for the Portfolios. Prior to July 2,

2007, Investors Bank & Trust Company (“IBT”) acted as the custodian and transfer agent for each Portfolio. As of July 2, 2007, IBT merged into State Street, a subsidiary of State Street Corporation, with State Street continuing as the surviving entity. By the terms of the merger, all custodian and transfer agency agreements between IBT and each of its clients became agreements between such clients and State Street, and all obligations of IBT under such agreements became the obligations of State Street to such clients.

The Custodian’s responsibilities include safeguarding and controlling the Portfolios’ cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolios’ investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts, and calculating the daily net asset value of the Portfolios. Securities held by the Portfolios may be deposited into certain securities depositaries. The Custodian does not determine the investment policies of the Portfolios or decide which securities the Portfolios will buy or sell. The Portfolios may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities transactions.

EXPENSES

The Portfolios are responsible for all of their expenses, including the compensation of the Trustees who are not interested persons of the Master Trust; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to a Portfolio; fees and expenses of independent registered public accounting firms, of legal counsel, and of any transfer agent, custodian, registrar, or dividend disbursing agent of a Portfolio; insurance premiums; and expenses of calculating the net asset value of the Portfolios.

Each Portfolio will also pay the expenses connected with the execution, recording, and settlement of security transactions and the investment management fees payable to Domini. Each Portfolio will also pay the fees and expenses of the Portfolio’s custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental offices and commissions; and expenses of meetings of investors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, 99 High Street, Boston, MA 02110, is the independent registered public accounting firm for the Portfolios, providing audit services, tax return preparation, and reviews with respect to the preparation of filings with the SEC.

Item 16. Brokerage Allocation and Other Practices.

Specific decisions to purchase or sell securities for the Portfolios are made by portfolio managers who are employees of the Submanager and who are appointed and supervised by its senior officers. The portfolio managers of the Portfolios may serve other clients of the Submanager in a similar capacity.

Each Portfolio’s primary consideration in placing securities transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. The Submanager attempts to achieve this result by selecting broker-dealers to execute transactions on behalf of a Portfolio and other clients of the Submanager on the basis of their professional capability, the value and quality of their brokerage services, and the level of their brokerage commissions. The Submanager may also consider social factors, such as whether the brokerage firm is minority-owned, in selecting broker-dealers, subject to the Submanager’s duty to obtain best execution. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer’s markup or markdown), the Submanager normally seeks to deal directly with the primary market makers, unless in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession.

Notwithstanding the above, in compliance with Section 28(e) of the Securities Exchange Act of 1934, the Submanager may select brokers who charge a commission in excess of that charged by other brokers, if the Submanager determines in good faith that the commission to be charged is reasonable in relation to the brokerage and research services provided to the Submanager by such brokers. Research services generally consist of research or statistical reports or oral advice from brokers and dealers regarding particular companies, industries or general economic conditions. The Submanager may also have arrangements with brokers pursuant to which such brokers provide research services to the Submanager in exchange for a certain volume of brokerage transactions to be executed by such brokers. While the payment of higher commissions increases a Portfolio’s costs, the Submanager does not believe that the receipt of such brokerage and research services significantly reduces its expenses as the Submanager. Arrangements for the receipt of research services from brokers may create conflicts of interest.

Research services furnished to the Submanager by brokers who effect securities transactions for a Portfolio may be used by the Submanger in servicing other investment companies and accounts which it manages. Similarly, research services furnished to the Submanager by brokers who effect securities transactions for other investment companies and accounts which the Submanager manages may be used by the Submanager in servicing a Portfolio. Not all of these research services are used by Submanager in managing any particular account, including the Portfolios.

The Portfolios encourage the Submanager to use minority- and women-owned brokerage firms to execute the Portfolios’ transactions, subject to the Submanager’s duty to obtain best execution. The Submanager may choose to direct transactions to minority- and women-owned brokerage firms that will contract for a correspondent broker to execute and clear the trades. While the Submanager believes that it will obtain best execution in these transactions, a Portfolio may forgo other benefits (like research) that it would have received if such transactions were executed through correspondent brokers directly. The Board of Trustees has determined that these arrangements are appropriate in light of the overall philosophy and goals of the Portfolios.

No portfolio transactions may be executed with the Manager or the Submanager, or with any affiliate of the Manager or a Submanager, acting either as principal or as broker, except as permitted by applicable law.

For the fiscal years ended July 31, 2007, July 31, 2006, and July 31, 2005, the Equity Trust paid brokerage commissions of $3,383,386, $163,825,and $129,361, respectively. For the fiscal year ended July 31, 2007, and the fiscal period ended July 31, 2006, respectively, the European Equity Trust paid brokerage commissions of $75,035 and $25,165. For the fiscal period ended July 31, 2007, the European PacAsia Equity Trust paid brokerage commission of $6,462. For the fiscal period ended July 31, 2007, the PacAsia Equity Trust paid brokerage commission of $18,615. The European PacAsia Equity Trust and PacAsia Equity Trust did not pay brokerage commissions for the fiscal year ended July 31, 2006 because they had not yet commenced operations.

The Equity Trust did not pay any brokerage commissions to affiliated brokers during its fiscal years ended July 31, 2007, July 31, 2006, and July 31, 2005.

The European Equity Trust did not pay any brokerage commission to affiliated brokers during its fiscal year ended July 31, 2007 or its fiscal period ended July 31, 2006. The European PacAsia Equity Trust did not pay any brokerage commissions to affiliated brokers during its fiscal period ended July 31, 2007. The PacAsia Equity Trust did not pay any brokerage commission to affiliated brokers during its fiscal period ended July 31, 2007.

In certain instances there may be securities which are suitable for a Portfolio as well as for one or more of the Submanager’s or the Manager’s other clients. Investment decisions for the Portfolios and for the Submanager’s or the Manager’s other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned. However, it is believed that the ability of the Portfolios to participate in volume transactions will produce better executions for the Portfolios.

Item 17. Capital Stock and Other Securities.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Investors are entitled to participate pro rata in distributions of a Portfolio, and, subject to applicable federal income tax requirements, are allocated a pro rata share of the taxable income, loss, gain, and credit of the Portfolio. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the Portfolio’s net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion, or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Portfolio may not be transferred.

Each investor is entitled to vote in proportion to the amount of its investment in a Portfolio. Except when a larger vote is required by applicable law, a majority of the voting power of the shares voted in person or by proxy on a matter will decide that matter and a plurality of the voting power of the shares voted in person or by proxy will elect a Trustee. Investors in a Portfolio do not have cumulative voting rights. Investors holding more than 50% of the aggregate beneficial interests in the Master Trust may elect all of the Trustees of the Master Trust if they choose to do so, and in such event, the other investors in the Master Trust would not be able to elect any Trustee. The Master Trust is not required and has no current intention to hold annual meetings of investors, but the Master Trust will hold special meetings of investors when in the judgment of the Master Trust’s Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to remove one or more Trustees under certain circumstances.

The Master Trust may, without investor approval, change its or the Portfolios’ form of organization, reorganize the Master Trust, the Portfolios or any other series into a newly created entity or a newly created series of an existing entity, or incorporate the Master Trust, the Portfolios or any other series as a newly created entity. If recommended by the Trustees, the Portfolios may merge or consolidate or may sell, lease, or exchange all or substantially all of its assets if authorized at any meeting of investors by a vote of the “majority of the outstanding voting securities” (as defined in the 1940 Act) of each Portfolio, or by written consent, without a meeting, of the holders of interests representing a majority of the voting power of the outstanding interests in the Portfolios. A Portfolio may be terminated at any time by a vote of investors or by the Trustees by written notice to the Portfolio’s investors. If not so terminated, the Portfolios will continue indefinitely. Except in limited circumstances, the Trustees may, without any investor vote, amend or otherwise supplement the Master Trust’s Declaration of Trust.

The Master Trust is organized as a trust under the laws of the State of New York. Investors in a Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolios shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, their investors, Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and a Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Master Trust and its series are not binding upon the Trustees individually but only upon the property of the Master Trust and its series and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Item 18. Purchase, Redemption, and Pricing of Securities.

Beneficial interests in the Portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, common or commingled trust funds, or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

The net asset value of each Portfolio is determined each day on which the NYSE is open for trading (“Portfolio Business Day”). As of the date of this Registration Statement, the NYSE is open for trading every weekday except in an emergency and on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. This determination of net asset value is made once during each Portfolio Business Day as of the close of regular trading of the NYSE by deducting the amount of each Portfolio’s liabilities, including expenses payable or accrued, from the value of its assets. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase order or request for withdrawal.

Securities listed or traded on national securities exchanges are valued at the last sale price or, if there have been no sales that day, at the mean of the current bid and ask price which represents the current value of the security. Securities listed on the NASDAQ National Market System are valued using the NASDAQ Official Closing Price (the “NOCP”). If an NOCP is not available for a security listed on the NASDAQ National Market System, the security will be valued at the last sale price or, if there have been no sales that day, at the mean of the current bid and ask price. Options and futures contracts are normally valued at the settlement price on the exchange on which they are traded.

Securities that are primarily traded on foreign exchanges generally are valued at the closing price of such securities on their respective exchanges, except that if the Manager or a Submanager, as applicable, is of the opinion that such price would result in an inappropriate value for a security, including as a result of an occurrence subsequent to the time a value was so established, then the fair value of those securities may be determined by consideration of other factors by or under the direction of the Board of Trustees of the Master Trust or its delegates. In valuing assets, prices denominated in foreign currencies are converted to U.S. dollar equivalents at the current exchange rate.

Bonds and other fixed-income securities (other than short-term obligations) are valued on the basis of valuations furnished by independent pricing services, use of which has been approved for the Portfolios by the Board of Trustees of the Master Trust. In making such valuations, the pricing services utilize both dealer supplied valuations and electronic data processing techniques which take into account appropriate factors such as institutional size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data, without exclusive reliance upon quoted prices or exchange or over the counter prices, since such valuations are believed to reflect more accurately the fair value of such securities.

Short-term obligations (maturing in 60 days or less) are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Master Trust. Amortized cost involves valuing an instrument at its original cost to a Portfolio and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations held by a Portfolio is determined on the basis of interest accrued less amortization of premium.

All other securities and other assets of a Portfolio for which market quotations are determined to be not readily available will be valued using fair value procedures established by and under the supervision of the Master Trust’s Board of Trustees. The frequency with which a Portfolio’s investments will be valued using fair value pricing is primarily a function of the types of securities and other assets in which the Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by extreme market conditions; (vii) a security affected by currency controls or restrictions; and (viii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Portfolio’s net asset value is computed and that may materially affect the value of the Portfolio’s investments). Examples of events that may be “significant events” are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.

While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which a Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (a) the fundamental analytical data relating to the investment, (b) the nature and duration of restrictions on disposition of the securities, and (c) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

The European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust invest primarily in the stocks of companies based in Europe and/or the Asian-Pacific region. Non-U.S. equity securities are valued on the basis of their most recent closing market prices at 4 p.m. Eastern Time except under the circumstances described below. Most non-U.S. markets close before 4 pm Eastern Time. If the European Equity Trust, European PacAsia Equity Trust or PacAsia Equity Trust determines that developments between the close of the non-U.S. market and 4 pm Eastern Time will, in its judgment, materially affect the value of some or all of the Portfolio’s securities, the Portfolio will adjust the previous closing prices to reflect what it believes to be the fair value of the securities as of 4 pm Eastern Time. In deciding whether to make these adjustments, the Portfolio reviews a variety of factors, including developments in foreign markets, the performance of U.S. securities markets, and the performance of instruments trading in U.S. markets that represent foreign securities and baskets of foreign securities. A Portfolio may also fair value securities in other situations, for example, when a particular foreign market is closed but the Portfolio is open. The Portfolio uses outside pricing services to provide it with closing market prices and information used for adjusting those prices. The Portfolio cannot predict how often it will use closing prices and how often it will adjust those prices. As a means of evaluating its fair value process, the Portfolio routinely compares closing market prices, the next day’s opening prices in the same markets, and adjusted prices.

Valuing the Portfolios’ investments using fair value pricing will result in using prices for those investments that may differ from current market prices. In addition, fair value pricing could have the benefit of reducing potential arbitrage opportunities presented by a lag between a change in the value of the Portfolio’s investments and the reflection of that change in the Portfolio’s net asset value.

Please note that each of the European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust holds securities that are primarily listed on foreign exchanges that may trade on weekends or other days when the European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust do not calculate its net asset value. Therefore, the value of the securities held by the European Equity Trust, European PacAsia Equity Trust and PacAsia Equity Trust may change on days when investors will not be able to invest in, or withdraw an investment from, the European Equity Trust, European PacAsia Equity Trust or PacAsia Equity Trust.

Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the close of each Portfolio Business Day, the value of each investor’s beneficial interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected as of the close of business on that day, will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (a) the numerator of which is the value of such investor’s investment in the Portfolio as of the close of business on that Portfolio Business day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected as of the close of business on such day and (b) the denominator of which is the aggregate net asset value of the Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the close of business on the following Portfolio Business Day.

Item 19. Taxation of the Portfolios.

Each Portfolio expects that it will be treated as a partnership, rather than an association taxable as a corporation, for federal income tax purposes. As a result, each Portfolio expects that it will not be subject to any federal income tax and, under the anticipated method of operation of the Portfolios, distributions from a Portfolio should not generate any taxable gain to an investor except to the extent that distributions of cash exceed the investor’s adjusted tax basis in its interest in that Portfolio immediately before the distribution. However, each investor in a Portfolio must take into account its share of the Portfolio’s ordinary income, gains, losses, deductions, credits, and other items in determining its income tax liability without regard to whether it has received any distributions from the Portfolio. The determination of such share is made in accordance with the governing instruments and allocation procedures of the applicable Portfolio, the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

Each Portfolio’s taxable year-end is currently July 31. Although each Portfolio expects that it will not be subject to federal income tax, each Portfolio will file a federal information income tax return upon which it will report its income, gain, loss, deductions, and credits for its taxable year.

The Portfolios may be subject to foreign withholding and other taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. It is not possible to determine a Portfolio’s effective rate of foreign tax in advance, since the amount of that Portfolio’s assets to be invested within various countries is not known. The European Equity Trust, the European PacAsia Equity Trust, and the PacAsia Equity Trust anticipate that an investor qualifying as a “regulated investment company” (a “RIC”) that invests substantially all of its assets in the European Equity Trust, the European PacAsia Equity Trust, or the PacAsia Equity Trust, as applicable, will be able to pass through to its investors a foreign tax credit (or deduction if the investors itemize deductions for federal income tax purposes) with respect to any foreign withholding taxes paid by the European Equity Trust, the European PacAsia Equity Trust, or the PacAsia Equity Trust. The Equity Trust does not anticipate that an investor qualifying as a RIC and investing substantially all of its assets in the Equity Trust will be able to pass through such foreign tax credit (or deduction) to its investors. The use of foreign tax credits is subject to a number of limitations, including limitations based on the category of income to which the foreign tax credits relate. Such limitations may make it difficult for an investor in a RIC that invests in the European Equity Trust, the European PacAsia Equity Trust, or the PacAsia Equity Trust to claim a foreign tax credit with respect to some or all of the foreign taxes paid by the European Equity Trust, the European PacAsia Equity Trust, or the PacAsia Equity Trust, as applicable.

Distributions to and withdrawals by an investor in a Portfolio are generally not taxable. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor’s adjusted tax basis in its partnership interest in the Portfolio, the investor will generally realize gain for U.S. federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in a Portfolio), the investor’s adjusted tax basis in its partnership interest in a Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes. An investor’s adjusted tax basis in its partnership interest in a Portfolio will generally be the aggregate price paid therefore, increased by the amounts of its distributive share of the Portfolio’s net income and any separately allocated items of income and gain (including income, if any, exempt from U.S. federal income tax), and reduced, but not below zero, by the amounts of its distributive share of the Portfolio’s net losses and any separately allocated items of loss, expense, or deduction, and by the amounts of any distributions received by the investor. This discussion does not address any distributions by a Portfolio of property other than cash (e.g., distributions of readily marketable securities), which will be subject to special tax rules and may have consequences different from those described in this paragraph.

It is intended that each Portfolio’s assets, income, and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio. Generally, the Portfolios believe that for purposes of determining whether such an investor in a Portfolio satisfies the income and diversification requirements to maintain its status as a RIC, such investor will be deemed to own a proportionate share of the applicable Portfolio’s assets and will take into account the Portfolio’s income or loss attributable to that share.

Foreign exchange gains and losses realized by a Portfolio will generally be treated as ordinary income and losses for federal income tax purposes. Each Portfolio may make equity investments in foreign entities that may be treated as “passive foreign investment companies” for U.S. federal income tax purposes. If a Portfolio does invest in passive foreign investment companies, investors in that Portfolio may be required to pay additional tax (and interest) in respect of distributions from, and gains attributable to the sale or other disposition of the stock of, such entities. If any Portfolio is eligible to make and makes either a “qualified electing fund” election or a “mark to market” election with respect to an investment in a passive foreign investment company, then that Portfolio may have taxable income from such investment regardless of whether or not it receives any actual distributions of cash derived from such passive foreign investment company in any given year. In order to enable any investor that is a RIC to distribute its share of this income and avoid a tax, each Portfolio may be required to liquidate portfolio securities that they might have otherwise continued to hold, potentially resulting in additional taxable gain or loss to the respective Portfolio.

A Portfolio’s investment in zero coupon bonds, deferred interest bonds, payment-in-kind bonds, certain stripped securities, and certain securities purchased at a market discount will cause a Portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute its share of this income and avoid a tax, a Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

The Portfolios’ transactions in options, forward contracts, futures contracts, and swaps and related transactions, if any, will be subject to special tax rules that may affect the amount, timing, and character of Portfolio income. For example, certain positions held for a Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for a Portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute “straddles,” and may be subject to special tax rules that would cause deferral of Portfolio losses and adjustments in the holding periods of Portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. Each Portfolio intends to limit its activities in options, forward contracts, and futures contracts, and swaps and related transactions to the extent necessary to enable any investor which is a RIC to meet the requirements of Subchapter M of the Code if it invests all of its assets in that Portfolio.

There are certain tax issues which will be relevant to only certain investors, for example, investors who contribute assets other than cash to a Portfolio. Under certain circumstances, an investor who contributes assets other than cash to a Portfolio may recognize gain as a result of the contribution. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolios.

The Portfolios are not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts.

Item 20. Underwriters.

The exclusive placement agent for the Portfolios is DSIL Investment Services LLC. Other investment companies, insurance company separate accounts, common and commingled trust funds, and similar organizations and entities may continuously invest in the Portfolios.

Item 21. Calculation of Performance Data.

Not applicable.

Item 22. Financial Statements.

The audited financial statements of the Equity Trust (Statement of Assets and Liabilities as of July 31, 2007, Statement of Operations for the year ended July 31, 2007, Statement of Changes in Net Assets for each of the years in the two-year period ended July 31, 2007, Financial Highlights for each of the years in the five-year period ended July 31, 2007, Notes to Financial Statements, and Independent Registered Public Accounting Firm’s Report), the European Equity Trust (Statement of Assets and Liabilities as of July 31, 2007, Statement of Operations for the period from October 3, 2005 (commencement of operations) to July 31, 2007, Statement of Changes in Net Assets for the period from October 3, 2005 (commencement of operations) to July 31, 2007, Financial Highlights for the period from October 3, 2005 (commencement of operations) to July 31, 2007, Notes to Financial Statements, and Independent Registered Public Accounting Firm’s Report) the European PacAsia Equity Trust (Statement of Assets and Liabilities as of July 31, 2007, Statement of Operations for the period from December 27, 2007 (commencement of operations) to July 31, 2007, Statement of Changes in Net Assets for the period from December 27, 2007 (commencement of operations) to July 31, 2007, Financial Highlights for the period from December 27, 2007 (commencement of operations) to July 31, 2007, Notes to Financial Statements, and Independent Registered Public Accounting Firm’s Report), and the Notes to Financial Statements, and Independent Registered Public Accounting Firm’s Report) , and the PacAsia Equity Trust (Statement of Assets and Liabilities as of July 31, 2007, Statement of Operations for the period from December 27, 2007 (commencement of operations) to July 31, 2007, Statement of Changes in Net Assets for the period from December 27, 2007 (commencement of operations) to July 31, 2007, Financial Highlights for the period from December 27, 2007 (commencement of operations) to July 31, 2007, Notes to Financial Statements, and Independent Registered Public Accounting Firm’s Report) are hereby incorporated by reference to the Annual Reports of the Equity Trust, European Equity Trust, European PacAsia Equity Trust, and PacAsia Equity Trust, respectively, as filed with the SEC via the EDGAR System (Accession Number 0000950136-07-006885).

APPENDIX A

PROXY VOTING POLICIES AND PROCEDURES

These Proxy Voting Policies and Procedures have been adopted by each of the Domini Social Equity Trust, the Domini European Social Equity Trust, the Domini European PacAsia Social Equity Trust, the Domini PacAsia Social Equity Trust, the Domini Social Equity Fund, the Domini European Social Equity Fund, the Domini European PacAsia Social Equity Fund, the Domini PacAsia Social Equity Fund, the Domini Social Bond Fund, the Domini Institutional Social Equity Fund, the Domini Social Equity Portfolio, the Domini European Social Equity Portfolio, the Domini European PacAsia Social Equity Portfolio, the Domini PacAsia Social Equity Portfolio (collectively, the “Domini Funds” or “The Funds”) to ensure that all proxies for securities held by the Funds are cast in the best interests of the Domini Funds’ shareholders, to whom the Funds owe a fiduciary duty.

The Board of Trustees (“BOT”) of the Domini Funds has delegated the responsibilities to vote proxies for the Funds to Domini Social Investments LLC, the Funds’ investment advisor (“Domini” or “The Advisor”). The BOT reviews and adopts Domini’s Proxy Voting Policies and Procedures on an annual basis on behalf of the Funds, and receives quarterly reports from Domini regarding the execution of its proxy voting duties.

The BOT also delegates the responsibility for resolving conflicts of interest that may arise between Domini and the Domini Funds in the execution of the Advisor’s proxy voting duties to the Advisor. Pursuant to Domini’s Procedures, where a significant conflict of interest arises, the BOT expects Domini to consult with one or more members of the independent trustees to determine an appropriate course of action (see “Conflicts of Interest” below).

The Domini Funds’ Proxy Voting Guidelines

The following Guidelines summarize the Funds’ positions on various issues of concern to socially responsible investors and indicate how the Funds will vote their shares on each issue. Because the Funds have a fiduciary duty to vote all shares in the best interests of the Funds’ shareholders, the Funds vote proxies after considering shareholders’ financial interests and social objectives. For that reason, there may be instances in which the Funds’ shares may not be voted in strict adherence to these Guidelines.

The general principles guiding Domini’s proxy voting practices apply globally, and we will seek to apply these Guidelines consistently in all markets. However, there are significant differences between the U.S. and other markets that may require Domini to modify the application of these Guidelines for certain non-U.S. markets. We may, for example, modify the application of these guidelines in deference to international differences in corporate governance structures, disclosure regimes, and cultural norms. In addition, due to particularly onerous procedural impediments in certain countries, we will not always be assured of our ability to vote our clients’ shares. (See “Voting in Non-U.S. Markets,” below, for more detail.)

These Guidelines are subject to change without notice.

CORPORATE GOVERNANCE

Annual Meetings — In-Person Annual Meetings

Some corporations have lobbied to replace “face-to-face” annual meetings with “virtual meetings” broadcast over the Internet. Shareholders have argued that Internet access to annual meetings should only supplement and not replace in-person annual meetings. We will support resolutions asking directors to affirm the continuation of in-person annual meetings.

Annual Meetings — Rotating Sites

Corporations with large numbers of shareholders should move their annual meetings around the country so that their owners have an opportunity to participate in person. Needless to say, the locations should be readily accessible. We will support resolutions advancing this cause.

Auditors — Independence

We will support the reappointment of the company’s auditor unless we have reason to believe that the independence of the audit may be compromised. We believe that significant non-audit fees can compromise the independence of the audit. Therefore, we will examine non-audit fees closely and will, for example, oppose the appointment of auditors where non-audit fees, such as consulting fees, represent more than 25% of the total fees paid to the auditor, where such data is available. (We will include audit-related fees and tax compliance/preparation fees in our calculation of audit fees.)

In addition, we will review on a case-by-case basis the appointment of auditors who have a significant professional or personal relationship with the company, or where there is reason to believe that the auditor has rendered an inaccurate opinion.

We will support shareholder proposals asking companies to adopt a policy to ensure that the firm that is appointed to be the company’s independent accountants will only provide audit services to the company and not provide any other services.

We will also support shareholder proposals that set a reasonable period for mandatory rotation of the auditor (at least every five years).

We will support shareholder proposals asking companies to place the ratification of auditors on the agenda.

Audit Committee Accountability

The Audit Committee is ultimately responsible for the company’s internal financial reporting controls, and for addressing problems when they arise.

We will consider withholding our votes from audit committee members for the following reasons:

•	We will withhold our votes from members of the audit committee where the audit committee has approved an audit contract where non-audit fees exceed audit fees.
•

We will withhold our votes from audit committee members at companies with ineffective internal controls, considering whether the company has a history of accounting problems, or significant recent problems, and the board’s efforts to address them.

•

Audit committees that remove auditor ratification from the proxy are impairing an important avenue of investor oversight of corporate practices. Such actions raise serious concerns whether the audit committee is adequately serving its proper function. In cases where a company has pulled auditor ratification from the ballot, we will withhold our votes from members of the audit committee.

Board of Directors — Accountability

We will withhold our votes from individual directors who have demonstrated disregard for their responsibilities to shareholders and other stakeholders. For example, we will withhold our votes from directors who have attended less than 75% of board and committee meetings without a valid excuse or who have ignored a shareholder proposal that has been approved by a majority of the votes outstanding.

We will withhold our votes from the entire board slate (except for new nominees) in cases where the director(s) receive more than 50% withhold votes out of those cast and the issue that was the underlying cause of the high level of withhold votes in the prior election has not been addressed. The adequacy of the company’s response will be analyzed on a case-by-case basis.

Board of Directors — Composition

Diversity

Typically, a board committee selects nominees for the board, and they run unopposed. If the board does not include women or people of color, we will withhold our support for the board’s nominees.

Shareholders have asked boards to make greater efforts to search for qualified female and minority candidates for nomination to the board of directors, to endorse a policy of board inclusiveness, and to issue reports to shareholders on their efforts to increase diversity on their boards. We will support these resolutions.

Independence

MAJORITY OF INDEPENDENT DIRECTORS. It is in the best interest of all stockholders that a majority of board members be independent. NYSE and Nasdaq listing standards require that most listed companies have majority-independent boards. We will withhold our votes from insiders and affiliated outsiders on boards that do not consist of a majority of independent directors. We will support shareholder resolutions asking management to amend company bylaws to ensure that the board has a majority or a supermajority (two-thirds or three-quarters) of independent directors.

INDEPENDENT CHAIR. To ensure that the board represents the interests of the shareholders and is able to effectively monitor and evaluate the CEO and other top officers, we believe the position of chair of the board should be held by an independent director. We will therefore withhold our votes from the chair of the board if that person is not independent. We will support shareholder proposals to separate the position of chair and CEO, and proposals that request that the position of chair be held by an independent director who has not served as CEO.

INDEPENDENCE OF KEY COMMITTEES. We believe that it is critical to the protection of shareholder interests that certain key committees, such as the audit committee, the nominating committee, the compensation committee, and the corporate governance committee, be composed entirely of independent directors. We will withhold our votes from inside directors and affiliated outside directors nominated to these committees.

We will support shareholder resolutions requesting that these committees be composed exclusively of independent directors.

QUALIFICATIONS FOR INDEPENDENCE. In determining the independence of board members, we use the definition developed by Institutional Shareholder Services (ISS), as revised from time to time. ISS divides directors into three categories: Inside, Affiliated, and Independent. To be “independent,” a director must have no material connection to the company other than his or her board seat.

Often, “independent” or “outside” directors are so only in that they are not employees of the company. Their ties to management make them de facto insiders, and therefore their representation of the interests of external constituencies is minimal. Some shareholders have proposed that boards nominate independent directors subject to very strict criteria defining “independent.” We will support these resolutions.

Over-Boarded Directors

To be an effective board member requires a certain time commitment. Many directors serve on more than one board, and do so effectively. However, some directors overextend themselves by serving on a large number of boards. We will withhold our votes from directors who sit on more than six public company boards. We will withhold our votes from directors who sit on more than one additional board and also serve as CEO of another company.

Reduce Size

Some shareholders have sought to reduce the size of boards as a cost-cutting measure. However, the costs associated with boards are relatively small, and considerations other than size should be weighed carefully. We will oppose such resolutions.

Board of Directors — Cumulative Voting

Cumulative voting allows shareholders to cast all of their votes for one nominee to the board. Theoretically, it facilitates the election of dissidents to the board. In practice, however, it violates the principles of fairness and equity by granting minority shareholders a disproportionate voice in running the company. We will oppose bylaws requiring cumulative voting.

Board of Directors — Director-Shareholder Dialogue

Shareholders have asked that corporations establish an Office of the Board of Directors to facilitate communication between nonmanagement directors and shareholders. A committee of nonmanagement directors would be responsible for the Office. We will support these resolutions.

Board of Directors — Indemnification

A board may use indemnification policies that go well beyond accepted norms to protect itself against shareholder actions in the wake of unsuccessful takeover attempts. We will oppose these resolutions.

Board of Directors — Mandatory Share Ownership

Shareholders have proposed that all directors should own stock in the company. In general, directors should own stock in the companies on whose boards they sit. However, boards should not be restricted to those financially able to buy stock. We will oppose these resolutions.

Board of Directors — Majority Vote Standard

In practice, most corporations allow shareholders to approve board candidates as selected by the board, rather than to truly “elect” candidates from a pool of nominees. To further democratize the election process, shareholders have requested that there be more director nominees than there are board seats to be filled during a board election. Such an arrangement would enhance the ability of shareholders to choose candidates who would more accurately represent their interests.

In addition, most U.S. corporations elect their directors based on a plurality vote standard. Under this standard, a director will still be elected, even if 99.9% of shareholders withheld their vote. Shareholders have asked that boards of directors initiate a process to amend the company’s governance documents (certificate of incorporation or bylaws) to require that directors be elected by a majority of votes cast at the annual meeting.

We will generally support both precatory and binding resolutions seeking to establish a majority vote standard. We will scrutinize binding resolutions more carefully to ensure that the specific formulation is workable.

Board of Directors — Open Access

In 2003, the SEC proposed new rules to give significant long-term shareholders greater ability to include their director nominees in management’s proxy statement. The SEC proposed a two-step process, which would require certain “triggering events” to occur before a shareholder nominee may appear on the ballot. One such event is the filing of a shareholder proposal asking for access to the proxy, which is submitted by holders of at least 1% of the shares (owned for at least a year). Such proposal must then be approved by a majority of votes cast. We will consider such proposals on a case-by-case basis.

Board of Directors — Shareholder Advisory Board

Shareholders have asked that corporations create a shareholder advisory board to represent the owners’ views to the board. Boards with a sufficient number of outside directors should represent the interests of shareholders. We will oppose such resolutions.

Board of Directors — Staggered Terms

The annual election of all directors is considered a necessary part of maintaining accountability to shareholders. Many corporate governance activists also argue that a classified board structure is frequently used as a takeover defense that may shelter an otherwise poorly performing company from a takeover that may be in shareholders’ best interests. We are concerned, however, that the annual election of directors can have the unintended consequence of focusing the board on short-term results and, more specifically, stock price, at the expense of the long-term interests of the company.

We believe that short-term thinking is a significant and pervasive threat to long-term shareholder value, and to society. A classified board, while not an ideal structure, may help shield directors from the need to place quarterly results ahead of long-term objectives. We will oppose resolutions to abolish staggered boards.

Employee Benefits — Cash Balance Pension Plans

In the late 1990s, many companies converted their pension plans from traditional defined benefit pension plans to cash-balance plans. Older workers can lose significant pension earnings if their traditional pension is replaced by a cash-balance plan that puts them on an equal earning footing with younger workers. Shareholders have asked companies to give employees the choice of either a defined benefit pension plan or a cash-balance plan. We will support these resolutions.

Employee Compensation — Employee Stock Ownership Plans (ESOPs)

In the expectation that companies fostering employee ownership will grow faster, attract and retain higher-quality employees, create more employee wealth, and achieve sustained superior performance, shareholders have asked corporations to create and fund ESOPs, and report on employee ownership. We will support these resolutions.

Executive and Director Compensation

Reasonable Compensation

We support reasonable compensation packages for managers and directors. In general, we do not regard the following as reasonable:

•	Pension plans for outside directors (since they usually benefit from other plans)
•	Gold or silver parachute plans triggered by a takeover
•	Total compensation to outside directors exceeding $100,000 per year
•	Total compensation to chief executive officers exceeding $10,000,000 per year

We will oppose resolutions proposing these or similar compensation schemes and will support resolutions proposing that such schemes be submitted to the shareholders for approval. In addition, we will support resolutions calling for companies to review and report on executive compensation. We will withhold votes from directors serving on the compensation committee where there is evidence that they have not taken steps to address issues of CEO compensation and executive compensation disclosure.

Relative Compensation Levels

Compensation for corporate CEOs has grown at an astonishing pace in recent years, far faster than that for employees in general. A few enlightened companies have set a maximum range they will tolerate between the salaries of their lowest- and highest-paid employees. Shareholders have asked other companies to do the following:

•	Prepare reports comparing the compensation packages of the average and lowest wage earners to those of top management
•	Establish a cap for CEO compensation, tying it to the wage of the lowest-paid workers

We will support these resolutions.

Compensation Consultants — Disclosure of Board or Company’s Utilization

We will support resolutions seeking disclosure regarding the company, board, or board committee’s use of compensation consultants, such as company name, business relationship(s), and fees paid, in order to surface any potential conflicts of interest, and to allow shareholders to adequately assess the reasonableness of proposed compensation arrangements.

Disclosure

Shareholders have asked companies to disclose the salaries of top management beyond those the SEC requires in the proxy statement. We will support these resolutions.

Excessive Stock Option Grants to Executives

According to a 1999 study by Northwestern University’s Kellogg School of Management entitled “Unleashing the Power of Employee Ownership,” firms with broad-based stock ownership delivered superior stock market performance and profitability relative to peer firms without employee ownership. Shareholders wishing to promote more broad-based employee ownership of their corporations’ stock have asked corporate boards to limit stock options granted to (1) a single individual to no more than 5% of the total options granted in a single year, and (2) the group of executive officers to no more than 10% of the total options granted in a single year. We will support these resolutions.

Executive Severance Pay Review

Shareholders have criticized boards of directors that grant retiring executives severance pay packages that significantly exceed the standard benefits granted to other company executives, particularly when the company’s financial performance was poor during the executive’s tenure. As a result, shareholders have asked boards to prepare reports that summarize and explain the relationship of their executive severance package policies and philosophies to corporate performance, employee morale, and executive performance incentives. We will support these resolutions.

Nonfinancial Performance

Shareholders have asked companies to review their executives’ compensation and report to shareholders on its link not only to financial performance but also to the company’s performance on the following:

•	Environmental issues
•	Burma
•	Improvements in healthcare quality
•	Exporting U.S. jobs to low-wage countries
•	Closing the wage gap in the U.S. between workers and top management
•	Predatory lending
•	Diversity issues
•	Social issues generally

We will support these resolutions.

Pension Plan Accounting and Financial Transparency

Some corporations use “pension credits,” a projection of the growth of the company’s pension plan, as part of their formula for calculating executive compensation and bonuses. Because pension credits reflect neither operating performance nor even actual returns on company pension plan assets, their use can improperly inflate executive compensation. Pension credits are not based on actual investment returns, but on the “expected return” on plan assets and other assumptions set by management. We believe boosting performance pay with pension income also creates incentives contrary to long-term shareholder interests. Such incentive pay formulas could, for example, encourage management to skip cost-of-living adjustments expected by retirees, or to reduce expected retirement benefits.

We will support resolutions asking companies to exclude pension credits from the calculation of executive compensation. Several companies, including AT&T (in response to a Domini proposal), General Electric, Verizon Communications, and Qwest Communications International, have adopted these proposals.

We will also support resolutions asking companies to provide transparent reports to shareholders of profit from real company operations, and/or to use part of their pension fund surplus to adjust retiree pay for inflation.

Extraordinary Supplemental Executive Retirement Plans (SERPs) and Preferential Retirement Arrangements

Many companies establish Supplemental Executive Retirement Plans (SERPs) to provide supplemental retirement benefits that exceed IRS limitations on benefits that can be paid from tax-qualified pension plans. Some companies also maintain what are known as extraordinary SERPs, which provide preferential benefit formulas or supplemental pension benefits not provided to other managers under these companies’ regular tax-qualified plans. Some companies also make individual pension agreements with executives that have similar features. The resulting gross disparities between the retirement security offered to senior executives and to other employees can create potential morale problems that may increase employee turnover. Moreover, because these forms of pension compensation are not performance-based, they do not help to align management incentives with long-term shareholder interests.

Shareholders have asked companies to seek shareholder approval of executive pension agreements of this kind. We will support these resolutions.

Performance-Based Stock Options

Shareholders have asked companies to tie executive compensation more closely to company, rather than stock market, performance through the use of performance-based stock options. Performance-based stock options include indexed stock options, which link option exercise prices to an industry index; premium-priced stock options, which have exercise prices that are above the market price of the stock on the date of grant; and performance-vesting options, which vest only after the market price of the stock exceeds a target price greater than the market price on the grant date. We will support these resolutions.

Salary Freeze During Layoffs

Layoffs are generally undertaken as cost-saving measures designed to improve profits and increase the company’s long-term competitiveness. However, increasing the pay of corporate officers while asking employees to sacrifice is hypocritical, damaging to a company’s culture, and indicative of poor corporate governance. We will support resolutions that require companies to freeze the salaries of corporate officers during layoffs and/or until the positive benefits of the layoffs are demonstrated.

Stock Option Expensing

The use of stock options that are not expensed can lead to distorted earnings reports and excessive use of stock options for executive compensation. We will oppose the use of stock options where they are not fully expensed, and support shareholder proposals calling for companies to expense stock options in the company’s annual income statement.

Mergers and Acquisitions — In General

Many recent studies have concluded that a sizable majority of mergers and acquisitions fail to deliver shareholder value. Nevertheless, shareholders overwhelmingly approve most mergers and acquisitions. At the same time, significant mergers and acquisitions may entail serious social and environmental risks. For this reason, we will review the potential social and environmental costs of any merger or acquisition along with purely financial considerations. Although mergers and acquisitions may offer financial, and even social and environmental, benefits, their tendency to underperform, and their potential to do harm, creates the need for special scrutiny on a case-by-case basis.

We will oppose any merger or acquisition whose resulting company would not qualify for inclusion in our Funds’ portfolios based on its line of business (for example, we would oppose the acquisition of a portfolio holding by a tobacco manufacturer). We will also generally oppose mergers that involve a two-tiered stock offer. When evaluating mergers and acquisitions, in addition to the business case for the deal, where information is available, we will consider the following factors:

•	The relative social and environmental performance of the two companies
•	The impact of the merger on employees, including layoffs and proposed post-merger investments in human resources
•	Whether this is a hostile acquisition of a company with a substantially unionized workforce by a company with a non-unionized workforce
•	The acquiring company’s plans for cultural integration of the two companies
•	The acquiring company’s history of acquisitions
•	Executive and board compensation packages tied to successful completion of the merger
•	Change in control provisions in executive employment contracts triggered by the merger
•	Conflicts of interest
•	Corporate governance changes as a result of the merger

In certain industries, such as media, banking, agriculture, telecommunications, and pharmaceuticals, we will consider with caution mergers that will create notably high levels of industry concentration, and may weight such considerations heavily in our decisionmaking. In some cases, considerations of industry concentration may be the decisive factor.

Mergers and Acquisitions — Impact of Merger

Shareholders have requested companies to present a report on the impact a merger or acquisition has on employment levels, director and executive compensation, philanthropic commitment, and company products. For example, in the case of a bank merger, shareholders have asked what effect the merger will have on community reinvestment activities (CRA). We will support these resolutions.

Mergers and Acquisitions — Shareholder Approval

Some shareholders have sought to require submission to shareholders of any merger or acquisition, regardless of size. While mergers and acquisitions that decisively change a company’s character should be submitted to its owners for approval, we will oppose all-inclusive resolutions since they are both impractical and entail an unnecessary expense.

Proxy Voting — Confidential Ballot

Many companies’ proxies bear the name of the shareholder, allowing companies to learn who voted how in corporate elections. Confidential voting is necessary to maintain a proxy voting system that is free of pressure. Shareholders have asked that proxy voting be kept confidential, except in those limited circumstances when the law requires disclosure. We will support these resolutions.

Reincorporation

When a corporation seeks approval from its shareholders to reincorporate into a different jurisdiction, we will review management’s rationale, and consider such proposals on a case-by-case basis. Occasionally, a corporation will seek to reincorporate in order to reduce its tax burden, or to shield itself from shareholder or consumer lawsuits. We will oppose reincorporation into jurisdictions that serve as tax shelters, such as Bermuda, or that significantly reduce legal rights for shareholders and other corporate stakeholders. We will support shareholder proposals to reincorporate corporations from such jurisdictions.

Shareholder Resolutions — Identification of Proponents

Shareholders have asked that management fully identify proponents of all shareholder resolutions. We will support these resolutions.

Shareholder Resolutions — Supermajority Votes

A company may propose a bylaw requiring that certain types of shareholder resolutions receive a supermajority — sometimes as much as 80% of the vote — to be adopted. We will oppose these resolutions.

Takeover — Employee Stock Ownership Plans (ESOPs)

ESOPs should promote active employee ownership. However, some companies have proposed ESOPs as a way to park stock to avoid a takeover. We will oppose ESOPs not intended and designed to promote active employee ownership.

Takeovers — Stock Issuance

Management may seek authorization to issue stock in an effort to avoid a takeover. We will oppose these resolutions.

SOCIAL AND ENVIRONMENTAL ISSUES

Sustainability Reports

Concerned investors increasingly believe that the long-term financial health of a corporation is tied to the economic sustainability of its workers and the communities in which they operate, source, and sell their products. Consequently, these investors have sought to analyze corporate financial, social, and environmental performance, and have asked corporations to prepare sustainability reports detailing their firms’ records in these areas. Some shareholders have requested that companies prepare such reports using the sustainability guidelines issued by the Global Reporting Initiative (GRI). We will support resolutions requesting these reports.

COMMUNITY

Access to Pharmaceuticals — Disclosure of Incentives to Pharmaceutical Purchasers

Drug companies have provided doctors, pharmacy benefit managers, and other pharmaceutical purchasers rebates, payments, and other incentives to purchase their drugs. These incentives are often hidden, and are therefore not passed on to patients. According to a US News & World Report article entitled “When Is a Rebate a Kickback?”, some estimate that these payments add up to approximately 10% of the $122 billion Americans spend on drugs annually. Shareholders have called on pharmaceutical companies to issue reports disclosing the extent and types of incentives they use to influence pharmaceutical purchasers to select their drugs. We will support these resolutions.

Access to Pharmaceuticals — Ethical Criteria for Drug Patent Extensions

According to a May 2002 study by the National Institute for Health Care Management, two thirds of drugs approved by the FDA during the period 1989-2000 were modified or identical versions of existing drugs. Patents on these “me too” drugs extend the time it takes for generic drugs to come to market, which are lower in cost but equally effective alternatives to brand names. Shareholders have called into question the ethics of effectively extending the patents on existing drugs, and are concerned about the negative effects of this practice on their companies’ reputations and on consumers’ access to needed treatments.

We will support resolutions asking companies to develop ethical criteria for the extension of patents on prescription drugs and to issue reports on the implications of such criteria.

Cable Companies and Pornography

The availability and the level of graphic, sexually explicit, and/or obscene content on cable channels is expanding. This “mainstreaming” of pornography has become a source of serious concern for some shareholders on both social and financial grounds. Among other things, shareholders have asked cable companies to do the following:

•	Outline the business case for their increasing distribution of pornography
•	Review policies governing content decision-making for cable operations
•	Assess the potential legal issues and financial liabilities posed by possible violations of local obscenity laws and lawsuits from individuals and communities

We will support these resolutions.

Citizen Initiatives — Noninterference by Corporations

According to the Supreme Court, large corporations have a constitutional right to participate in initiative campaigns. However, their financial contributions can and do defeat citizen initiative campaigns for environmental protection, recycling, sustainable resource use, and right to know laws. Shareholders have asked corporations to refrain from contributing to initiative campaigns unless a competitor would gain a competitive advantage from it. We will support such resolutions.

Coffee Crisis Report

In the early 2000s, the price of coffee beans reached all-time lows, preventing small farmers from earning enough to cover their costs of production. This crisis in the global coffee market has pushed thousands of small coffee farmers to the brink of starvation, with many abandoning their farms out of desperation. In addition, nations that depend on coffee income have had to cut back on essential social services. The move to plantation-grown coffee, which has exacerbated the plight of small farmers, threatens the environment as well.The crisis presents significant reputational risks to corporations that roast and sell coffee, as they become associated with this humanitarian crisis. Shareholders have asked companies to report on their policies related to the steep decline in coffee prices, and their response to the crisis. We will support these proposals.

Confidentiality of Personal Information

The outsourcing of white-collar jobs overseas has prompted concerns over the enforceability of U.S. laws to protect confidential data of customers and patients. Some shareholders have called on companies to report on policies and procedures to ensure all personal and private customer information remains so even when business operations are outsourced overseas, contracted, or subcontracted. We will support these resolutions.

Corporate Welfare

Corporate welfare, according to a Time magazine article on the subject, is “any action by local, state or federal government that gives a corporation or an entire industry a benefit not offered to others.” Federal corporate welfare payments in 1998 reportedly equaled 26% of total 1998 after-tax corporate profits in the U.S. Government officials, business leaders, shareholders, and others worry that corporate welfare leads to unfair market competition and softens the ability of American businesses to compete. We will support resolutions that ask corporations to report the corporate welfare benefits they receive.

Corporate Tax Avoidance

According to the IRS, the United States loses as much as $30 billion annually from corporations that avoid taxes through the use of tax havens. The IRS has also documented how banks as well as investment companies, lawyers, and stockbrokers help clients avoid millions of dollars in taxes by setting up shell companies offshore. U.S. multinational corporations are increasingly attributing their profits to offshore jurisdictions. Globally, the grand total of wealth held offshore is estimated at $11.5 trillion. Oxfam notes that “developing countries could be missing out on tax revenues of at least US$50 billion a year; roughly equivalent to the global aid budget.” This capital flight has been estimated to result in tax revenue losses that approximate the annual financing needs of the United Nations Millennium Development Goals.

Shareholders have filed resolutions with financial institutions seeking a report on policies that are in place to safeguard against the provision of financial services for corporate or individual clients that enables capital flight and results in tax avoidance. We will support these proposals.

Equal Credit Opportunity

Access to capital is essential to participating in our society. The Equal Credit Opportunity Act prohibits lenders from discriminating with regard to race, religion, national origin, sex, age, and the like.

Shareholders have asked for the following:

•	Reports on lending practices in low/moderate-income or minority areas and on steps to remedy mortgage-lending discrimination.
•	The development of fair lending policies that would ensure access to credit for major disadvantaged groups and require annual reports to shareholders on their implementation.
•	The development of policies to ensure that the firm does not securitize predatory loans.
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Specific actions to prevent predatory lending. (The subprime lending industry has been the subject of widespread criticism for systemic abuses known collectively as predatory lending. Predatory lending includes the charging of excessive rates and fees, failing to offer borrowers with good credit interest rates that reflect their sound credit records, requiring borrowers to give up their full legal rights by agreeing to mandatory arbitration as a condition of receiving the loan, and paying large prepayment penalties that make refinancing loans prohibitively expensive. These practices have disproportionate impact on low-income, elderly, and minority borrowers.)

•	The application by nonfinancial corporations, such as auto companies, of Equal Credit Opportunity Act standards to their financial subsidiaries.
•	The application of domestic Community Reinvestment Act standards to emerging market countries.

We will support these resolutions.

Insurance Companies and Economically Targeted Investments

Economically targeted investments (ETIs) are loans made to low- to moderate-

income communities or individuals to foster, among many things, small businesses and farms, affordable housing, and community development banks and credit unions. At present, insurance companies put less than 0.1% of their more than $1.9 trillion in assets into ETIs. Shareholders have asked for reports outlining how insurers could implement an ETI program. We will support these resolutions.

Land Procurement

Retail firms, particularly “big-box retailers,” can have a significant negative impact on local communities, permanently altering the character of the community’s economy and environment. Controversies that arise as a result may negatively impact the company’s reputation and ability to attract consumers. We will support shareholder proposals asking such companies to develop socially and environmentally sensitive land-procurement policies, and to report to shareholders on their implementation.

Occasionally corporations locate facilities on sites of archeological or cultural importance. Local citizens often protest such plans. Shareholders have asked companies to do the following:

•	Prepare a report on the impact of their plans in culturally sensitive sites
•	Develop policies that would ensure the preservation of communities’ cultural heritage and the natural environment
•	Consult with affected communities on development plans
•	Maintain high ethical standards when working with governments and partners
•	Cease their operations on these sites once operations have begun

We will support these resolutions.

Lower Drug Prices

Millions of Americans have severely limited or no practical access to crucial prescription drugs because they are either uninsured or underinsured. In addition, shareholders have criticized pharmaceutical companies for using a two-tiered pricing system through which retail purchasers are charged significantly more for drugs than are group purchasers like HMOs and federal government agencies. As a result, the underinsured and uninsured must often pay higher prices for the same drugs than their adequately insured counterparts. We will support resolutions asking companies to report on price restraint policies for pharmaceutical products, and will generally support, on a case-by-case basis, resolutions asking for companies to implement price restraint policies.

Over-The-Counter (OTC) Derivatives Risk

Alan Greenspan, the former Federal Reserve Chairman, and others in the investment world have expressed concern over the negative impact of derivatives trading, and the extensive use of derivatives throughout the economy. To evaluate the credit risks associated with exposure to the derivatives market, shareholders have requested financial companies to provide adequate disclosure of the collateral for over-the-counter derivatives. We will support these resolutions.

Political Contributions and Nonpartisanship

Even after the passage of the Bipartisan Campaign Reform Act, which banned federal soft-money contributions by corporations, concerns still remain about corporate involvement in the political process. For example, state regulations regarding political contributions vary widely, and it can be very difficult, if not impossible, to obtain an accurate picture of a corporation’s political involvement. Corporate contributions to entities organized under Section 527 of the Internal Revenue Code are not required to be disclosed by the corporation, and may present significant risks to shareholder value when these contributions end up supporting causes that contradict corporate policies, or are inimical to shareholder interests. In addition, concerns have been raised regarding corpo-rate Political Action Committees, which are established to collect political contributions from employees, as well as corporate contributions to industry trade associations, which generally do not disclose their membership, state judicial races, think-tanks, and other political organizations. Shareholders have asked boards of directors to establish oversight of corporate political contributions, to establish corporate political contributions guidelines and reporting provisions, disclose the business rationale for the company’s political involvement and the public policy positions taken by the company, and to produce reports detailing the use of corporate resources for political purposes. We will support these resolutions.1

We will also support proposals advancing principles of corporate nonpartisanship: for example, requesting corporations to refrain from devoting resources to partisan political activities or compelling their employees to contribute to or support particular causes.

Public Interest Obligations

The Federal Communications Act of 1934 requires media companies utilizing the publicly owned airwaves to act as a public trustee, and to fulfill a public interest obligation. Shareholders have asked media companies to report on their activities to meet their public interest obligations. We will support such proposals.

Quality of Healthcare

Many communities are increasingly concerned about the ability of for-profit healthcare institutions to provide quality healthcare. Shareholders have asked corporations operating hospitals for reports on the quality of their patient care. We will support these resolutions.

Redlining

“Redlining” is the systematic denial of services to an area based on its economic or ethnic profile. The term originated in banking, but the same practice affects businesses as different as insurance companies and supermarkets. Shareholders have asked management to appraise their lending practices and develop policies to avoid redlining.

Shareholders have also asked insurance companies to develop “fair housing” policies that would assure adequate homeowner insurance protection in low-income neighborhoods. We will support these resolutions.

Ride Safety

The U.S. Consumer Product Safety Commission (CPSC) report Amusement Ride–Related Injuries and Deaths in the United States: 1987-1999 states that 7,000 people were treated in the hospital in 1999 for injuries related to amusement parks. In addition, such injuries increased over the time period investigated by 95%, while attendance increased by only 7%. No federal regulation of amusement parks currently exists, and parks in many states are not required to report on injuries caused by rides. Shareholders have filed resolutions asking companies to report on company policies for ride safety, medical response, and reporting of injuries related to amusement park rides. We will support these resolutions.

DIVERSITY

Note: See also “Board of Directors — Diversity” in our Corporate Governance section.

Equal Employment Opportunity and Affirmative Action Report

All corporations have the power to promote equality in the workplace and the marketplace. Shareholders have asked for reports that may include the following:

•	A chart identifying employees by sex, race, and the various job categories defined by the EEOC

•	A description of affirmative action policies and programs in place
•	The company’s Form EEO-1 disclosure report
•	A report on the percentage of hires during the previous year who were persons with disabilities
•	A description of programs designed to increase the number of women and/or minority managers
•	A description of programs designed to increase the number of persons employed with disabilities
•	A description of how the company is working to eliminate “glass ceilings” for female and minority employees
•	A report on any material litigation facing the company concerning diversity-related controversies
•	A description of how the company publicizes its affirmative action policies and programs to suppliers and service providers
•	A description of programs directing the purchase of goods and services from minority- and/or female-owned businesses

We will support these resolutions.

Equality Principles on Sexual Orientation

In 1995, a coalition of advocacy groups and businesses, primarily in financial services, developed the Equality Principles on Sexual Orientation. The principles call on companies to do the following:

•	Adopt written prohibitions against discrimination in employment based on sexual orientation
•	Recognize and grant equal status to employee groups formed to address sexual orientation issues in the workplace
•	Include sexual orientation issues in diversity training
•	Grant spousal benefits to domestic partners, regardless of sexual orientation
•	Refrain from using negative stereotypes of sexual orientation in advertising
•	Practice nondiscrimination in the sale of goods and services and the placement of advertisements

Shareholders have asked for reports on the implementation of the Principles.

We will support these resolutions.

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We will oppose resolutions that require companies to publish their contributions in local newspapers, as we do not believe this to be an effective use of corporate resources, or an effective method to inform corporate stakeholders of the company’s political activities.

Pay Equity

Historically women have not received comparable wages for comparable work in many sectors of our economy, although national legislation requires that they be comparably compensated. Shareholders have asked for reports that companies undertake studies to assure that all women and minorities are paid comparably with their counterparts. We will support these resolutions.

Racial Stereotypes in Advertising

Racial stereotyping persists in advertising and team logos. The most notorious of these is the Cleveland Indians’ “Chief Wahoo.” Shareholders have asked companies to display more sensitivity toward the images they present. We will support these resolutions.

ENVIRONMENT

Animal Welfare

Shareholders have asked restaurants and other corporations to adopt animal welfare standards for their operations and suppliers worldwide, and to report these standards, and their progress towards implementing these standards, to shareholders. We will support these resolutions.

We will examine resolutions asking companies to eliminate animal testing on a case-by-case basis, considering the industry and the purpose of the testing, and whether viable alternatives exist. We will generally support resolutions that ask companies to phase out unnecessary testing, and will support resolutions calling for more humane forms of slaughter, such as “controlled atmosphere killing.”

Ceres Principles

The Coalition for Environmentally Responsible Economies (Ceres) was formed in 1989 in the wake of the Exxon Valdez disaster.

It developed a set of ten principles, now called the Ceres Principles, to guide corporate decisions that affect the environment. By subscribing to the Principles, a company commits itself to do the following:

•	Work toward positive goals such as sustainable use of natural resources, energy conservation, and environmental restoration
•	Set definitive goals and a means of measuring progress
•	Inform the public in an environmental report published in the format of a Ceres Report

Shareholders have submitted resolutions asking corporations to study the Principles or to endorse them. We will support these resolutions.

Chemical Safety

There is rising public awareness and concern about toxic chemicals in consumer products and in the environment. Governments in Europe and elsewhere are acting to restrict the use of toxic chemicals that remain in the environment for long periods, accumulate over time, or are associated with such health effects as cancer, mutations, birth defects, neurological disorders, and learning disabilities (such as Mercury, PVCs, and Phthalates, described below). Companies face increased risk of market exclusion, damage to their reputation, interruption of supply chains, and potential lawsuits as a result. To protect and enhance shareholder value, companies should know what toxic chemicals are in their products, and work to lower toxic hazards and their associated costs.

Shareholders have asked companies to do the following:

•	Phase out specific chemicals of concern that are used in their products where safer alternatives are available, or report on the feasibility of doing so
•	Report on the expected impact on their business of chemical regulation and emerging scientific findings
•	Disclose their policies for identifying, handling, and marketing products containing potentially hazardous chemicals, and for seeking safer substitutes for these chemicals
•	Reformulate products globally to meet the most stringent national or regional standards for toxic chemicals of high concern applicable to those products.
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To comply with actions sought by the Campaign for Safe Cosmetics, including conducting an inventory of products containing chemicals of concern, proactively seeking safer alternatives, and public reporting on these efforts

We will support these resolutions.

Mercury-Containing Devices

Mercury, a bioaccumulative neurotoxin contained in such devices as thermo-meters and sphygmomanometers, poses a significant threat to public health. We will support resolutions asking corporations to phase out their production and/or sale of mercury-containing devices.

PVCs (Polyvinyl Chloride Plastics), Phthalates

PVCs are environmentally hazardous throughout their life cycle (production, use, and disposal). Dioxin, a known human carcinogen, is created during the production of PVC feedstocks, as well as when PVCs are burned in waste incinerators. Among other things, dioxin has been linked to endocrine disruption, reproductive abnormalities, neurological problems, and infertility in humans and animals. In addition, large amounts of chemicals called “phthalates” are used to manufacture flexible PVC products. A commonly used phthalate plasticizer called di-ethylhexyl-phthalate (DEHP) is a probable reproductive toxicant, as well as a toxicant of the liver and kidney.

PVCs are the primary component in 25% of all medical products. These include IV, blood, and enteral feeding bags; oxygen tubing and masks; dialysis tubing; enteral feeding tubes; examination gloves; and sterile packaging. Many non-PVC medical supplies (IV bags, gloves, plasma collection bags, and containers) are currently available and others (tubing, film for collection bags, and blood bags) are under development. We will support resolutions asking companies to phase out the manufacture of PVC- or phthalate-containing medical supplies where safe alternatives are available.

PVCs are also extensively used in building materials such as furniture and floor coverings. We will support resolutions asking companies to report on the risks, financial costs and benefits, and environmental and health impacts of the continued use of PVCs in these types of products.

CO2 and Climate Change

Shareholders have become increasingly concerned about the potential climate-changing effects of greenhouse gas emissions from their companies’ operations and products. They have asked companies in a wide variety of industries, including electric utility, oil, real estate, and manufacturing to report on these emissions and their progress towards reducing them, and to report on how the company is responding to rising regulatory, competitive, and public pressure to significantly reduce carbon dioxide and other greenhouse gas emissions.

Companies have also been asked to tie executive compensation to progress in this area. In addition, oil companies have been asked about their progress toward developing renewable energy sources, their efforts to comply with climate regulation, and the scientific data underlying their public position on climate change, while electric utility companies have been asked to report on their progress in helping ratepayers conserve energy and in using benign sources of electricity to reduce CO2 emissions. Shareholders have also asked property and casualty insurance industry firms to report on their exposure to potentially catastrophic risks from natural disasters brought on by worldwide climate change. We will support these resolutions.

Environmental Hazards to Community

The public has a right to know whether a company uses substances that pose an environmental health or safety risk to a community in which it operates. Shareholders have asked companies to make information about these risks available to enable surrounding communities to assess a facility’s potential impact. We will support these resolutions.

Environmental Reports

Shareholders have asked companies to prepare general reports (often using the Ceres Report as a guide) describing company programs, progress, and future plans in the environmental area. Such resolutions may also ask the company to (1) disclose environmental liabilities in a somewhat clearer fashion than the

SEC requires, (2) report on toxic emissions, or (3) disclose the environmental impact of the company’s operations on biodiversity. Other requests have focused on specific environmental problems, such as hazardous waste sites. Shareholders have also asked for reports on the environmental and occupational standards that companies require of their suppliers and vendors. We will support these resolutions.

Environmental Standards for International Electronics Industry Subcontractors

The manufacture of semiconductors requires extensive use of toxic chemicals and the use and discharge of large amounts of water. Shareholders have asked certain large U.S. electronics products companies to report on their policies for monitoring the environmental records of their major overseas suppliers. We will support these resolutions.

Forestry Practices

According to the United Nations, forests are rapidly declining at a rate of 33 soccer fields per minute. Endangered forests are home to nearly 50% of the world’s species and 200 million indigenous people worldwide. These forests store extensive amounts of carbon and are critical to mitigating the effects of climate change.

The forest products industry is the largest industrial consumer of endangered forests. Many forests are unnecessarily threatened by industrial logging to meet the demand for paper products that are often used once and discarded.

Stemming this tide of destruction requires a change in how forests are managed, while also looking for opportunities to decrease paper use and increase recycled content. Companies can ensure that their wood products are harvested from sustainably managed forests by purchasing wood or wood fiber bearing the Forest Stewardship Council (FSC) seal. The FSC, a third-party auditor, offers the only independent certification system in the world accepted by the conservation, aboriginal, and business communities. FSC certification recognizes forestry operations that adopt environmentally and socially responsible practices. In addition, virgin tree fiber from logging operations certified to FSC standards is increasingly available.

Shareholders have asked companies to review their policies on the sale of products containing material from old-growth or virgin forests to develop and implement comprehensive policies prohibiting the harvest and trade in products from old growth and endangered forests, to phase out the use of paper from these sources, to report on the feasibility of phasing out the use of non-FSC certified wood products, to increase the use of recycled material, and to report generally on their progress toward implementing sustainable forestry policies. We will support these resolutions.

Genetically Engineered (GE) Agricultural Products

There is growing concern that GE foods may be harmful to humans, animals, or the environment. There is also concern that any detrimental impact on public health and the environment resulting from these foods may expose companies to substantial financial liabilities. Shareholders have asked companies to delay marketing GE foods until testing proves these products to be safe over the long term. They have also asked companies that are currently marketing GE products to (1) label them as such; (2) adopt a policy to phase them out; (3) report on the financial and environmental costs, benefits, and risks associated with the production and consumption of these products; (4) report on the company’s internal controls related to potential adverse impacts associated with GE organisms and/or (5) report on the feasibility of phasing them out, unless long-term testing proves them safe to humans, animals, and the environment. We will generally support these resolutions, reviewing resolutions related to 1 and 2, above, on a case-by-case basis.

Mining or Exploration and Production in Certain Environmentally Sensitive Regions

Certain regions of the U.S., such as the Arctic National Wildlife Refuge or the Okefenokee National Wildlife Refuge, are particularly environmentally sensitive. Shareholders have asked natural resource extraction companies to adopt a policy of not exploiting these regions. We will support these resolutions.

Paper Production and Use — Chlorine Bleaching

The insatiable demand for paper has led to clear-cutting of forest for pulp and the use of chlorine bleaching to achieve whiteness in the end product. As both these practices have dire environmental consequences, shareholders have asked paper manufacturers to report on plans to phase out the production of paper using these processes. In addition, shareholders have also asked companies to report on steps taken to eliminate the use of chlorine bleaching in the production of their products. We will support these resolutions.

Pollution Prevention, Recycling, and Product Life-Cycle Responsibility

Implementation of pollution-prevention and recycling programs results in clear benefits to corporations, shareholders, and the environment. Shareholders have asked corporations in environmentally risky industries to adopt a policy requiring each major facility to conduct an annual review of pollution-prevention measures. Shareholders have also asked companies to adopt and report upon plans for the virtual elimination from their operations of certain pollutants that cause severe environmental harm. Others have asked corporations to increase the use of recycled materials in their production processes and/or to implement a strategy encouraging consumers to recycle company products. In addition, shareholders are increasingly asking companies to commit to taking responsibility for the environmental impact of their products during their entire life cycles and to report on the initiatives they use to achieve this objective. We will support these resolutions.

Renewable Fuels and Energy Efficiency

Burning coal and oil contributes to global climate change, acid rain, deteriorating air quality, and related public health and environmental problems. In addition, the use of nonrenewable fuels such as oil and coal is, by definition, an unsustainable business practice. Corporations can significantly reduce their negative impact on the environment by implementing more energy-efficient manufacturing processes and marketing more energy-efficient products. They may also do so through creating products and manufacturing processes that utilize renewable energy sources, several of which are currently cost-competitive. In addition, energy companies can help by increasing their investments in the development of renewable energy sources.

We will support resolutions asking corporations to develop products and operations that are more energy-efficient and/or that rely on renewable fuel sources. We will also support resolutions asking energy companies to increase their investments in the development of renewable energy sources.

Risks Linked to Water Use

There is a need for long-term corporate water use strategies. Corporations are exposed to the following risks linked to water use:

•	Increasing water costs
•	Increasing competition for water supplies
•	Conflicts with local communities over water rights
•	Risk of disruption of water supplies and its impact on business operations

In particular, social investors are concerned with companies involved in the bottled-water industry. These companies risk the potential of being involved in water rights disputes with local communities. We will support resolutions requesting companies to report on the business risks associated with water use and its impact on the corporation’s supply chain, and steps taken to mitigate the impact on water supplies of communities near company operations.

HUMAN RIGHTS

Affordable HIV/AIDS, Tuberculosis, Malaria, and Other Drugs for Developing Countries

As of December 2000, approximately 90% of the 36.1 million people living with HIV/AIDS resided in developing countries. Tuberculosis (TB), a disease that is frequently a complication of AIDS, claims approximately 2 million lives annually and is the world’s leading infectious killer. Malaria similarly claims approximately 1.1 million lives.

Shareholders have called on pharmaceutical companies in industrialized nations to develop and implement a policy to provide HIV/AIDS, TB, malaria, and other drug treatments in ways that the majority of people affected by these diseases in developing countries can afford. These resolutions are intended to help provide relief to developing countries that are gravely suffering from these epidemics and to protect the intellectual property of their companies’ products in order to ensure their long-term profitability. We will support these resolutions.

AIDS, Tuberculosis, and Malaria — Impact on Operations

According to UNAIDS, the Joint United Nations Programme on HIV/AIDS, in 2004, 39.4 million people were infected with HIV, and 3.1 million died from the disease. While two thirds of global HIV cases remain in sub-Saharan Africa, infections are rising in every region of the world. In addition, tuberculosis kills 2 million people per year, and malaria an additional million. India and Russia have the steepest increases in HIV infection and are highly exposed to malaria and tuberculosis, respectively. UNAIDS stated that in order to achieve sustainable development in these regions, both the government and the private sector need to address the local AIDS epidemic. The private sector can do so through the provision of comprehensive workplace health coverage, counseling, testing, and treatment programs. In addition, the HIV/AIDS, tuberculosis, and malaria pandemics may have a profound impact on companies that produce products essential to combating infectious diseases, and companies with significant operations in affected areas. We will support resolutions that call for corporate reports on the impact of these diseases on corporate operations in affected areas.

Burma

The Burmese military dictatorship has been accused of serious, ongoing human rights violations. The behavior of the Burmese government has led to international censure and, in the case of the United States, government sanctions. In July 2003, the US government passed legislation (the Burmese Freedom and Democracy Act) making it illegal to import goods and services from Burma. Most large investments in Burma must be made through joint ventures with the military dictatorship, thus providing income to a regime that has committed gross violations of human rights. Shareholder resolutions relating to Burma include the following:

•	Requests for comprehensive reports on corporate operations or investments in Burma
•	Requests for reports on the costs — both tangible and intangible — to companies attributable to their being boycotted for doing business in Burma
•	Demands that companies terminate all operations or investments in Burma

We will support these resolutions.

Child Sex Tourism

Each year more than two million children are exploited in the global commercial sex trade, some of them as young as 5 years old, with an average age of 14. Child sex tourism is the practice of foreigners sexually exploiting children in another country. It is an organized multibillion-dollar industry that includes tour guides, websites, and brothel maps. Problem countries include Cambodia, Thailand, Costa Rica, Mexico, Dominican Republic, Brazil, India, and others. In 2003, ECPAT, the World Tourism Organization, created a “Code of Conduct for the Protection of Children from Sexual Exploitation in Travel and Tourism” with funding from the United Nations.

Shareholders have filed resolutions asking companies involved in providing tourism services, including hotels, to adopt a policy prohibiting the sexual exploitation of minors on company premises in line with the ECPAT code, and to report to shareholders on the implementation of this policy. We will support these resolutions.

China — Human Rights Criteria

Resolutions introduced in Congress have called for U.S. corporations with operations in the People’s Republic of China to follow certain principles in doing business there. These principles commit companies to, among other things, promote freedom of expression and freedom of association among employees, to use production methods that do not risk harm to the environment, and to prohibit the presence of the Chinese military on the premises. We will support resolutions asking companies to adopt these principles.

Shareholders have submitted resolutions asking companies in certain key industries, such as nuclear power, not to begin new operations in China until the country improves its human rights record. They have also submitted resolutions asking financial services companies transacting business in China to report on the impact such transactions have on human rights and the environment. We will support these resolutions.

China — Prison Labor

The widespread belief that the government of China uses forced labor from its prison system to produce goods for export to the U.S. and elsewhere has spawned a number of general resolutions on where and how companies conduct business overseas. Some shareholders, however, have asked for specific reports on business operations in China. We will support these resolutions.

Choosing Where and How to Do Business

Companies choose where they will do business, where they will operate their factories, where they will subcontract their work or buy finished goods, and where they will extract natural resources. Shareholders have asked companies to develop guidelines for these choices that include consideration of a regime’s human rights record. They have also asked companies to report on their relationships with individual governments that have poor human rights records, and on their operations in countries suspected of supporting terrorism. We will support these resolutions.

Global Companies — Standards of Conduct

Global manufacturing, resource extraction, financial services, Internet sector, and other companies face complex issues arising from the diverse cultures and political and economic contexts in which they operate. Shareholders have asked companies to develop, adopt, and continually improve codes of conduct to guide company policies, programs, and operations, both within and outside their cultures of origin, and to publicly report these policies. Shareholders believe these codes should include policies designed to ensure the protection of the environment and human rights, including the payment of just wages, the maintenance of safe working conditions, the avoidance of child and forced labor, and the rights of freedom of association and collective bargaining. Shareholders often ask companies to adhere to policies that conform to the International Labor Organization’s Core Conventions and the United Nations Universal Declaration on Human Rights. Shareholders have also asked companies to investigate and report on particular human rights controversies they face. We will support these resolutions.

Standards for Vendors

The outcry against the use of offshore sweatshops by U.S. retailers has many origins. Underlying those protests, however, is a common assumption: U.S. corporations have the power to alter the conditions under which their vendors operate. Shareholders have asked companies to adopt codes of conduct that incorporate the core conventions of the International Labor Organization, and to report on these standards, focusing especially on the workers’ rights to organize and bargain collectively, overall working conditions, and worker compensation. They have also asked for (1) companies to use external, independent monitoring programs to ensure that their vendors comply with their standards; and (2) reports on companies’ efforts to implement and enforce their code of conduct. We will support these resolutions.

Infant Formula

Nutrition researchers have learned that substitution of infant formula for breast milk increases health risks to children. Shareholders have asked companies that produce infant formula to endorse the WHO/UNICEF Code of Marketing for Breast-Milk Substitutes. We will support these resolutions.

International Financial Stabilization

Instability in international financial markets can lead to crises that fall heavily upon the developing consumer markets through the loss of jobs and higher prices for essential goods. An unstable market can also threaten the long-term profitability of corporations through their exposure to these markets and through the loss of markets. Corporations, particularly financial institutions, can play an important role in promoting international financial stability. Shareholders have asked corporations to restrain their short-term lending and their exposure of other financial instruments to emerging market countries, highly leveraged institutions, and poorly regulated banking centers, and to promote and support similar regulatory measures proposed by coordinating bodies like the IMF. We will support these resolutions.

International Lending and Economic Development

Programs enforced by the IMF and World Bank are supposed to help developing countries repay loans, but considerable evidence indicates their effects include the following:

•	Encouraging capital flight from less economically developed countries
•	Eroding human and natural resources
•	Encouraging the inefficient use of capital
•	Decreasing spending for health, education, and housing
•	Undermining a country’s long-term capacity to repay its debts

To help remedy these matters, shareholders have asked financial services companies to develop criteria for the evaluation, support, and use of intermediaries capable of promoting appropriate development in emerging economies. Others have asked for the disclosure of the criteria used in extending loans to developing countries so as to avoid adding to their $1.3 trillion debt to industrialized countries. Shareholders have also asked companies to cancel debts owed to them by developing countries, particularly those designated as Heavily Indebted Poor Countries by the World Bank and the IMF. Still others have asked for information on structural adjustment programs. We will support these resolutions.

Internet Censorship and Surveillance

The growth of the Internet offers considerable opportunities for global broad-based wealth creation, including the advancement of human rights. Companies involved in providing Internet services and technology are playing a leading role in building global communities and sharing knowledge. We believe that government action to censor, monitor, isolate, and jail Internet users for exercising basic human rights outlined in the Universal Declaration of Human Rights threatens the ultimate realization of these benefits. We believe these actions also present significant barriers to growth for Internet sector businesses, which depend on a broadly connected, free Internet. As documented by Human Rights Watch and others, the presence of the Internet in repressive-regime countries can help dissidents and others stay informed about relevant political issues, and generally advance the cause of human rights.

In response to revelations that certain U.S. companies are complying with government requests to assist in their efforts to censor and monitor the Internet, which in some cases has resulted in the imprisonment of dissidents, Domini,

Boston Common Asset Management, and Reporters Without Borders drafted a joint statement of investors calling on Internet businesses to support freedom of expression worldwide (available at www.domini.com). Domini is also participating in a multi-stakeholder initiative to draft policies and procedures to guide companies in this area.

Shareholders have filed a variety of resolutions on this issue. We will support those resolutions that advance principles of freedom of expression and privacy by asking companies to adopt policies and procedures to safeguard these rights, and to publicly report on their implementation, but will generally oppose resolutions that require that Internet sector companies pull out of repressive-regime countries.

Justice for Indigenous Peoples

Shareholders have asked natural resource extraction companies to report on their operations on indigenous lands and to address the impact and implications of their activities on both the land and the people. Shareholders have also asked these companies to cease operations on indigenous lands that have an adverse environmental, socioeconomic, or human rights impact on the local population. We will support these resolutions.

Mexico — Maquiladoras

Maquiladoras are facilities operated by U.S. companies just south of the U.S.-Mexico border. There, Mexican workers — paid a fraction of what U.S. workers would require to subsist — assemble parts made in the U.S. and ship the finished goods north. Shareholders may ask corporations’ management to do the following:

•	Initiate a review of their maquiladora operations, addressing issues such as environmental health and safety, or fair employment and wage practices, as well as standards of living and community impact
•	Prepare a report with recommendations for changes in light of the findings

We will support these resolutions.

Money Laundering

In order to prevent money laundering, shareholders have asked financial institutions not to engage in financial transactions, including no correspondent or payable-through accounts, for any financial institution that is not willing to provide the identity and address of the participants in transactions or relationships or the identity of the beneficial ownership of funds. We will support these resolutions.

Nigeria, Chad, and Cameroon

Corruption and instability have historically plagued the governments of

Nigeria, Chad, and Cameroon. Human rights groups have denounced these countries’ human rights records. Shareholders have asked companies with operations in these states to report on their businesses there and their relationships with the government, or to develop guidelines for their operations in that country. We will support these resolutions.

Northern Ireland — MacBride Principles

The International Commission of Jurists has cited employment discrimination as one of the major causes of conflict in Northern Ireland. Shareholders have asked companies to make all lawful efforts to implement and/or increase activity on each of the nine MacBride Principles (equal employment opportunity principles). We will support these resolutions.

Privacy Rights

Allegations that telecommunications firms, including AT&T and Verizon, voluntarily provided customer phone records and communications data to the U.S. National Security Agency have prompted shareholders to ask companies to report on these practices, including steps the company is taking to protect its customers’ private records to ensure that such records are only released when required by law. We will support these resolutions.

Questionable Overseas Payments

U.S. corporations can provide valuable goods and services to developing countries that help them attain a higher standard of living. At the same time, corporations doing business in these countries must be certain they are not violating provisions of the Foreign Corrupt Practices Act that prohibit the accepting of bribes and other questionable payments. Shareholders have asked companies to audit their foreign contracts to assure that no violations of the Foreign Corrupt Practices Act are occurring. We will support these resolutions.

South Africa

We immediately answered Nelson Mandela’s October 1993 call to reinvest in South Africa by removing our prohibitions on investments in companies with operations there. However, pressure on American corporations with any business, even indirect, in South Africa remains an effective tool for human rights advocates. U.S. shareholders have advocated responsible investment in the country and have asked companies to commit themselves to uphold the South African Council of Churches Code of Conduct for corporations doing business there. We will support these resolutions.

Tibet

Since 1950, China has occupied Tibet. Human rights activists have protested China’s policies and practices in that country. From within Tibet there has been substantial opposition to Chinese rule. Shareholders have asked corporations to review plans for operating in Tibet in light of their policies on human rights. We will support these resolutions.

MILITARISM AND VIOLENCE

Commitment to Peace and to Planning for Peacetime Production

With the end of the Cold War, defense contractors should turn their attention to nonmilitary markets and to converting military technology to civilian uses. Shareholders have asked for reports on military sales, conversion of military production to civilian purposes, and diversification plans to civilian production. We will support these resolutions.

Handgun Sales

Violence in the U.S. has increasingly become a major concern. Tens of thousands of Americans die annually due to gunfire, including many children. Restricting easy access to guns is one way of reducing the possibility of gun violence. We will support resolutions that ask certain mainstream retail companies to stop selling handguns and related ammunition, and to return all handgun inventories and related ammunition to their manufacturers.

Violence in Television Programming and in Video Games

Children’s television programming recently set an all-time record of 32 violent acts per hour. By the time children finish elementary school, on average they have watched 8,000 murders and 100,000 acts of violence. Shareholders have asked media companies and program sponsors for reports on standards for television program production and mechanisms for monitoring violent programming. We will support these resolutions.

In addition, researchers have raised concern that playing violent video games may lead to violent behavior among children and adolescents. Shareholders have asked retailers to report on their marketing policies for violent video games. We will support these resolutions.

Workplace Violence

The Bureau of Labor Statistics Census of Fatal Occupational Injuries has documented the significant number of fatal work injuries caused by intentional acts of violence, particularly for female workers. In keeping with the recommendations of the U.S. Occupational Safety and Health Administration, shareholders have asked corporations to develop violence prevention programs in the workplace. We will support these resolutions.

TOBACCO

Insurance and Healthcare Companies Investing in Tobacco

Shareholders have asked insurance and healthcare company boards to report on the appropriateness of investments in the tobacco industry. They have also asked for reports on the impact of smoking on benefit payments for death, disease, and property loss. Shareholders have also asked insurance companies and healthcare providers not to invest in the stocks of tobacco companies. We will support these resolutions.

Limitation on Tobacco Sales to Minors and Others

In the United Kingdom, social investors with a tobacco screen eliminate supermarket chains because they sell cigarettes. U.S. investors have focused on tobacco product manufacturers, not retailers. However, U.S. shareholders have submitted resolutions asking management of grocery chains, convenience stores, service stations, and pharmacies to implement programs to ensure that they do not sell tobacco products to minors, to restrict the promotion and marketing of tobacco products both in the U.S. and abroad, and/or to stop selling them altogether. In addition, shareholders have asked tobacco companies (which the Domini Funds do not include) to limit sales of tobacco products to youth in developing countries and to tie executive compensation to the company’s success in achieving federally mandated decreases in teen smoking. Shareholders have also asked tobacco companies to adopt a policy of alerting pregnant women to the dangers of smoking. We will support these resolutions.

Sales of Non-Tobacco Products to Tobacco Industry

Shareholders have asked companies making significant sales of non-tobacco products to the tobacco industry to study the effects of ending these transactions or to stop immediately. Shareholders have also asked companies to study the health impact of certain products sold to the tobacco industry that become part of tobacco products. We will support these resolutions.

Smoke-Free Restaurants

Exposure to secondhand smoke from cigarettes can be harmful to the health of nonsmokers. An increasing number of restaurants are banning smoking on their premises. Shareholders have asked restaurant companies to adopt a smoke-free policy. We will support these resolutions.

Tobacco Advertising

Tobacco is among the most heavily advertised products in the U.S. Shareholders have asked media companies that profit from cigarette advertising to do the following:

•	Develop policies and practices that would ensure that cigarette advertising is not manipulative or misleading
•	Voluntarily adopt the 1996 Food and Drug Administration regulations pertaining to tobacco advertising
•	Assure that tobacco ads are not youth-friendly
•	Assess the financial impact of refusing to run tobacco ads
•	Develop counter-tobacco ad campaigns funded from the revenues they receive from tobacco advertising

•	Prepare reports that address the media’s role in encouraging smoking, particularly among children

Shareholders have also asked media firms to review and report on the ways in which smoking is portrayed in films and television programming. We will support these resolutions.

Tobacco Smoke in the Environment

The hazards of tobacco smoke in the environment — particularly indoors — are well documented. Shareholders have requested that a company refrain from efforts to undermine legislation geared toward restricting smoking in public places. Shareholders have also asked restaurant and airline companies to adopt smoke-free policies and they have requested that new fast-food franchises’ facilities be smoke-free. We will support these resolutions.

VOTING IN NON-U.S. MARKETS

The general principles guiding Domini’s proxy voting practices apply globally, and we will seek to apply these Guidelines consistently in all markets. However, there are significant differences between the U.S. and other markets that may require Domini to modify the application of these Guidelines for certain non-U.S. markets. We will not, however, lower our standards to conform to local market practice. We will always seek to hold companies to best practices within their markets. Our policies, therefore, will serve as the baseline, but where local best practices exceed our policies, we will apply the higher standard. In addition, due to particularly onerous procedural impediments in certain countries, we will not always be assured of our ability to vote our clients’ shares, and in certain circumstances may choose not to vote where we believe it may not be in our clients’ best interests to cast a vote. We may also miss opportunities to vote our shares when companies fail to provide information in a timely manner.

Availability of Information

The availability of information necessary to make informed voting decisions varies widely in non-U.S. markets.

It is common for European companies, for example, to seek shareholder approval of company financial statements. In many cases, however, companies fail to provide their financial statements in a timely manner. Although this is considered a “routine” matter, where we are being asked to approve a report that has not been received, we will vote against the proposal.

Where we are being asked to vote on an item where we have insufficient information to apply our guideline (such as auditor independence), we will abstain, unless it is clear market practice in that country to provide the required information, in which case we will vote against the proposal. As stated below, where we cannot determine the independence of a director, we will assume that director is not independent.

Bundled Proposals

Frequently, non-U.S. companies “bundle” proposals, meaning that they combine several issues into one vote. We believe that shareholders should have the opportunity to vote on each individual issue. We will vote against bundled proposals if we have reason to vote against any individual issue presented, but will support the proposal if we would have supported each issue had they been presented individually.

Shareblocking

Certain countries impose “shareblocking” restrictions, meaning that a shareholder is prevented from trading shares for a period of time between the date of the deadline for submission of the vote and the annual meeting (these restrictions vary from country to country). Domini will seek to vote its shares for every holding in its portfolio. However, we will forego the opportunity to vote when, in our judgment, shareblocking restrictions could impair our ability to effectively manage our Funds’ portfolios.

Election of Directors

We strongly believe that directors should be elected individually. In France, where it is market practice to present directors individually, and Germany, where it is recommended best practice, we will vote against all director slates that are presented as a bundled proposal.

In other countries, where it is common practice to bundle these proposals, we will vote against the entire slate if we have reason to oppose any individual director, where, for example, an individual non-independent director sits on a key committee, or if the board does not include any women or minorities.

In all markets, we will vote against the election or reelection of any director whose name is not disclosed. Where information is not provided to determine the independence of the director, we will assume the director is not independent. Where the board does not include an audit or remuneration committee, we will assume the entire board serves in that capacity, and will vote against any non-independent directors.

In Sweden, some companies have sought permission to have the board chair and representatives of the firm’s largest shareholders (who are not directors) serve on the nominating committee. We will oppose these proposals, as we believe only independent board members should serve on this key committee.

In Germany, and other countries where up to half of the board must consist of employee representatives, we will depart from our general requirement that the board consist of a majority of independent directors, and require that one third of the total board be independent.

DOMINI SOCIAL INVESTMENTS’ PROXY VOTING PROCEDURES

These Procedures are designed to ensure that all proxies for which Domini Social Investments LLC (Domini) has voting authority are cast in the best interests of our clients and Domini Funds’ shareholders, to whom we owe a fiduciary duty.

Domini works with Social Advisory Services, a division of Institutional Shareholder Services (“ISS”), to implement its proxy voting policies, as described below. Domini retains oversight of the proxy voting function, and retains the authority to set voting policies and to vote the proxies of the Domini Funds.2

Domini Social Investments LLC

Primary responsibility for the proxy voting function at Domini rests with a proxy voting committee chaired by Domini’s General Counsel (“GC”). Domini’s primary responsibilities include the following:

1.

Developing the Proxy Voting Guidelines: These Guidelines, which set voting policies for all securities for which Domini has authority to vote, are updated on an annual basis (generally before the start of the proxy season in the spring), and from time to time as necessary, to reflect new issues raised by shareholder activists, regulatory changes, and other developments.[3] Domini is also responsible for developing procedures and additional policies, where necessary, to ensure effective implementation of the Guidelines.

2.

Evaluating vendors: To ensure that proxies are being voted in a timely fashion, and in accordance with the Guidelines, Domini will receive and review reports from ISS on a quarterly and an as-needed basis.

3.	Identifying and addressing conflicts of interest where they arise (see “Conflicts of Interest,” below).
4.

Voting: ISS makes voting recommendations to Domini based on the Guidelines. Domini reviews these recommendations, and casts the actual votes. Where the Guidelines are silent on an issue, where there are unique circumstances that require further examination, or where the Guidelines require a “case-by-case” analysis and ISS does not have sufficient guidance to make a recommendation, Domini will determine how to vote.

______________
2.

The Board of Trustees (“BOT”) of the Domini Funds has delegated the responsibility to vote proxies for the Funds to Domini Social Investments LLC, the Funds’ investment advisor (“Domini”), and to resolve conflicts of interest that may arise in the execution of the proxy voting function. The BOT reviews and adopts Domini’s Proxy Voting Policies and Procedures on an annual basis on behalf of the Funds, and receives quarterly reports from Domini regarding the execution of its proxy voting duties.

3.

Domini applies one set of voting guidelines to all of its current clients. We are willing to work with reasonable special instructions from clients, subject to resource limitations and overall consistency with our investment approach.

In making these voting determinations, Domini may draw upon a variety of materials including, for example, ISS or other analyses provided by proxy advisory services, Domini’s independent research, newspaper reports, academic studies, nongovernmental organizations with expertise in the particular issue being voted on, affected stakeholders, and corporate SEC filings, including management’s position on the issue in question.

5.

Reporting to Clients (where client is a fund, to the Domini Funds Board of Trustees): Domini is responsible for ensuring that the following reporting duties are performed: (a) Annual preparation and filing of Form N-PX, containing an annual record of all votes cast for each client. The Form will be posted to Domini’s website and on the SEC’s website at www.sec.gov; (b) Availability of Domini’s Web page containing an ongoing record of all votes cast for the Domini Funds each year; (c) Responding to client requests for proxy voting information; (d) Annual review and update of proxy voting information in Form ADV, Part II, the Statement of Additional Information for the Domini Funds, and the Funds’ shareholder reports; (e) Communication of material changes to the Policies or Procedures; (f) Ensuring that all new clients receive a copy of the most recent Form ADV, containing a concise summary of Domini’s proxy voting policies and procedures; (g) Quarterly reporting to the Domini Funds’ Board of Trustees on proxy voting activity.

6.

Recordkeeping: Domini will maintain the following records: (a) the Procedures and Policies, as amended from time to time; (b) proxy statements received regarding client securities (via hard copies or electronic filings from the SEC’s EDGAR filing system held by ISS); (c) records of votes cast on behalf of Domini clients (in conjunction with ISS); (d) records of a client’s written request for information on how Domini voted proxies for the client, and any written response to an oral or written client request for such information; (e) any documents prepared or reviewed by Domini that were material to making a decision how to vote, or that memorialized the basis for that decision. These records will be maintained in an easily accessible location for at least five years from the end of the fiscal year during which the last entry was made on such record. For the first two years, such records will be stored at the offices of Domini Social Investments.

Social Advisory Services, a division of Institutional Shareholder Services (“ISS”)

ISS and the clients’ custodian monitor corporate events. ISS provides analyses of each issue to be voted on, and makes recommendations based on Domini’s Guidelines. ISS is also responsible for maintaining complete records of all votes cast, including hard copies of all proxies received, preparing voting reports for Domini, and maintaining Domini’s Web page containing an ongoing record of all votes cast for the Domini Funds each year. On occasion, ISS provides consulting services to Domini on the development of proxy voting policies.

Conflicts of Interest

Although Domini Social Investments does not currently manage any pension plans, administer employee benefit plans, or provide brokerage, underwriting, insurance or banking services, there are occasions where potential conflicts of interest may arise. For example, potential conflicts of interest may present themselves in these circumstances:

•	A Domini fund is included in the 401(k) plan of a client holding, or Domini may be actively seeking to have one of its funds included in the 401(k) plan of a client holding.
•	A significant vendor, business partner, client, or Fund shareholder may have a vested interest in the outcome of a proxy vote.
•

A Domini executive or an individual involved in the proxy voting function may have a personal or business relationship with the proponent of a shareholder proposal or an issuer, or may otherwise have a vested interest in the outcome of a proxy vote.

Our proxy voting policies and procedures are designed to ensure that all proxies are voted in the best interests of all of our clients and Fund shareholders by isolating the proxy voting function from any potential conflicts of interest. Most importantly, the majority of our Guidelines are predetermined, meaning that they outline an issue and determine a specific vote. With few exceptions, these policies are applied as drafted.

In most instances, therefore, votes are cast according to predetermined policies, and potential conflicts of interest cannot influence the outcome of our voting decisions. There are, however, several voting guidelines that require a case-by-case determination, and other instances where we may vary from our predetermined policies where we believe it is in our clients’ and Fund shareholders’ best interests to do so.

Where a proxy voting decision is decided in-house by Domini, the following procedures have been adopted to ensure that conflicts of interest are identified and appropriately addressed:

1.

Any Domini employee involved in a voting decision is directed to identify any conflicts of interest he or she is aware of, including any contacts from outside parties or other members of Domini’s staff or management team regarding the proxy issue in question.

2.	If conflicts are identified, and they are of a personal nature, that individual will be asked to remove himself or herself from the decision-making process.

3.

Domini is a relatively small firm, and it is not possible to completely insulate decision-makers from all potential conflicts of interest relating to Domini’s business. If the conflicts are related to Domini’s business, therefore, Domini will do the following:

a)

Where practical, present the conflict to the client and seek guidance or consent to vote the proxy (where the client is a mutual fund, Domini will seek guidance from the Domini Funds’ independent trustees).[4]

b)

Where Domini is unable to pursue (a), above, or at the direction of the client, Domini will delegate the decision to ISS to cast the vote. Domini will take all necessary steps to insulate ISS from knowledge of the specific nature of the conflict so as not to influence the voting decision.

c)	Domini will keep records of how the conflict was identified and what resolution was reached. These records will be available for review at the client’s request.

These policies and procedures are subject to change without notice. They will be reviewed, and updated where necessary, on at least an annual basis and will be posted to Domini’s website at www.domini.com/shareholder-advocacy/Proxy-Voting/index.htm.

______________
4.

In some cases, disclosure of the specific nature of the conflict may not be possible because disclosure is prohibited by Domini’s privacy policy (where, for example, the conflict concerns a client or Fund shareholder) or may not otherwise be in the best interests of a Domini client, disclosure may violate other confidentiality obligations of the firm, or the information to be disclosed may be proprietary and place Domini at a competitive disadvantage. In such cases, we will discuss the situation with the client and seek guidance.

PART C

Item 23.	Exhibits

(2)	a(1)	Second Amended and Restated Declaration of Trust of the Registrant
(5)	a(2)	Amendment to Declaration of Trust of the Registrant
(7)	a(3)	Amendment to Declaration of Trust of the Registrant
(7)	a(4)	Amendment to Declaration of Trust of the Registrant
*	a(5)	Amendment to Declaration of Trust of the Registrant (regarding name change from Domini EuroPacific Social Equity Trust to Domini European PacAsia Social Equity Trust effective 11/30/2007)
(5)	b	Amended and Restated By-Laws of the Registrant
(7)	d(1)	Amended and Restated Management Agreement between the Registrant and Domini Social Investments LLC (“Domini”) with respect to Domini Social Equity Trust
(7)	d(2)

Amended and Restated Management Agreement between the Registrant and Domini Social Investments LLC (“Domini”) with respect to Domini European Social Equity Trust, Domini European PacAsia Social Equity Trust and Domini PacAsia Social Equity Trust

(7)	d(3)	Submanagement Agreement between Domini and Wellington Management Company, LLP with respect to Domini Social Equity Trust
(7)	d(4)	Submanagement Agreement between Domini and Wellington Management Company, LLP with respect to Domini European Social Equity Trust
(7)	d(5)	Submanagement Agreement between Domini and Wellington Management Company, LLP with respect to Domini European PacAsia Social Equity Trust
(7)	d(6)	Submanagement Agreement between Domini and Wellington Management Company, LLP with respect to Domini PacAsia Social Equity Trust
(7)	e	Amended and Restated Placement Agent Agreement with DSIL Investment Services LLC (“DSILD”), as placement agent
(1)	g(1)	Custodian Agreement between the Registrant and Investors Bank & Trust Company (“IBT”), as custodian and transfer agent
(3)	g(2)	Amendment to the Custodian Agreement between the Registrant and IBT, as custodian
(3)	g(3)	Amendment to the Custodian Agreement between the Registrant and IBT, as custodian
(5)	g(4)	Amendment to Custodian Agreement between the Registrant and IBT, as custodian
(7)	g(5)	Amendment to Custodian Agreement between the Registrant and IBT, as custodian
(6)	g(6)	Delegation Agreement between the Registrant and IBT, as foreign custodian
*	j	Consent of Independent Registered Public Accounting Firm
(7)	p(1)	Code of Ethics of the Registrant, Domini Social Investment Trust, Domini Institutional Trust, and Domini Advisor Trust
(7)	p(2)	Code of Ethics of Domini and DSILD
(7)	p(3)	Code of Ethics of Wellington Management Company, LLP
(4)	q	Power of Attorney

_______________________

(1)	Incorporated by reference from Amendment No. 8 to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission (the “SEC”) on October 22, 1997.
(2)	Incorporated by reference from Amendment No. 13 to the Registrant’s Registration Statement as filed with the SEC on May 29, 2001.
(3)	Incorporated by reference from Amendment No. 18 to the Registrant’s Registration Statement as filed with the SEC on November 26, 2003.
(4)	Incorporated by reference from Amendment No. 19 to the Registrant’s Registration Statement as filed with the SEC on November 24, 2004.
(5)	Incorporated by reference from Amendment No. 20 to the Registrant’s Registration Statement as filed with the SEC on September 1, 2005.
(6)	Incorporated by reference from Amendment No. 21 to the Registrant’s Registration Statement as filed with the SEC on November 30, 2005.
(7)

Incorporated by reference from Post-Effective Amendment No. 33 to the Registration Statement of Domini Social Investment Trust (SEC Registration Nos. 33-29180 and 811-5823) as filed with the SEC on September 20, 2007.

*	Filed herewith.
Item 24.	Persons Controlled by or under Common Control with Registrant

Not applicable.

Item 25.	Indemnification

Reference is hereby made to Article V of the Registrant’s Second Amended and Restated Declaration of Trust incorporated herein by reference.

The Trustees and officers of the Registrant and the personnel of the Registrant’s manager are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

Item 26.	Business and Other Connections of Investment Adviser

Domini Social Investments LLC (“Domini”) is a Massachusetts limited liability company with offices at 536 Broadway, 7th Floor, New York, New York 10012, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The officers of Domini are as follows:

Name and Capacity with Domini	Other Business, Profession, Vocation, or Employment During the Past Two Fiscal Years	Principal Business Address
Amy L. Domini (aka Amy Domini Thornton or Amy L. Thornton) Chief Executive Officer (since 2002) and Manager (since 1997)

Chair, Trustee, and President of the Trust and the Master Trust (since 1990); President (2002-2005), Domini Social Investments LLC; Manager, DSIL Investment Services LLC (broker-dealer) (since 1998); Manager, Domini Holdings LLC (holding company) (since 2002); Director, Tom’s of Maine, Inc. (natural care products) (2004); Board Member, Progressive Government Institute (nonprofit education on executive branch of the federal government) (2003-2006); Trustee, New England Quarterly (periodical) (since 1998); Trustee, Episcopal Church Pension Fund (1994-2006); Private Trustee, Loring, Wolcott & Coolidge Office (fiduciary) (since 1987); Board. Member, Partners for the Common Good (community development non-profit) (since 2006)

536 Broadway, 7th Floor, New York, New York 10012
Carole M. Laible President (since 2005) and Chief Operating Officer (since 2002)

Treasurer of the Trust and the Master Trust (since 1997); Vice President of the Trust and Master Trust (since 2007); President and CEO (since 2002), Chief Compliance Officer (since 2001), Chief Financial Officer, Secretary, and Treasurer (since 1998), DSIL Investment Services LLC (broker-dealer); Treasurer (since 1997), Vice President (since April 2007), Domini Funds.

536 Broadway, 7th Floor New York, NY 10012
Steven D. Lydenberg Chief Investment Officer (since 2003)	Vice President of the Trust and the Master Trust (since 1990)	536 Broadway, 7th Floor New York, NY 10012
Adam M. Kanzer General Counsel, Director of Shareholder Advocacy (since 1998) and Managing Director (since January 2007)	Chief Legal Officer (since 2003); Vice President (since 2007) of the Trust and Master Trust; Chief Compliance Officer (April 2005-May 2005), Domini Social Investments LLC.	536 Broadway, 7th Floor New York, NY 10012
Maurizio Tallini Chief Compliance Officer (since 2005), and Managing Director (since January 2007)	Vice President (since April 2007). Chief Compliance Officer (since 2005), Domini Funds; Venture Capital Controller, Rho Capital Partners (venture capital) (2001-2005).	536 Broadway, 7th Floor New York, NY 10012

The principal business address of Wellington Management Company, LLP (“Wellington Management”), is 75 State Street, Boston, MA 02109. Wellington Management is registered as an investment adviser under the Investment Advisers Act of 1940. During the last two fiscal years, no partner of Wellington Management Company, LLP, the Registrant’s investment sub-adviser, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management.

Item 27.	Principal Underwriters
(a)

DSIL Investment Services LLC is the placement agent for the Registrant. DSIL Investment Services LLC serves as the distributor for the following other registered investment companies: Domini Social Equity Fund, Domini Social Bond Fund, Domini European Social Equity Fund, Domini European PacAsia Social Equity Fund, Domini PacAsia Social Equity Fund, Domini Institutional Social Equity Fund, Domini Social Equity Portfolio, Domini European Social Equity Portfolio, Domini European PacAsia Social Equity Portfolio, and Domini PacAsia Social Equity Portfolio.

(b)

The information required by this Item 27 with respect to each manager or officer of DSIL Investment Services LLC is incorporated herein by reference from Schedule A of Form BD (File No. 008-44763) as filed by DSIL Investment Services LLC pursuant to the Securities Exchange Act of 1934, as amended.

(c)	Not applicable.
Item 28.	Location of Accounts and Records

The accounts and records of the Registrant are located, in whole or in part, at the offices of the Registrant and at the following locations:

Name:	Address:

Domini Social Investments LLC	536 Broadway, 7th Floor
(manager)	New York, NY 10012

Wellington Management Company, LLP	75 State Street
(submanager)	Boston, MA 02109

DSIL Investment Services LLC	536 Broadway, 7th Floor
(placement agent)	New York, NY 10012

State Street Bank and Trust Company	200 Clarendon Street
(custodian, transfer agent, and foreign custodian)	Boston, MA 02116

Iron Mountain Records Management	22 Kimberly Road
(offsite records storage)	East Brunswick, NJ 08816
Item 29.	Management Services

Not applicable.

Item 30.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York and the State of New York on the 30th day of November, 2007.

DOMINI SOCIAL TRUST
By:	/s/ Amy L. Thornton
Amy L. Thornton President

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
a(5)	Amendment to Declaration of Trust of the Registrant (reflecting name change from Domini EuroPacific Social Equity Trust to Domini European PacAsia Social Equity Fund effective November 30, 2007)
j	Consent of Independent Registered Public Accounting Firm